AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 14, 1996 among The Cross Country Group, Inc., a Nevada corporation ("Parent"), CHGI Acquisition Corporation, a Delaware Corporation and a wholly owned subsidiary of Parent (the "Sub"), and Homeowners Group, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent pursuant to this Agreement; and

        WHEREAS, the respective Boards of Directors of Parent, the Company and Sub have approved the merger of Sub with the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Parent, Sub and the Company agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, with the Company being the surviving corporation in the Merger (the "Surviving Corporation"). Upon the effectiveness of the Merger, the Company shall possess all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of Delaware, which filing shall


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be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 11.1. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate is so filed.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

        2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended to read as follows:

                "FIRST:  The name of the Corporation is Homeowners Group, Inc."

and thereafter may be amended in accordance with its terms and as provided by law.

        2.2 BY-LAWS. The By-Laws of the Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

        2.3 DIRECTORS. The directors of the Surviving Corporation shall be the directors of Sub who shall serve until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

        2.4 OFFICERS. The officers of the Surviving Corporation shall initially consist of the officers of the Company, until their successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE III

                              CONVERSION OF SHARES

        3.1 EXCHANGE RATIO. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder:

                (a) All shares of Company Common Stock par value $.01 per share ("Company Common Stock") which are held by the Company, any subsidiary of the Company, Parent, Sub or any other subsidiary of Parent, shall be cancelled.

                (b) All issued and outstanding shares of capital stock of Sub shall be converted into 1,000 issued and outstanding shares of Common Stock of the Surviving Corporation.

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                (c) Each remaining outstanding share of Company Common Stock
        (other than shares of Company Common Stock held by any holder who shall have taken the necessary steps under the Delaware General Corporation Law ("DGCL") to dissent and demand payment, has not subsequently withdrawn or lost such rights, and is otherwise entitled to such payment under the DGCL, if the DGCL provides for such payment in connection with the Merger ("Dissenting Shares"), shall be cancelled and converted into the right to receive $2.35 (the "Merger Price") in cash, without interest thereon.

                (d) Notwithstanding the foregoing provisions or any other provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive cash at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal with the consent of the Company, if required by the DGCL, or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw his or her demand for such appraisal with the consent of the Company, if required by the DGCL, or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive cash as provided above. The Company shall give Parent (i) prompt notice of any written demands for appraisals, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under
        Section 262 of the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such a holder under Section 262 of the DGCL.

        3.2  EXCHANGE AGENT.

                (a) Parent shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent").

                (b) Immediately prior to the Effective Time, Parent shall deposit in trust with the Exchange Agent funds in an aggregate amount equal to (and from time to time deposit additional funds so that the aggregate amount in trust is not less than) the sum of: (i) the aggregate amount payable pursuant to Section 7.5 hereof, plus (ii) the product of (A) the number of Shares outstanding immediately prior to the Effective Time (other than any such shares held in the treasury of the Company and its subsidiaries or owned by Parent or any direct or indirect subsidiary of Parent or known at the Effective Time to be Dissenting Shares), and (B) the Merger Price (the "Payment Fund"). The Payment Fund shall be invested by the Exchange Agent as directed by the


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        Surviving Corporation, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when required by the Surviving Corporation.

                (c) The Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.1(c) hereof out of the Payment Fund. The Parent shall cause the Exchange Agent to make the payments referred to in Section 3.1(c) within 10 days of the Effective Time. The Payment Fund shall not be used for any other purpose, except as provided herein. If cash is deposited in the Payment Fund in respect of shares of Company Common Stock that subsequently become Dissenting Shares, the Exchange Agent shall promptly repay to the Surviving Corporation from the Payment Fund an amount equal to the product of (i) the number of such Dissenting Shares, and (ii) the Merger Price. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing a share of Company Common Stock entitled to receive at the Effective Time cash therefor may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the amount of cash per share of Company Common Stock specified in Section 3.1(c) hereof, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any cash delivered pursuant hereto to a public official pursuant to applicable abandoned property laws.

                (d) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Parent, any subsidiary of Parent, the Company or any subsidiary of the Company) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the Merger Price multiplied by the number of shares of Company Common Stock theretofore represented by the Certificate, and the Certificate so surrendered shall forthwith be cancelled.

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        3.3 TRANSFER TAXES. If any cash to be paid in the Merger is to be paid to a person other than the holder in whose name the certificate representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

        3.4 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the cash consideration set forth above.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and the Sub that:

        4.1 (a) CORPORATION ORGANIZATION. Each of the Company and the Company Subsidiaries (as defined in Section 4.5 hereof): (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted; and (iii) is qualified or licensed to do business and in good standing in every jurisdiction in which the ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures which would not have a Company Material Adverse Effect (as hereinafter defined). The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, is, or could reasonably be, or is reasonably likely to be, materially adverse to the business, condition (financial or otherwise), prospects, results of operations, properties, assets or liabilities (the "Business") of the Company and the Company Subsidiaries, taken as a whole.

                (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has previously delivered to Parent complete and correct copies of the Certificate of Incorporation, and all amendments thereto to the date hereof, and By-laws, as

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        presently in effect, of the Company and any Company Subsidiary (all of which are listed in Section 4.5 of the Disclosure Schedule), and none of the Company and any Company Subsidiary is in default in the performance, observation or fulfillment of either of its Certificate of Incorporation or By-laws.

        4.2 AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the Company's stockholders, to consummate the transactions contemplated hereby. The Board of Directors of the Company (the "Company Board") has duly approved the Merger, such approval constituting Company Board approval for purposes of Section 203 of the DGCL and Article Eleven of the Company's Certificate of Incorporation, and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and has resolved to recommend that its stockholders adopt this Agreement and approve the Merger, and no other corporate proceedings (other than the adoption of this Agreement by the stockholders of the Company) on the part of the Company or any Company Subsidiary are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, subject to the foregoing, this Agreement constitutes (assuming due authorization, execution and delivery of this Agreement by the other parties hereto), the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        4.3 CONSENTS AND APPROVALS: NO VIOLATIONS. Subject to obtaining the requisite adoption and approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware law and the Company's Certificate of Incorporation and By-laws, and except:

                (a) for approvals of insurance regulatory authorities;

                (b) as set forth in Section 4.3 of the Disclosure Schedule;

                (c) for the filings by the Company and Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

                (d) for the filing of the Proxy Statement (as defined in Section
        4.16 hereof) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                (e) for the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware,

the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, assuming receipt of the foregoing requisite consent, authorizations,

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approvals and permits: (i) violate any provision of the Certificate of
Incorporation or By-laws (or comparable governing documents) of the Company or any Company Subsidiary; (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets may be bound; (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body, agency or authority; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which any of them or any of their respective properties or assets may be bound, or (v) except as disclosed in the Disclosure Schedules, afford any employee of the Company or any Company Subsidiary any rights to compensation, employment, severance pay, notice of termination or any other benefits; excluding from the foregoing clauses (ii), (iii) or (iv) violations, breaches and defaults which, and filings, notices, permits, consents and approvals, the absence of which, would not have a Company Material Adverse Effect.

        4.4 CAPITALIZATION. The authorized capital stock of the Company consists of:

                (a) 5,000,000 authorized shares of Company Preferred Stock, of which, on the date hereof, no shares are issued and outstanding;

                (b) 45,000,000 authorized shares of Company Common Stock, of which on the date hereof, 5,558,350 shares are issued and outstanding;

                (c) 300,000 shares reserved for issuance pursuant to outstanding options granted under the Company's 1988 Stock Option Plan of which, on the date hereof, 140,000 options were outstanding, and 140,000 shares were subject to options currently exercisable;

                (d) 300,000 shares reserved for issuance pursuant to outstanding options granted under the Company's 1988 Incentive Stock Option Plan of which, on the date hereof, 291,550 options were outstanding, and 219,550 shares were subject to options currently exercisable; and

                (e) 300,000 shares are reserved for issuance pursuant to outstanding options granted under the Company's 1992 Non-Employee Directors' Stock Option Plan of which, on the date hereof, 117,500 options were outstanding, and 62,500 shares were subject to options currently exercisable.

All shares of capital stock of the Company which are outstanding as of the date hereof are duly authorized, validly issued, fully

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paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Set forth in Section 4.4 of the Disclosure
Schedule is a list of all of the holders of outstanding options, the date of the grant(s) thereof, the exercise price(s) and exercise date(s) of each option grant, and the number of shares subject thereto, including specifically the number and exercise price of all options which are currently exercisable. Except as set forth in Section 4.4 of the Disclosure Schedule and in this Section 4.4, there are no shares of capital stock of the Company authorized or outstanding, and there are no subscriptions, options, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company or any Company Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment.

        4.5 SUBSIDIARIES. Set forth in Section 4.5 of the Disclosure Schedule is the number of authorized, issued and outstanding shares of each Company Subsidiary (as defined below), its jurisdiction of incorporation and the number of shares of capital stock or other equity interest owned or held by the Company or any Company Subsidiary with respect to any corporation, partnership, joint venture or other entity. All the outstanding shares of capital stock of each corporation of which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock (a "Company Subsidiary") have been validly issued and are fully paid, nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. All outstanding shares of capital stock of the Company Subsidiaries are owned, directly or indirectly, by the Company, and except as set forth in Section 4.5 of the Disclosure Schedule with respect to the shares of HOMS Insurance Agency, Inc., free and clear of all liens, charges, encumbrances, security interests, equities, options, restrictions on voting rights or rights of disposition, and claims or third party rights of whatever nature. Except for Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity or other securities of any corporation, partnership, joint venture or other entity or have any direct or indirect equity or ownership interest in any corporation, partnership, joint venture or other entity, other than HMS Texas Partnership as to which the Company is the general partner owning 45% of the partnership interest and Southwest Marketing Services, Inc., a Michigan corporation, of which the Company owns 12.5% of the outstanding capital stock. Except as set forth in Section 4.5 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

        4.6 SEC REPORTS. The Company has heretofore delivered to Parent and the Sub its:

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                (a) Annual Reports on Form 10-K for the years ended December 31,
        1993, December 31, 1994, and December 31, 1995, as filed with the SEC;

                (b) proxy statements relating to the Company's meetings of stockholders (whether annual or special) during 1993, 1994 and 1995; and

                (c) all other reports or registration statements filed by the Company with the SEC since December 31, 1991.

Each report, schedule, registration statement and definitive proxy statement filed by the Company with the Commission since December 31, 1991 (the "SEC Documents"), as of its respective filing date, (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations of the Commission thereunder applicable to such SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company has timely filed all documents that it was required to file with the Commission since January 1, 1992, except where the failure to file did not and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not filed any Reports on Form 8-K since February 9, 1996. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended, except as may be as otherwise stated therein and, in the case of unaudited statements, as permitted by Form 10-Q, non-material accruals, and for normal, recurring year-end audit adjustments that would not be material in the aggregate.

        4.7 FINANCIAL STATEMENTS. The Company has previously delivered to Parent and the Sub:

                (a) the audited consolidated balance sheets of the Company and its subsidiaries as of December 31 in each of the years 1993 through 1995 and its audited consolidated statements of operations, changes in stockholders' equity and changes in financial position for the respective fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Deloitte and Touche LLP ("Deloitte and Touche"), independent certified public accountants, and

                (b) unaudited consolidated balance sheets of the Company and its subsidiaries as of March 31, 1996, and as of March

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        31, 1995, and unaudited consolidated statements of operations and changes in financial position for the respective three month periods then ended, including the notes thereto

(all of the financial statements referred to above in this Section are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, and present fairly the consolidated financial position, consolidated results of operations and changes in financial position of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied during such periods, except as otherwise stated in such financial statements or in the notes thereto, or in the auditor's certifying report thereon and subject (in the case of the unaudited interim financial statements referred to above) to non-material accruals and normal year-end audit adjustments.

        4.8 ABSENCE OF UNDISCLOSED LIABILITiES. Except as and to the extent reflected in the balance sheet dated as of December 31, 1995 included in the Company Financial Statements (the "Balance Sheet"), or in the notes to the Company Financial Statements for the fiscal year then ended, neither the Company nor any Company Subsidiary had at that date any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due). Since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due), except for such which were incurred in the ordinary course of business and consistent with past practice, and except to the extent reflected in the Company's unaudited balance sheet dated as of March 31, 1996.

        4.9 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has not been, occurred or arisen any Company Material Adverse Effect.

        4.10 LEGAL PROCEEDINGS, ETC. Except as set forth in Section 4.10 of the Disclosure Schedule:

                (a) there are no suits, actions, claims, proceedings or investigations pending, relating to or involving the Company or any Company Subsidiary (or any of their respective officers or directors in connection with the business or affairs of the Company and the Company Subsidiaries) or any properties or rights of the Company or any Company Subsidiary, before any court, arbitrator or administrative or governmental body, United States or foreign, which if determined adversely would have a Company Material Adverse Effect;

                (b) to the knowledge of the Company, there are no such suits, actions, claims, proceedings or investigations

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        threatened against the Company relating to or involving the Company or any Company Subsidiary (or any of their respective officers or directors in connection with the business or affairs of the Company and the Company Subsidiaries or any properties or rights of the Company or any Company Subsidiaries) or any properties or rights of the Company or Company Subsidiary, before any court, arbitrator or administrative or governmental body, United States or foreign, which if determined adversely would have a Company Material Adverse Effect;

                (c) there are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the officers of the Company, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement; and

                (d) neither the Company nor any Company Subsidiary is subject to any judgment, decree, injunction, rule or order of any court or, to the knowledge of the officers of the Company, any governmental restriction applicable to the Company or any Company Subsidiary, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect on the ability of the Company or any Company Subsidiary to acquire any property or conduct business in any area.

        4.11 COMPLIANCE WITH APPLICABLE LAW. The Company and each Company Subsidiary currently holds and is in compliance with the terms of, and has for at least the last three years been in compliance with the terms of all licenses, permits and authorizations necessary for the lawful conduct of their respective businesses, and has complied with, and neither the Company nor any Company Subsidiary is in violation of, or in default in any respect under, the applicable statutes, ordinances, rules, regulations, order or decrees of all federal, state, local and foreign governmental bodies, agencies and authorities having, asserting or claiming jurisdiction over it or over any part of its operations or assets, except for such violations and defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

        4.12 PERMITS. The Company and each Company Subsidiary possesses all permits, approvals, authorizations, consents, licenses (other than those relating to intellectual property, which are addressed in Section 4.18) and registrations (the "Permits") which are required in order for them to conduct the Business as presently conducted. Section 4.12 of the Disclosure Schedule sets forth a list of all Permits issued by a state regulatory agency and all other material Permits issued, granted to, or held by each of the Company or any Company Subsidiary.

        4.13 FRANCHISEES. As of the date hereof, there were 18 persons or entities which own or possess the right to operate a franchised business pursuant to a franchise agreement entered into with the Company or any Company Subsidiary ("Franchisees"). Section 4.13 of the Disclosure Schedule sets forth the name of

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each Franchisee, the Franchisee's territory, the address of each Franchisee's office, and the scheduled renewal or expiration date of each such Franchisee's franchise agreement. Except as set forth in Section 4.13 of the Disclosure Schedule, none of the Company or any Company Subsidiary nor (to the knowledge of the Company or any Company Subsidiary) any Franchisee, is in material breach of or default under any such agreement (or with or without notice or lapse of time or both, would be in breach or default under any such agreement). Except as set forth in Section 4.13 of the Disclosure Schedule, there is no material dispute between the Company or any Company Subsidiary, on the one hand, and any Franchisee, on the other hand. All of the provisions of any agreement or arrangement regarding the Company's or any Company Subsidiary's option to purchase any Franchisee are set forth in the agreements with the Franchisees disclosed in Section 4.13 of the Disclosure Schedule, and there are no other agreements or arrangements, whether written or oral, relating to such repurchase rights. Except as set forth in Section 4.13 of the Disclosure Schedule, as of the date hereof, there were no agreements or arrangements between the Company or any Company Subsidiary and any person to offer, sell, extend or modify any franchise agreement or arrangement, including any agreement or arrangement by which the Company or any Company Subsidiary manages or operates the Business in a specific geographic region.

        4.14 FRANCHISE AGREEMENTS. The Company and each Company Subsidiary has delivered to Parent a true and complete copy of all of the franchise agreements entered into between the Company, any Company Subsidiary and any Franchisee. Those of the franchise agreements which are with Franchisees beneficially owned in whole or in part by affiliates of the Company are (or will be upon amendment as set forth in Section 9.9 to the Disclosure Schedule) on terms and conditions substantially the same as the Company's other franchise agreements.

        4.15 OFFERING CIRCULAR. The Company and each of its subsidiaries has delivered to Parent a true and complete copy of the most recent uniform franchise offering circular and other disclosure statements of the Company or of any Company Subsidiary, if any, that have been used in connection with its sale of franchises to Franchisees (the "Offering Circular"). As of its date, the Offering Circular complied in all material respects with the requirements of the Federal Trade Commission Act, as amended, and the rules and regulations of the Federal Trade Commission promulgated thereunder, to the extent applicable, and to applicable state and foreign laws; and to the Company's or any Company Subsidiary's knowledge, such document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.16 PROXY STATEMENT. The information with respect to the Company, its officers and directors and the Company Subsidiaries to be contained in the definitive proxy statement to be furnished to the stockholders of the Company pursuant to Section 7.2 hereof (the "Proxy Statement") will not, on the date the Proxy Statement is first mailed to stockholders of the Company or on the date of the Company Stockholders' Meeting (as hereinafter defined) referred to in Section 7.3 hereof, or at the Effective Time, as such Proxy Statement is then amended or supplemented, contain any statement which, at such time, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in any earlier communication (including the Proxy Statement) to stockholders of the Company with respect to the Merger. If at any time prior to the Effective Time, any event with respect to the Company, its officers and directors and the Company Subsidiaries, should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication (including the Proxy Statement) to stockholders of the Company with respect to the Merger. The Proxy Statement will comply as to form with all applicable laws, including the provisions of the Exchange Act.

        4.17 SETTLEMENT AGREEMENT. The Company and Homeowners Marketing Services, Inc., a wholly owned subsidiary of the Company ("HMS"), have entered into a binding settlement agreement, in the form attached hereto as Exhibit A (the "Settlement Agreement"), with Acceleration National Insurance Company ("ANIC") providing that (i) ANIC will agree to accept the greater of:
$4,100,000, or the amount equal to $4,100,000 plus an additional amount calculated by multiplying $4,100,000 times the percentage by which the Merger Price exceeds $2.20, and rounding that product to the next higher $50,000, in full and complete satisfaction of its judgment against HMS in ACCELERATION NATIONAL INSURANCE COMPANY, PLAINTIFF VS. HOMEOWNERS MARKETING SERVICES, INC., ET AL., DEFENDANTS, in the Court of Common Pleas of Franklin County, Ohio (the "ANIC Lawsuit"), and (ii) such sum will be paid to ANIC at the Closing. The Company has not and will not alter or amend the Settlement Agreement without the prior written consent of the Parent.

        4.18  INTELLECTUAL PROPERTY.

                (a) As used herein, "Intellectual Property" shall mean all intellectual property rights anywhere in the world, including, but not limited to, all (i) registered and unregistered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans and general intangibles of like nature, together with the goodwill associated therewith; (ii) patents and patent applications and all patents issued upon said patent applications or based upon such disclosures; (iii) copyrights, copyright registrations and applications; (iv) know-how, trade secrets, confidential or proprietary technical information, databases, computer software, customer lists, business and marketing plans, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable), drawings, schematics, blueprints, flow sheets, designs and models, of any nature whatever; and (v) all licenses and rights with respect to the foregoing or property of like nature. Section 4.18 of the Disclosure sets forth the Intellectual Property that is owned by the Company or any Company Subsidiary and any licenses, sublicenses or other arrangements pursuant to which the Company or any Company Subsidiary is authorized to use any third party Intellectual Property. Except as set forth in Section 4.18 of the Disclosure Schedule, the Company and the Company Subsidiaries own all right, title and interest in and to, and have valid licenses to use or otherwise possess legally enforceable rights to use all of the Intellectual Property, wherever located, which is necessary to conduct the Business as currently conducted, the absence of which would have a Company Material Adverse Effect. Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list of (i) all patents and patent applications and all registered or applied for trademarks, registered copyrights, computer software programs (other than "off-the-shelf" programs), trade names, slogans and service marks, and the owner thereof, which are material to and used in connection with the Business, including all registrations and applications for registrations thereof, and the jurisdictions in which each such intellectual property right has been issued or registered or in which any such application for such issuance and registration has been filed; (ii) all unregistered United States trademarks and unregistered copyrights which are material to the Business, the owner thereof, and to the Company's and any Company's Subsidiary's knowledge, all competing claims to any such marks or copyrights; (iii) all registered or applied for trademarks in jurisdictions other than the United States, and the owner thereof; (iv) all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property; and (v) all licenses, sublicenses and other agreements as to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary is authorized to use, sublicense or transfer any third party Intellectual Property which are material to the business of the Company or any Company Subsidiary as they are currently conducted.

                (b) Except as set forth in Section 4.18 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has transferred, conveyed, sold, assigned, pledged, mortgaged, granted a security interest in or otherwise encumbered the Intellectual Property that is material to the Business as currently conducted.

                (c) The Company and each Company Subsidiary is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property which would result in a Company Material Adverse Effect.

                (d) All patents, patent applications, and all United States trademark, service mark and copyright registrations held by the Company or any Company Subsidiary, which are material to the Business, are valid and subsisting, in full force and effect and have been duly maintained. Except as set forth in Section 4.18 of the Disclosure Schedule, the Company and each Company Subsidiary: (i) is not, and within the last three years, has not been, a party to any suit, action or proceeding which involves a claim of infringement, invalidity, misuse or abandonment of any patents, trademarks, service marks or copyrights (including, but not limited to, computer software), or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing, sale, distribution or use of its products or services, as currently conducted, infringes or violates any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has no knowledge that any third party is violating or infringing any Intellectual Property rights which violation or infringement would be likely to have a Company Material Adverse Effect.

        4.19 CERTAIN TAX MATTERS.

                (a) DEFINITIONS. As used in this Agreement:

                         (i) "Taxes" means any federal, state, county, local or
                foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or in addition to any such taxes.

                           (ii) "Tax Return" means a report, return or other
                information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities.

                           (iii) "Tax Ruling" means a written ruling of a taxing
                authority relating to Taxes.

                           (iv) "Closing Agreement" means a written and legally
                binding agreement with a taxing authority relating to Taxes.

                (b) REPRESENTATIONS. Except as set forth in Section 4.19 of the Disclosure Schedule:

                           (i) FILING OF TAX RETURNS. The Company and each of
                  the Company Subsidiaries have filed all Tax Returns required to be filed by each of them and such Tax Returns are in all material respects true, complete and correct and filed on a timely basis.

                           (ii) PAYMENT OF TAXES. The Company and each of the
                  Company Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those which are being contested in good faith and for which adequate reserves have been taken.

                           (iii) TAX LIENS. There are no tax liens upon the
                  assets of the Company or of any of the Company Subsidiaries except for statutory liens for current Taxes not yet due.

                           (iv) WITHHOLDING TAXES. The Company and each of the
                  Company Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

                           (v) EXTENSIONS OF TIME FOR FILING. Neither the
                  Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                           (vi) WAIVERS OF STATUTE OF LIMITATIONS. Neither the
                  Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                           (vii) NO DEFICIENCIES. The statute of limitations for
                  the assessment of any Taxes has expired for all Tax Returns of the Company and of each of the Company Subsidiaries or such Tax Returns have been examined by the appropriate taxing authorities for all periods. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of the Company Subsidiaries which has not been resolved and paid in full.

                           (viii) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS.
                  No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

                           (ix) POWERS OF ATTORNEY. No power of attorney
                  currently in force has been granted by the Company or any of the Company Subsidiaries concerning any Taxes or Tax Returns.

                           (x) TAX RULINGS. Neither the Company nor any of the
                  Company Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that has or would have a continuing adverse effect after December 31, 1995.

                           (xi) TAX SHARING AGREEMENTS. Neither the Company nor
                  any Company Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                           (xii) CODE SECTIONS 280G AND 162(M). Neither the
                  Company nor any Company Subsidiary is a party to any agreement, contract or arrangement that could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that would be non-deductible pursuant to Section 162(m) of the Code.

                           (xiii) CODE SECTION 341(F). Neither the Company nor
                  any of the Company Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of the Company Subsidiaries.

        4.20 INSURANCE AND REINSURANCE. Section 4.20 of the Disclosure Schedule sets forth all insurance and reinsurance policies relating to the Company and any Company Subsidiary. The Company and each Company Subsidiary has given any and all notices and made any and all payments required to maintain such policies in full force and effect. Except as set forth in Section 4.20 of the Disclosure
Schedule: neither the Company nor any Company Subsidiary has received notice of default under any such policy, and has not received written notice or, to the knowledge of the Company or any Company Subsidiary, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy. Except as set forth in
Section 4.20 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any contracts, agreements, arrangements or understandings with the Continental Casualty Company ("CNA") or Sphere Drake Insurance PLC ("Sphere Drake"). Except as set forth in Section 4.20 of the Disclosure Schedule: (i) neither the Company nor any Company Subsidiary has any obligation or liability to CNA, nor (ii) is the Company or any Company Subsidiary in default of, nor has an event occurred which, with the giving of notice or the passage of time, would constitute a default under, any existing agreement or arrangement with CNA, Sphere Drake or Victor O. Schinnerer & Company ("Schinnerer"). The Company further represents and warrants the accuracy of the first sentence of Section 4.3 of the Real Estate Errors and Omissions Program Administration and Hold Back Agreement with CNA effective December 1, 1993.

        4.21 OFFICERS' AND DIRECTORS' LIABILITY INSURANCE. The Company has heretofore delivered to the Parent its officers' and directors' liability insurance policy. There are no pending or anticipated claims made with respect to such policies as of the date hereof, nor have any such claims been made during the last three years. The annual premium on such officers' and directors' liability insurance policy covering the Company's officers and directors is $114,000.

        4.22 TRANSACTIONS WITH AFFILIATES. Section 4.22 of the Disclosure Schedule contains true and correct copies of all agreements between the Company and its executive officers whose salary and bonus for the fiscal year ended December 31, 1995, exceeded $50,000 (the "Executive Contracts"). As of the date hereof, except as set forth in Section 4.22 of the Disclosure Schedule:

                  (a) there are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor of or debtor to, any stockholder, officer, director, employee or affiliate of the Company or any Company Subsidiary; and

                  (b) there are no contracts, agreements, arrangements or understandings between the Company or any Company Subsidiary and any stockholder, officer, director, employee or affiliate of the Company or any Company Subsidiary. Full and complete copies of all such documents listed in the Disclosure Schedule have been delivered to Parent.

        4.23 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Section 4.23 of the Disclosure Schedule sets forth a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any Company Subsidiary would be deemed a "single employer" within the meaning of
        Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate (the "Plans"). Section 4.23 of the Disclosure Schedule sets forth each of the Plans that is an "employee benefit plan" as that term is defined in Section 3(3) of ERISA (the "ERISA Plans").

                  (b) With respect to each Plan, the Company has heretofore delivered to Parent true and complete copies of each of the following documents:

                         (i)  a copy thereof;

                         (ii) a copy of the most recent annual report and
                actuarial report, if required under ERISA and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

                         (iii) a copy of the most recent Summary Plan
                Description required under ERISA with respect thereto;

                         (iv) if the Plan is funded through a trust or any third
                party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                         (v) the most recent determination letter received from
                the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                (c) No Plan (or other employee benefit plan, program, agreement or arrangement to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5) year period ending on the Closing Date) is subject to Title IV of ERISA.

                (d) Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor, to the Company's knowledge after due inquiry of all appropriate persons, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing Date have been timely made.

                (f) No ERISA Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in
        Section 4063(a) of ERISA.

                (g) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                (h) Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                (i) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or an ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in
        Section 3(2) of ERISA).

                (j) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                (k) There are no pending, anticipated, or to the Company's knowledge, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

        4.24 BROKERS AND FINDERS. Except for Raymond James & Associates, Inc. ("Raymond James"), neither the Company nor any Company Subsidiary, nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby and thereby. Except for the fees and expenses of Raymond James (a copy of the executed agreement dated January 26, 1995 providing for which has been delivered to Parent), no investment banking, financial advisory or similar fees have been incurred or are or will be payable by the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby.

        4.25 TITLE TO PROPERTIES. Except as set forth in the Disclosure Schedule, the Company or one of the Company Subsidiaries has good and indefeasible title to all properties purported to be owned by it (except non-material properties sold or otherwise disposed of since the date thereof in the ordinary course of business) - free and clear of all claims, liens, charges, security interests or encumbrances of any natures whatsoever except (i) statutory liens securing payments (including taxes) not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not have a Company Material Adverse Effect.

        4.26 LEASED PROPERTIES. Section 4.26 of the Disclosure Schedule sets forth a list of all leasehold estates of the property occupied by the Company or one of the Company Subsidiaries, and the Company or a Company Subsidiary is in possession of the properties purported to be leased thereunder and each lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor, except for such leases the invalidity of which or the material default under which in the future would not reasonably be expected to have a Company Material Adverse Effect.

        4.27 CERTAIN AGREEMENTS. Except as disclosed in the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any oral or written
(i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money material to the Company and its Subsidiaries taken as a whole, or (ii) other contract, agreement or commitment of the Company or its Subsidiaries material to the Company and the Company Subsidiaries taken as a whole (except those entered into in the ordinary course of business and which provide for the payment or receipt of less than $50,000).

        4.28 GOOD RELATIONS. Except as set forth in Section 4.28 of the Disclosure Schedule, to the Company's knowledge neither the Company nor any Company Subsidiary, nor any officer or director of any of them, knows of any impending loss of customers, suppliers or employees of the Company or any Company Subsidiary that might have a Company Material Adverse Effect, or which might prevent the Business from being carried on in substantially the same manner in which it is carried on at the date of this Agreement. Since January 1, 1995, except as set forth in Section 4.28 of the Disclosure Schedule, there has not been any material adverse pending, nor to the Company's knowledge threatened, dispute of any kind with any customer, client, supplier, employee, landlord, subtenant or licensee of the Company nor any Company Subsidiary or any pending or threatened occurrence or situation of any kind, nature or description which is reasonably likely to result in a material reduction in the amount, or a material adverse change in the terms or conditions, of business with any substantial customer or supplier.

        4.29 FULL DISCLOSURE. No representation or warranty made herein by Company, and no statement contained in any document (including, without limitation, financial statements of the Company and the Schedules and Exhibits hereto), certificate, memorandum, or other writing furnished or to be furnished by the Company or on its behalf to Parent or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SUB

        Parent and Sub jointly and severally represent and warrant to the Company that:

        5.1 CORPORATE ORGANIZATION. Each of the Parent and the Sub: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted; and (iii) is qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction in which the ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures to be so qualified and in good standing, if any, which would not have a Parent Material Adverse Effect (as hereinafter defined). The term "Parent Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, is, or could reasonably be, materially adverse to the business, condition (financial or otherwise), results of operations, properties, assets or liabilities of the Parent and the Sub, taken as a whole.

        5.2 AUTHORIZATION. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors of Parent and Sub, and the stockholder(s) of Sub, have duly approved this Agreement and have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Parent or Sub are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and constitutes (assuming due authorization, execution and delivery of this Agreement by the Company), the valid and binding agreement of Parent and Sub, enforceable against each of them in accordance with its terms.

        5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Section 5.3 of the Disclosure Schedule, and except for:

                (a) the Parent's compliance with the applicable requirements of state insurance, broker and franchise laws;

                (b) the filings required under the HSR Act to be filed by the Company and Parent; and

                (c) the filing of Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent or Sub; (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Parent or Sub, or by which any of their respective properties or assets may be bound; (iii) require any filing with or permit, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body or authority; or (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which Parent or Sub is a party, or by which either of them or any of their respective properties or assets may be bound.

        5.4 CAPITALIZATION.

                (a) The authorized capital stock of the Sub consists of 1,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 100 shares were issued and outstanding and owned directly by Parent. Sub has been formed for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business and incurred no liabilities other than in connection with this Agreement and the transactions contemplated hereby.

                (b) Except as set forth above, there are, as of the date hereof, no shares of capital stock of Sub authorized or outstanding, and there are no subscriptions, options, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Sub to issue, transfer, deliver, sell, or redeem, or cause to be issued, transferred, delivered, sold or redeemed, additional shares of the capital stock of Sub or obligating Sub to grant, extend or enter into any such agreement or commitment.

        5.5 FINANCIAL STATEMENTS. Parent has previously made or will make available to the Company:

        (a) the audited consolidated balance sheet of Parent and subsidiaries as of September 30, 1995, and the audited consolidated statements of operations and changes in financial position for the year then ended, including the notes thereto, in each case examined by and accompanied by the report of Schwartz and Schwartz, independent certified public accountants, and

        (b) unaudited consolidated balance sheets of the Company and its subsidiaries as of March 31, 1996, and March 31, 1995, and unaudited consolidated statements of operations and changes in financial position for the respective three month periods then ended, including the notes thereto

(the financial statement referred to above in this Section are hereinafter collectively referred to as the "Parent Financial Statements"). The Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and its subsidiaries and present fairly the consolidated financial position of Parent and its subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied during such periods, except as otherwise stated in such financial statements.

        5.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since September 30, 1995, there has not been, occurred or arisen any Parent Material Adverse Effect.

        5.7 PROXY STATEMENT. None of the information with respect to Parent and the Sub and each of their respective officers, directors, associates and affiliates or with respect to the plans for the Surviving Corporation after the Effective Time which shall have been supplied by Parent or the Sub specifically for use in the Proxy Statement, will, on the date the Proxy Statement is first mailed to stockholders of the Company or on the date of the Company Stockholders' Meeting referred to in Section 7.3 hereof, at the Effective Date, as such Proxy is then amended or supplemented, contain any statement which, at such time, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication (including the Proxy Statement) to stockholders of the Company with respect to the Merger. If at any time prior to the Effective Time any event should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and the presentation in such amendment or supplement of such information with respect to Parent and Sub and their respective officers, directors, associates and affiliates or with respect to the plans for the Surviving Corporation after the Effective Time which shall have been supplied by Parent or Sub in writing specifically for use in the Proxy Statement, will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication (including the Proxy Statement) to stockholders of the Company with respect to the Merger.

        5.8 BROKERS AND FINDERS. Neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Parent or Sub or any of their respective subsidiaries in connection with this Agreement or the transactions contemplated hereby. No investment banking, financial advisory or similar fees have been incurred or are or will be payable by Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

        5.9 PARENT FINANCIAL CONDITION. Parent has received a commitment letter from Fleet Bank for a $20,000,000 line of credit and otherwise has the necessary assets to consummate the transactions and make the payments contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

        6.1 CONDUCT OF THE COMPANY'S BUSINESS. During the period commencing on the date hereof and continuing until the Effective Time, the Company agrees (except as expressly contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing) that:

                (a) The Company and each Company Subsidiary will carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, consultants, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time.

                (b) The Company will not declare any dividends on or make distributions in respect of the Company Common Stock. Neither the Company nor any Company Subsidiary will amend its Articles of Incorporation, as amended, or By-laws or similar governing documents.

                (c) Neither the Company nor any Company Subsidiary will issue, authorize or propose the issuance of, or purchase or propose the purchase of, any shares of the capital stock of the Company or any Company Subsidiary or securities convertible into, or rights, warrants or options (including employee stock options) to acquire, any such shares or other convertible securities (other than the issuance of Company Common Stock upon the exercise in accordance with the present terms thereof, of stock options outstanding on the date of this Agreement).

                (d) Neither the Company, nor any Company Subsidiary, officer, director or employee of (or any investment banker, attorney, accountant or other representative retained by) the Company or any Company Subsidiary shall, directly or indirectly, solicit, initiate or encourage any inquiries or proposals by, or engage in any discussions or negotiations with, or provide information to, any corporation, partnership, person or other entity or group which it is reasonably expected may lead to, or which relates to, any Takeover Transaction (as hereinafter defined). The Company will promptly advise Parent orally and in writing of the receipt and content of such inquiries or proposals. As used in this subsection (d), "Takeover Transaction" shall mean any proposal or transaction: (i) relating to a merger or other business combination involving the Company or any Company Subsidiary; or (ii) for the acquisition of a substantial equity interest in the Company or any Company Subsidiary or a substantial portion of the assets of the Company or any Company Subsidiary, other than the one contemplated by this Agreement; PROVIDED, HOWEVER, that nothing contained in this Section 6.1(d) shall prohibit the Board of Directors of the Company from: (x) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal in writing to engage in a Takeover Transaction which the Company Board in good faith determines represents a financially superior transaction for the stockholders of the Company as compared to the Merger if, and only to the extent that:
        (A) the Company Board determines after consultation with Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. or other outside counsel of national reputation for its expertise in corporate and securities law matters as the Company shall select ("Company Counsel"), that failure to take such action would be inconsistent with the compliance by the Company Board with its fiduciary duties to stockholders imposed by law,
        (B) prior to or concurrently with furnishing such information to, or entering into discussions or negotiations with, such a person or entity the Company provides written notice to Parent that it is so doing; and
        (C) the Company keeps Parent informed of the status (excluding, however, the identity of such person or entity and the terms of any proposal) of any such discussions or negotiations; and (y) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to a takeover transaction.

                (e) The Company will not, and will not permit any Company Subsidiary to, acquire or agree to acquire by merging or consolidating with or into, purchasing a substantial portion of the assets or stock of, or otherwise, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets outside the ordinary and usual course of business consistent with past practice, or otherwise enter into, amend or modify any material commitment or transaction, without the prior written consent of the Parent, such consent not to be unreasonably withheld.

                (f) The Company will not and will not permit any Company Subsidiary to enter into, amend or modify the Settlement Agreement, nor any agreement with CNA, Sphere Drake, Schinnerer, any lessor, American Insurance Group ("AIG"), or any director of the Company, without the prior written consent of the Parent, such consent not to be unreasonably withheld.

                (g) The Company will not and will not permit any Company Subsidiary to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary and usual course of business consistent with past practice.

                (h) The Company will not and will not permit any Company Subsidiary to: (i) incur, assume, prepay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money, or (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any obligations of others; (iii) except for loans, advances or capital contributions to or investments in, a wholly owned Company Subsidiary, make any loans, advances or capital contributions to, or investments in, any other person or entity except for: (A) investments in IntelliSTAR in an amount not greater than $75,000 pursuant to the General Partnership Agreement dated as of July 14, 1995 between HMS and Professional Forum Enterprises, Inc., a Florida corporation, or (B) investments or loans made in the ordinary course of business which in no event shall exceed $50,000 in any specific investment or loan PROVIDED, HOWEVER, that the aggregate amount of all investments, loans or capital contributions made by the Company or any Company Subsidiary shall not exceed $200,000 in the aggregate, and any such loans or advances shall be repayable to the Company within a period not to exceed six months.

                (i) The Company will not and will not permit any Company Subsidiary to adopt, amend, terminate or enter into any compensation, collective bargaining, employee pension, profit sharing, retirement, insurance, incentive compensation, severance, vacation or other plan, agreement, trust, fund or arrangement for the benefit of any of its employees (whether or not legally binding).

                (j) The Company shall not, and shall not permit any Company Subsidiary to: (i) increase the aggregate amounts payable under or otherwise change in a manner materially (in reference to all Executive Contracts) adverse to the Company any other material term of the Executive Contracts or any other agreement with its executive officers except as and to the extent disclosed in the Company Disclosure Schedule, (ii) enter into any employment agreement with any executive officer, (iii) increase the compensation payable to any other officer or employee except for increases in the ordinary course of business consistent with past practice of the Company; provided that any such increase to a compensation level which exceeds $100,000 shall require Parent consent which shall not be unreasonably withheld.

                (k) The Company shall file all reports, schedules and definitive proxy statements (the "Company Filings") required to be filed by the Company with the SEC and shall provide copies thereto to Parent promptly upon the filing thereof. As of its respective date, each Company Filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of the Company Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. As of their respective dates, the financial statements of the Company included in the Company Filings will have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company as at the dates thereof and the consolidated results of operations, cash flow or changes in financial position for the periods indicated therein. Upon the filing of a Company Filing, the Company Filing shall be considered as an SEC Document for all purposes of this Agreement.

                (l) The Company will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the Business of the Company and the Company Subsidiaries, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Company contained herein to be or become untrue in any material respect.

        6.2 RIGHTS AGREEMENT. The Company Board will take all necessary action so that:

                (a) the common stock purchase rights (the "Rights") issued by the Company pursuant to the Rights Agreement dated as of November 1, 1990 between the Company and Continental Stock Transfer and Trust Company (the "Rights Agreement") will not be exercisable, trade separately, or be otherwise affected by the Merger;

                (b) neither Parent not Sub, nor any of their respective affiliates will be deemed to be an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Rights Agreement); and

                (c) neither a "Distribution Date" nor a "Stock Acquisition Date" (as such terms are defined in the Rights Agreement) shall occur by virtue of the Merger.

The Company will take any and all action reasonably requested by Parent to ensure and confirm that the Company, Parent, Sub and their respective affiliates will not have any obligations in connection with the Rights or the Rights Agreement in connection with the Merger. The Company shall not redeem the Rights, or amend or terminate the Rights Agreement prior to the Effective

Time unless required to do so by order of a court of competent jurisdiction.

        6.3 TERMINATION OF EMPLOYMENT. At the Closing, (i) the Company shall cause to be terminated the employment agreement between the Company and Carl Buccellato dated as of December 22, 1995, existing as of the date hereof and attached hereto as Exhibit B; (ii) the Company shall pay to Carl Buccellato eight hundred thousand ($800,000.00) dollars in consideration for such termination; and (iii) the Company and Carl Buccellato shall acknowledge in writing that neither party shall have any further obligations resulting from the termination of or relating to said employment agreement.

        6.4 CONSULTING AGREEMENT. At the Closing and upon termination of the employment agreement referred to in Section 6.3 hereof, the Surviving Corporation shall enter into a three year consulting agreement with Carl Buccellato (the "Consultant") whereby Carl Buccellato shall provide consulting services to the Surviving Corporation for no more than a maximum of one thousand hours per year. The consulting agreement shall contain restrictive covenants substantially similar to the restrictive covenants contained in Exhibit B attached hereto at Article VIII, Section 8.1. The restrictions on competition set forth in subsection (b) of said Section 8.1 shall terminate upon the expiration of the consulting agreement unless Surviving Corporation elects to extend such restriction for one additional year, in which case it will pay Consultant $50,000 during such extension year in equal monthly installments. In consideration of the services to be rendered by Carl Buccellato to the Surviving Corporation pursuant to said Consulting Agreement and in consideration of the restrictive covenants to be contained therein, the Surviving Corporation shall
(i) pay to Carl Buccellato a consulting fee in the amount of two hundred thousand ($200,000) per year, payable in equal monthly installments of $16,666.67 for the term of the consulting agreement, (ii) continue during the term of such consulting agreement, Consultant's present life, medical, dental, group term and accidental death and disability insurance and medical executive reimbursement Coverage, all at a maximum aggregate cost to Surviving Corporation of not more than $30,000 per year, and (iii) transfer to Consultant his company owned automobile at the book value thereof at December 31, 1995.

        6.5 TERMINATION OF LIPSON CONSULTING AGREEMENT. At the Closing, (i) the Company shall cause to be terminated the Engagement Agreement between the Company and Gary Lipson dated as of December 22, 1995, as amended by First Amendment to Engagement Agreement dated April 29, 1996, Second Amendment to Engagement Agreement dated May 14, 1996 and to Consulting Agreement dated April 29, 1996 (copies of which are collectively referred to as the "Engagement Agreement" and copies of which are attached hereto as Exhibit C); (ii) the Company and Gary Lipson shall acknowledge in writing that neither party shall have any further obligations resulting from the termination of or relating to said Engagement Agreement; and (iii) Gary Lipson shall execute and deliver to Parent a general release in favor of Parent, Sub, the

Surviving Corporation and each of the officers and directors thereof. In consideration of the foregoing, and of all obligations of any kind to Gary Lipson under the Engagement Agreement or otherwise, the Surviving Corporation shall pay to Gary Lipson the amount of One Hundred Thousand Dollars ($100,000) payable in equal monthly installments of $8,333.33 under the terms of an agreement to be mutually agreed which will provide for any disputes to be resolved in the courts of the State of Florida or the United States District Court of the Southern District of Florida and that the laws of the State of Florida shall govern such agreement. With the exception of bona fide legal fees or directors' fees for services actually rendered, the Company has not since January 1, 1996 made, and will not through the Closing Date make, any payments to Gary Lipson of any kind whatsoever.

        6.6 MUTUAL RELEASES. At the Closing the Company shall cause each of its directors to execute and deliver to Parent and Sub (and each director and principal stockholder thereof ("Parent Affiliate")), and Parent and Sub (and each Parent Affiliate) shall execute and deliver to each of the Company's directors, mutual releases releasing and forever discharging each other party to this Agreement and, in the case of Parent and Sub, the Parent Affiliates, from any and all demands, causes of action or suits in law or in equity arising out of or related to any actions or inactions of such party with respect to this Agreement and the Merger and all of the transactions related thereto (provided same are not in violation of the terms of this Agreement) up to and including the Closing Date; PROVIDED HOWEVER THAT none of the foregoing shall limit in any way the Surviving Corporation's right, or the Parent's or Sub's right (if any), to assert any such demand, cause of action or claim (or facts that would otherwise support such a demand, cause of action or claim) as a defense of any claim or action commenced against it by any party released in accordance with this Section.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

        7.1     ACCESS TO PROPERTIES AND RECORDS.

                (a) Between the date of this Agreement and the Effective Time, the Company will, and will cause each Company Subsidiary to, provide Parent and its accountants, counsel and other authorized representatives full access during reasonable business hours and under reasonable circumstances to any and all premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) of the Company and each Company Subsidiary and will cause their officers to furnish to Parent and its authorized representatives any and all financial, technical and operating data and other information pertaining to the business of the Company and the Company Subsidiaries, as Parent shall from time to time request. Without limiting the generality of the foregoing, those representatives of the Parent listed on Exhibit

7.1 may be present on-site and have access to all facilities during business hours for the purpose of monitoring the operations of the Business; provided that not more than three such representatives shall be so present at any time.

                (b) All information furnished or to be furnished to Parent or Sub, or obtained by the representatives referred to in (a) above, shall be subject to the terms of the confidentiality agreement (the "Confidentiality Agreement") between the Company and Parent which has previously been executed.

        7.2 PROXY STATEMENT. The parties will cooperate in the preparation and filing of a preliminary Proxy Statement with the SEC as soon as practicable after the date hereof, and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Promptly after receipt of comments from the SEC, the Company will cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company will not use any proxy material in connection with the Company Stockholders Meeting without Parent's prior approval which will not be unreasonably withheld. Parent and the Company will promptly furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable for the Proxy Statement, and any other statement or applications made by or on behalf of Parent or the Company to any public, governmental or regulatory body in connection with the Merger and the other transactions contemplated by this Agreement.

        7.3 STOCKHOLDER APPROVAL. The Company shall promptly call a meeting of its stockholders for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at a meeting of the stockholders of the Company and the Company shall take all steps necessary to duly call, give notice of, convene, and hold such meeting (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held as soon as permissible and practicable following the date upon which the Proxy Statement is distributed. The Company agrees that the Company Board will recommend that its stockholders adopt this Agreement and approve the Merger unless advised in writing by its counsel, Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. or other Company Counsel, that such recommendation will constitute a violation of its fiduciary duties to stockholders.

        7.4 EMPLOYEE BENEFIT PLANS. The Company agrees not to grant nor further amend (except as provided in Section 7.5) any options pursuant to the 1988 Stock Option Plan, the 1988 Incentive Stock Option Plan or the 1992 Non-Employee Directors' Stock Option Plan or any other Plan, from and after the date hereof, and further agrees that the 1988 Stock Option Plan, the 1988 Incentive Stock Option Plan and the 1992 Non-Employee Directors' Stock Option Plan shall be terminated as of the Effective Time of the Merger.

        7.5 COMPANY STOCK OPTIONS. The Company shall (subject to the approval of the holders thereof) make such adjustments to all the outstanding options to purchase shares of Company Common Stock as may be necessary to provide that at the Effective Time: (i) each such option then exercisable other than due to any amendment dated after April 1, 1996, up to a maximum of 456,550 options (the "Company Options") shall, in settlement, be converted into the right to receive a cash payment in an amount equal to the difference, if any, between the Merger Price and the per share exercise price of such Company Option, multiplied by the number of shares of Company Common Stock subject to such Company Option, and
(ii) all other currently non-exercisable options issued to Directors of the Company (whether under any of the Plans, or otherwise) shall be cancelled at no cost to the Company. The Company shall adopt such amendments to its plans under which such Company Options were granted, and shall use its reasonable best efforts to obtain prior to the Closing Date such consents of the holders of such Company Options, as shall be necessary to effectuate the foregoing.

        7.6 BEST EFFORTS, ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any insurance department, governmental, regulatory or public body or authority which are necessary or, in the judgment of Parent, desirable in connection with the transactions contemplated by this Agreement.

        7.7 HSR ACT. The Company and Parent shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

        7.8 INTERIM FINANCIALS. Prior to the Effective Time, the Company will deliver to Parent as soon as available but in no event later than 45 days after the end of any fiscal quarter, a consolidated statement of financial position of the Company and the Company Subsidiaries as at the last day of such fiscal quarter and the consolidated statements of income and changes in financial position of such party and its subsidiaries for the fiscal period then ended (which statements may be unaudited) prepared in conformity with the requirements of Form 10-Q under the Exchange Act.

        7.9 MATERIAL EVENTS. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Articles VIII or IX hereof.

        7.10 PUBLIC ANNOUNCEMENTS. Except as required by applicable law, rule, regulation or legal process (including the rules of the Nasdaq National Market), neither Parent, nor Sub nor the Company, nor any of their respective affiliates, officers, directors, employees, agent or representatives will, without the prior consent of the other parties, make any public announcement or statement regarding the matters contemplated by this Agreement or the transactions contemplated hereby. If any such announcement or statement is so required, the announcing party shall consult in advance with the other parties concerning the reasons for and the content of such announcement or statement.

        7.11 INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY. The Surviving Corporation will indemnify, defend and hold harmless the officers and directors of the Company for their acts and omissions occurring prior to the Effective Time to the full extent permitted by applicable provisions of Delaware law (including rights to receive advance payment of expenses in defending any suits, actions or proceedings). The Parent shall cause the Surviving Corporation to maintain in full force and effect for not less than 4 years after the Effective Time, officers' and directors' liability insurance covering said persons (or shall obtain substantially equivalent insurance covering such persons), on terms not materially less favorable than such insurance maintained in effect by the Company on the date hereof in terms of coverage (including, without limitation, types of claims, time period of claims and persons covered), amounts and deductibles; provided, however, that, in providing such officers' and directors' insurance, the Surviving Corporation will have no obligation whatsoever to pay premiums on such officers' and directors' liability insurance in excess of 150% of the annual premium existing on the officers' and directors' liability insurance as of the date hereof.

        7.12 AGREEMENT TO VOTE FOR MERGER.

                  (a) Parent and Sub agree that they shall vote any shares of the Company owned by either of them directly or indirectly for approval of the Merger.

                  (b) Company agrees and represents that each member of its Board of Directors has agreed to vote any shares of the Company owned by such Director directly or indirectly ("Director's Shares") for approval of the Merger. Company further agrees to provide the Parent with an irrevocable proxy in form attached hereto as Exhibit D in favor of Parent or its nominees with respect to all such Director's Shares.

        7.13 SETTLEMENT AGREEMENT FUNDING. At the Closing, Parent agrees that it will cause funds to be available to enable HMS to make a payment to ANIC in full and complete satisfaction of HMS' obligations pursuant to the Settlement Agreement and HMS agrees to use such funds solely and exclusively to make such payment to

ANIC in full and complete satisfaction of its obligations pursuant to the Settlement Agreement.

                                  ARTICLE VIII

           CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

        The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing, of the following conditions.

        8.1 HSR APPROVAL. Any applicable waiting period under the HSR Act shall have expired or been terminated.

        8.2 OTHER APPROVALS.

                (a) No provision of any applicable law or regulation shall prohibit the consummation of the applicable Closing.

                (b) There shall not have been commenced or threatened, or be in effect, any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IX

                 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB

        Each and every obligation of Parent and Sub under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by Parent and Sub as provided herein except as otherwise provided by law.

        9.1 REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects, and at the Closing, the Company shall have delivered to Parent a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of the Company.

        9.2 THE COMPANY'S PERFORMANCE. Each of the obligations of the Company to be performed by it or its officers or directors on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects by the Closing, including any action with respect to the Rights and the Rights Agreement pursuant to Section 6.2 of this Agreement, and at the Closing, the Company shall have delivered to Parent a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of the Company.

        9.3 STOCKHOLDER APPROVAL AND OTHER COMPANY ACTION. The approval of the stockholders by the requisite vote of the Company referred to in Section 7.3 hereof shall have been obtained.

        9.4 OTHER APPROVALS. All regulatory consents, approvals, or clearances necessary for the consummation of the Closing shall have been obtained.

        9.5 CONSENTS. The lessor of the principal real estate premises occupied by the Company, and each other party to any contract with the Company or the Company's Subsidiaries: (i) the loss of which could have a Company Material Adverse Effect, and (ii) which provides that such other party shall have the right to terminate such contract, or declare such contract to be in default, as a result of the Merger or any of the transactions or events described herein; shall each have granted its consent in form and substance reasonably satisfactory to Parent's counsel.

        9.6 OPINION OF THE COMPANY'S COUNSEL. Parent shall have been furnished with opinions of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit E. In rendering such opinions such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, in form and substance satisfactory to Parent (or may deliver such opinions of other counsel each dated the Closing Date and addressed to Parent), and, as to matters of fact, upon certificates of government officials and of any officials of the Company or any Company Subsidiary, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for Parent to rely thereon.

        9.7 CNA. Neither the Company, nor any Company Subsidiary, nor, to the best of the Company's knowledge, CNA shall be in default under the terms of any agreement or understanding between CNA and the Company or any of the Company Subsidiaries.

        9.8 INSURANCE COUNSEL OPINION. Parent shall have received the written opinion of Bickford & Hahn LLP, insurance counsel to the Company, in form and substance satisfactory to Lane Altman & Owens LLP, counsel to Parent (which opinion shall specifically set forth the facts and legal analysis forming the basis of such opinion) that, as of the Closing, the Company and each Company Subsidiary has taken all necessary action under the reinsurance agreement with Sphere Drake set forth in Section 4.20 of the Disclosure Schedule to ensure the enforceability by the reinsured or its successors and assigns of the full aggregate limits thereof, including all reinstatements, and that such reinsurance is a valid and binding legal obligation of Sphere Drake.

        9.9 AGREEMENTS WITH AFFILIATES. All agreements, understandings, commitments or arrangements with officers and directors of the Company or the Company Subsidiaries, or any beneficial holder of 5% or more of the Company's Common Stock, or any affiliate of any of the foregoing, executed or entered into on or subsequent to April 1, 1996 regardless of when effective shall be cancelled or terminated at no cost to the Company, unless otherwise directed by the Parent with respect to any particular arrangement(s) identified by Parent. Without limiting the generality of the foregoing, this shall include the items set forth in Item 9.9 of the Disclosure Schedule.

        9.10 BINDING SETTLEMENT AGREEMENT. The Settlement Agreement, as attached hereto as Exhibit A, shall be in full force and effect and, at the Closing, upon the payment of funds required by such Agreement to ANIC pursuant to the Settlement Agreement, the Company shall deliver to Parent the mutual releases executed by the parties to the Settlement Agreement and attached as exhibits to the Settlement Agreement.

        9.11 RESIGNATIONS AND CERTIFICATES. The Company shall have furnished Parent with undated resignations of its and the Company Subsidiaries' officers and directors, and such certificates of its officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably required by Parent.

                                    ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

        Each and every obligations of the Company under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Company as provided herein except as otherwise provided by law:

        10.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects, and at the Closing, Parent and Sub shall have each delivered to the Company a certificate to that effect signed by the Chief Executive Officer and the principal financial officer of Parent and of Sub.

        10.2 PARENT'S AND THE SUB'S PERFORMANCE. Each of the obligations of Parent and Sub to be performed by them on or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing and at the Closing Parent and Sub shall have each delivered to the Company a certificate to that effect signed by the Chief Executive Officer and principal financial officer of Parent and Sub.

        10.3 STOCKHOLDER APPROVAL. The approval of the stockholders of the Company referred to in Section 7.3 hereof shall have been obtained.

        10.4 OPINION OF PARENT'S AND THE SUB'S COUNSEL. The Company shall have been furnished with an opinion of Lane Altman & Owens

LLP, dated the Closing Date, in substantially the form attached hereto as Exhibit F. In rendering such opinions such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, in form and substance satisfactory to the Company (or may deliver such opinions of other counsel each dated the Closing Date and addressed to the Company), and, as to matters of fact, upon certificates of government officials and of any official or officials of Parent Sub, provided that the extent of such reliance is set forth in such opinions and such opinions state that it is reasonable for the Company to rely thereon.

        10.5 ABSENCE OF ORDER. No restraining order, or injunctions of any court which prevents consummation of the Merger shall have been entered and remain in effect.

        10.6 CERTIFICATES. Parent and Sub shall have furnished the Company with such certificates of their respective officers and others to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by the Company.

        10.7 FAIRNESS OPINION. The Company has received from Raymond James & Associates, Inc. an opinion that the price to be paid pursuant to the Agreement for the shares of Company Common Stock is fair to the stockholders of the Company from a financial point of view and such opinion shall not have been withdrawn or modified.

                                   ARTICLE XI

                                     CLOSING

        11.1 TIME AND PLACE. Subject to the provisions of Articles VII, IX, X an XII hereof, the closing (herein sometimes referred to as the "Closing") of the transactions contemplated hereby shall take place as soon as practicable after the satisfaction or waiver of the conditions to Closing contained in Articles VIII, IX and X, at the offices of Lane Altman & Owens LLP, 101 Federal Street, Boston, Massachusetts at 1:00 p.m., local time (the "Closing Date"), or at such other place, at such other time, or on such other date as the Parent, Sub and the Company may mutually agree upon for the Closing to take place.

        11.2 DELIVERIES AT THE CLOSING.  At the Closing:

                  (a) There shall be delivered to Parent, Sub and the Company the opinions, certificates and other documents and instruments provided to be delivered under Articles IX and X hereof.

                  (b) The Sub and the Company shall cause the Certificate of Merger to be filed in accordance with the provisions of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to enable the Merger to become effective.

                                   ARTICLE XII

                           TERMINATION AND ABANDONMENT

        12.1 TERMINATION. Notwithstanding adoption of this Agreement by stockholders of the Company, this Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time of the Merger:

                  (a) by the mutual consent of the Boards of Directors of Parent, Sub and the Company; or

                  (b) by Parent if, without fault of such terminating party:

                           (i) the Merger shall not have been consummated on or before the later of (i) September 30, 1996 or (ii) two business days after the Company Stockholders' Meeting; or

                           (ii) there shall have occurred (A) any general
                  suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or National Association of Securities Dealers Automated Quotations System,
                  (B) a declaration of a banking moratorium or any limitation or suspension of payments by any U.S. governmental authority on the extension of credit by lending institutions, (C) a commencement of war or armed hostilities directly involving the United States, or (D) any limitation (whether nor not mandated) by any governmental authority which will materially adversely affect the extension of credit by banks or other lending institutions in the United States.

                  (c) by either Parent or the Company, if, without fault of such terminating party:

                           (i) the Merger shall not have been consummated on or before October 31, 1996, or such earlier date as may be specified in the Settlement Agreement as a date allowing ANIC to terminate the Settlement Agreement; or

                           (ii) if any court of competent jurisdiction in the
                  United States or other United States governmental body shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable.

                  (d) by Parent, if any of the following events have occurred:

                           (i) holders of more than 10% of the Company's Common Stock shall have claimed or perfected appraisal rights and become Dissenting Shares;

                           (ii) the Company (or the Company Board) shall have
                  authorized, recommended, proposed or publicly announced its intention to enter into any merger or consolidation agreement (other than this Agreement) or any other transaction in which all or substantially all of the Company's or any Company Subsidiary's equity or assets would be acquired by a third party (other than parent, Sub or any of their affiliates); or

                           (iii) the Company Board does not recommend in the
                  Proxy Statement that the Company's stockholders adopt and approve the Merger, this Agreement and the transactions contemplated thereby; or

                           (iv) after publicly recommending in the Proxy
                  Statement that Company's stockholders adopt and approve the Merger, this Agreement and the transactions contemplated hereby, the Company Board shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Parent or Sub.

        12.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and the Merger by either Parent or the Company, this Agreement shall become void and there shall be no liability hereunder on the part of Parent, Sub, or the Company or their respective officers or directors except, in each case, for a knowing breach, and except as provided in Sections 12.3 and 13.1 hereof, which Sections shall survive any such termination and continue in effect thereafter.

        12.3 TERMINATION PAYMENTS AND EXPENSES:

                  (a) If any of the following occurs and neither Parent nor Sub is in material breach of their obligations contained herein:

                           (i) if any of the events set forth in Section 12.1(d)
                  occurs and as result thereof Parent terminates this Agreement; or

                           (ii) at any time on or prior to the expiration of two
                  years following termination of this Agreement, a definitive agreement is entered into for the acquisition of all or substantially all of the Company's equity or assets with a person other than Parent or Sub, or any of their respective affiliates at either (A) a price per share in excess of the Merger Price, or (B) an aggregate purchase price in excess of the aggregate purchase price contemplated in this Agreement (which shall include the payments contemplated by Section 7.13 hereof); or

                           (iii) if the following shall have occurred: (A) the
                  Company Stockholders' Meeting shall have been held to adopt this Agreement and the Company's stockholders shall have failed to adopt this Agreement, and (B)(I) there shall have existed at the record date for the

                  Company Stockholders' Meeting or at the date thereof a person or group who shall have beneficially owned or been entitled to vote or direct the voting of not less than 20% of the then outstanding shares of Company Common Stock, and who shall have voted against this Agreement and the transactions contemplated hereby, or (II) at the date of the Company Stockholders' Meeting a person or group other than Parent, Sub or any of their affiliates shall have in good faith proposed (and such person or group shall appear to have the ability to consummate such proposal) to acquire the Company, then the Company shall pay Parent, upon Parent's request, the amount of Parent's and Sub's reasonable documented out-of- pocket expenses actually incurred by them in connection with the proposed acquisition of the Company including fees and expenses of legal counsel, investment bankers and accountants plus a fee of $500,000.

                  (b) The Company acknowledges that the agreements contained in this Section 12.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Sub would not enter into this Agreement. Accordingly, if the Company fails to pay any amounts pursuant to this Section 12.3, and, in order to obtain such payment, legal action is commenced which results in a judgment against the Company therefor, the Company will pay the plaintiff's reasonable costs (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined pursuant to this Section 12.3 (computed from the date or dates incurred) at the prime rate of interest announced from time to time by Citibank, N.A. The Company's obligations pursuant to this
        Section 12.3 will survive any termination of this Agreement.

                  (c) Except as provided in this Section 12.3, all costs and expenses incurred in connection with this Agreement shall be paid in accordance with Section 13.1

                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 EXPENSES. Except as provided in Section 12.3, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses EXCEPT THAT in no event shall Company's legal expenses exceed an amount that is reasonable and fully supported by available time records.

        13.2 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties, obligations, covenants and agreements of the Company, Parent and Sub contained herein or in any Exhibit or Schedule, certificate or letter delivered pursuant hereto shall expire with, and be terminated and extinguished by, the effectiveness of the Merger and shall not survive the Effective Time of the Merger, except those provided in Articles I and III and Sections 7.1(b), 7.10, 7.11 and 12.3.

        13.3 HEADINGS. The descriptive headings of the several articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        13.4 NOTICES. All notices or other communications required hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by telecopy, (which is confirmed), or 72 hours after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                           The Cross Country Group, Inc.
                           4040 Mystic Valley Parkway
                           Medford, Massachusetts 02133
                           Attention:  Sidney Wolk, President
                           Telecopy:  (617) 395-6706

                  with a copy to:

                           Lane Altman & Owens LLP
                           101 Federal Street
                           Boston, Massachusetts 02110
                           Attention:  Robert Rosen, Esq.
                           Telecopy:  (617) 345-0400

                and

                (b)        if to the Company, to:

                           Homeowners Group, Inc.
                           400 Sawgrass Corporate Parkway
                           Sunrise, Florida 33325

                           Attention:  Carl Buccellato
                                       President, Chairman and
                                       Chief Executive Officer

                           Telecopy:   (954) 845-2260

                with a copy to:

                           Greenberg, Traurig, Hoffman, Lipoff,
                             Rosen & Quentel, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33133

                           Attention:  Paul Berkowitz, Esq.
                           Telecopy:   (305) 579-0717

        13.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and the persons referred to in
Section 7.11, but neither this Agreement nor any of the rights interests, or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign all of its rights, interests and obligations hereunder, provided that the transferee agrees in writing to be bound by all of the terms, conditions and provisions contained herein and the Parent remains responsible for all of Parent's obligations hereunder.

        13.6 COMPLETE AGREEMENT. This Agreement, including the schedules, exhibits and other writings referred to herein or delivered pursuant hereto, the Confidentiality Agreement and certain agreements entered into between Parent and certain stockholders of the Company together contain the entire understanding of the parties with respect to the Merger and the related transactions and supersede all prior arrangements or understandings with respect thereto.

        13.7 MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Effective Time of the Merger (notwithstanding any stockholder approval) if authorized by their respective boards of Directors and to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement, and (ii) any term or provision of this Agreement may be waived by the party which is, or whose stockholders are, entitled to the benefits thereof; provided, however, that after this Agreement is adopted by the Company's stockholders pursuant to
Section 7.3 hereof, no such amendment or modification shall be made which changes the cash into which Company Common Stock is to be converted as provided in Section 3.1, or which in any way materially adversely affects the rights of such stockholders without the further approval of such stockholders. Any written instrument or agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of Parent, the Company and Sub by a person authorized to sign this Agreement.

        13.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        13.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

        13.10 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles.

        13.11 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                  [END OF PAGE]

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                              THE CROSS COUNTRY GROUP, INC.

                                              By: /s/ HOWARD WOLK
                                                  ------------------------------
                                                  Name: Howard Wolk
                                                  Title: Vice President

ATTEST:

                                              CHGI ACQUISITION CORPORATION

                                              By: /s/ HOWARD WOLK
                                                  ------------------------------
                                                  Name: Howard Wolk
                                                  Title: Vice President

ATTEST:

                                              HOMEOWNERS GROUP, INC.

                                              By: /s/ CARL BUCCELLATO
                                                  ------------------------------
                                                  Name:  Carl Buccellato
                                                  Title: President and Chief
                                                         Executive Officer

ATTEST:

Acknowledged and agreed to with
respect to Sections 6.3 and 6.4

/s/ CARL BUCCELLATO
- --------------------------------
Carl Buccellato, Individually

Acknowledged and agreed to with
respect to Section 6.5

/s/ GARY LIPSON
- --------------------------------
Gary Lipson, Individually

EXHIBIT A


                     AGREEMENT FOR SATISFACTION OF JUDGMENT

     This agreement for satisfaction of Judgment (the "Agreement") is entered into between and amongst Accel International Corporation ("Accel), Acceleration National Insurance Company ("ANIC"), Homeowners Group, Inc. (HOMG"), and Homeowners Marketing Services, Inc. ("HMS").

                                   BACKGROUND

     A. Accel is a Delaware corporation with its principal place of business at 475 Metro Place North, Dublin, Ohio 43017.

     B. ANIC is an Ohio corporation with its principal place of business at 475 Metro Place North, Dublin, Ohio 43017.

     C. HOMG is a Delaware corporation with its principal place of business at 400 Sawgrass Corporate Parkway, Sunrise, Florida 33325-6235.

     D.   HMS is a Florida corporation and a wholly-owned sudsidiary of HOMG.

     E. On or about November 20, 1991, ANIC is filed a six-count complaint in the Court of Common Please of Franklin County, Ohio, in a case styled ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES, INC., ET AL., Case No. 91CVH11-9404. The complaint was subsequently amended to include ten counts.

     F. On or about May 3, 1995, ANIC filed a fifteen-count complaint in the Court of Common Pleas of Franklin County

Ohio, in a case styled ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES INC., ET AL., Case No. 94CVHO5-3083. The two complaints were consolidated and tried as one action commencing on November 6, 1995 (the "Litigation").

     G. On December 20, 1995, judgment was entered in favor of ANIC against HMS for the sum of $5, 156,022.00 plus interest and costs in the Litigation (the "Judgment"). Judgment was also entered in favor of Defendant HOMG.

     H. HMS has filed a notice of appeal from the Judgment initiating Case No. 96APE01-68 and Case No. 96APE1-69 in the Court of Appeals, Franklin County,
Ohio (the "Appeal"). On or about January 29, 1996, ANIC filed a conditional cross-appeal of each of HMS appeals in the Court of Appeals of Franklin County, Ohio, which cross-appeals are currently pending (the "Cross-Appeal").

     I. ANIC has initiated post judgment proceedings in Florida and elsewhere, including discovery in aid of execution. On March 13, 1996, the Circuit Court for Broward County, Florida dismissed an action by HMS which contested the domestication of the Judgment in Florida. No stay of execution of the Judgment is presently in effect.

     J. Simultaneously with ANIC's collection efforts, the parties have engaged in negotiations for a settlement of their respective claims. In this regard, HMS and HOMG have provided ANIC with some of the financial information requested by ANIC regarding HMS, HOMG, and their affiliated companies. ANIC has relied upon the accuracy of such financial information in entering into this Agreement.

     K. HOMG has applied for and currently holds the right to receive a federal income tax refund in the estimated amount of $1,277,449.00 from the Internal Revenue Service ("IRS") for the 1993 taxable year, which refund is currently being considered by the IRS (the "Refund Claim").

     L. HOMG plans to enter into an agreement and plan of merger with a purchaser pursuant to which, subject to the approval of the stockholders of HOMG, the purchaser will acquire the outstanding shares of HOMG in exchange for shares of the purchaser's stock (the "Merger Agreement").

     M. The parties to this Agreement desire to provide for the satisfaction and release of the Judgment and for the resolution of all disputes between ANIC, HOMG and HMS.

                             STATEMENT OF AGREEMENT

     In consideration of their mutual promises and covenants, the parties agree as follows:

     1. RECITALS. The foregoing recitals are true and correct and repeated herein in their entirety.

     2. CASH PAYMENT. ANIC agrees to accept the sum of $4,100,000.00 in cash in full and complete satisfaction of the Judgment on the condition such payment is received by ANIC no later than the closing of the Merger Agreement or August 31, 1996, whichever occurs first.

     3. INCOME TAX REFUND. HOMG represents and warrants that it has applied for, but has not yet received, a federal income tax refund for the years ending December 31, 1991 and 1992 in the approximate amount of $1,277,499.00 (the "Refund Claim"). HOMG agrees to collateralize the Judgment by giving ANIC a valid and enforceable security interest in the Refund Claim. The Pledge and Security Agreement which HOMG will execute simultaneously with the execution of this Agreement giving ANIC a valid and enforceable security interest in the Refund claim, is attached hereto and made a part of this Agreement as Exhibit 1. HOMG hereby warrants that it has granted no other lien or security interest against the Refund Claim and further warrants that there is no ERISA or federal tax lien against the Refund Claim. Simultaneously with the execution of this Agreement, HOMG will furnish ANIC with an opinion of counsel in a form reasonably satisfactory to ANIC that upon proper recordation of the Pledge and Security Agreement, ANIC will hold a valid and perfected lien and security interest in the Refund Claim. If the proceeds of the Refund Claim are received by ANIC prior to the closing of the Merger Agreement. ANIC agrees to accept at the closing of the Merger Agreement in full and complete satisfaction of the Judgment the balance determined by subtracting from $4,100,000.00 (plus interest, if any, pursuant to /section/8 of this Agreement) the actual cash proceeds of the Refund Claim received by ANIC. If the closing of the Merger Agreement occurs prior to ANIC receiving the proceeds of the Refund Claim, then sum of $4,100,000.00 in cash shall be paid to ANIC in full and complete satisfaction of the Judgment, and ANIC will execute such documents and instruments as may reasonably be necessary to release and relinquish its security interest against the Refund Claim. If ANIC receives the proceeds of the Refund Claim and thereafter the obligation of ANIC to accept the discounted amount of $4,100,000.00 is terminated pursuant to /section/7 of this Agreement. ANIC shall retain the proceeds of the Refund claim in partial satisfaction of the Judgment. If the obligation of ANIC to accept the discounted amount of $4,100,000.00 is terminated pursuant to /section/7 of this Agreement before ANIC receives the proceeds of the Refund Claim, the security interest shall remain in full force and effect, and ANIC will be entitled to receive the proceeds of the Refund claim in partial satisfaction of the Judgment.

     4. DISMISSAL OF APPEAL AND CROSS-APPEAL. HMS will dismiss the Appeal and ANIC will dismiss the Cross-Appeal immediately upon full execution of the Merger Agreement, provided such execution is achieved on or prior to April 30, 1996, or within the five (5) day cure period thereafter provided in /section/7(b) hereof. Upon timely execution of the Merger Agreement, HMS and ANIC shall promptly instruct their counsel to approve and to submit an agreed entry dismissing the Appeal and Cross-Appeal with prejudice in the form attached hereto as Exhibit 2.

     5. FORBEARANCE OF COLLECTION EFFORTS. Unless sooner terminated pursuant to the provisions of /section/7 of this Agreement, ANIC will not undertake prior to October 3, 1996 any act to execute on the Judgment, including the issuance on service of writs of attachment, garnishment or execution from any court, or to obtain discovery in aid of execution from any third party. ANIC shall assist HMS in avoiding compliance and/or sanctions in relation to any court order compelling an action in aid of execution.

     6. CONDITION PRECEDENT TO CLOSING OF MERGER AGREEMENT. HOMG covenants, represents, and warrants that satisfaction of the Judgment in accordance with the terms of this Agreement shall be a condition precedent to the closing of the Merger Agreement.

     7. CONTINGENCIES AND TERMINATION. The obligations of ANIC to accept the discounted amount of $4,100,000.00 in full satisfaction of the Judgment and to forebear from any and all efforts to enforce the Judgment are contingent upon the execution and closing of the Merger Agreement. Sections 2 and 5 of this Agreement shall become null, void, and of no further force or effect at the sole option of ANIC upon the occurrence of any one of the following events:

          (a) the failure of the purchaser to execute and deliver to ANIC the letter agreement attached hereto as Exhibit 3 within two (2) business days of the full execution of this agreement;

          (b) the Merger Agreement has not been fully executed on or before April 30, 1996, provided that the failure of the Merger Agreement to be executed is not cured within five (5) days;

          (c) the Merger Agreement has not been closed on or before October 31 1996;

          (d) HOMG advises ANIC or publicly announces that the proposed Merger Agreement has been abandoned, or the purchaser publicly announces that the proposed Merger Agreement has been abandoned. HOMG further agrees to directly notify ANIC within twenty-four hours should the proposed Merger agreement be abandoned by HOMG or by the purchaser for any reason;

          (e) the shareholders of HOMG fail to approve and to authorize the proposed Merger Agreement;

          (f) HOMG fails to obtain the approval of any government regulatory body or agency from which approval of the Merger Agreement is sought; or

          (g) other security interest or liens against the Refund Claim are discovered by ANIC upon its completion of a search of public records, which demonstrate breach of the warranties by HOMG set forth in /section/3 of this Agreement.

If any of the foregoing events occur and ANIC elects to terminate its agreements and commitments set forth in /section/2 and 5 of this Agreement, ANIC shall promptly notify HOMG and HMS in writing of its decision to do so.

     8. INTEREST. In the event HMS has not fully satisfied its obligation to pay $4,100,000.00 on or beforee August 31, 1996, interest on the unpaid amount shall accrue at a per annum rate of 10% starting the day after August 31, 1996.

     9. EFFECT OF TERMINATION. In the event ANIC elects in accordance with /section/7 of the Agreement to terminate ANIC's obligations to accept the discounted amount of $4,100,000.00 in full satisfaction of the Judgment and to forebear from any and all efforts to enforce the Judgment, the parties shall be in the same position they were in prior to this Agreement, except that (a) ANIC shall retain the Refund Claim as partial satisfaction of the Judgment and shall be free to enforce the remainder of the Judgment in full, and (b) if the Appeal and the Cross-Appeal have been dismissed pursuant to /section/4 of this Agreement prior to ANIC's election to terminate, such dismissals shall be final, and neither HMS nor ANIC will be entitled to seek reinstatement of those proceedings.

     10. INFORMATION REGARDING MERGER AGREEMENT TRANSACTION. Subject to the confidentiality provisions of /section/11 of this Agreement, HOMG agrees to supply ANIC with copies of the following documents in their possession and pertaining to the Merger Agreement immediately upon the finalization of each such document; the certificate of merger between HOMG and the purchaser; the proxy statement and prospectus to be sent to the stockholders of HOMG; all requests for approval of the Merger Agreement submitted to government regulatory bodies or agencies; and all responses to such requests for approval of the merger Agreement submitted to government regulatory bodies or agencies.

     11. COVENANTS PENDING CLOSING. From the date of this Agreement until the closing of the Merger Agreement or termination pursuant to the provisions of /section/7 of this Agreement, whichever first occurs, HOMG and HMS hereby covenant as hereinafter set forth;

          (a) HOMG and HMS will conduct their business and operations according to their ordinary and usual course of business. Without limiting the generality of the foregoing, HOMG and HMS will not:

               (i) create, incur or assume any indebtedness, including obligations in respect of capital leases, except as necessary or incidental to the scope and course of the usual, customary, day-to-day operation of their business;

               (ii) declare, set aside or pay a dividend or distribution, or redeem or otherwise acquire any shares of HOMG stock;

               (iii) increase in any manner the compensation of any of their directors, officers or other managerial employees, or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employee except increases occurring in the ordinary course of business in accordance with customary practices; or

               (iv) enter into any agreement, commitment or transaction including without limitation any borrowing, capital expenditure or capital financing) material to the business, operations or financial condition of HOMG or HMS, except the Merger Agreement and such other agreements, commitments or transactions as may be necessary or incidental to the ordinary course of their business operations.

     (b) Upon reasonable notice, HOMG will, on a monthly basis, (i) give ANIC and its authorized representatives reasonable access to all books, records, offices, and facilities of HOMG and its subsidiaries and affiliates, (ii) permit ANIC to make inspections thereof during normal business hours as ANIC may reasonably request, and (iii) cause their officers to furnish ANIC with such financial and operating data and other information with respect to the business of HOMG and its subsidiaries and affiliates as ANIC may from time to time reasonably request. ANIC acknowledges and agrees that any such documents or information obtained hereunder, and any non-publicly available documents provided by HOMG pursuant to /section/10 of this Agreement may contain trade secrets or other confidential or proprietary information, will maintain the originals and any copies of any such documents, and any reports or compilations derived therefrom in strictest confidence and will not utilize them, or any information derived therefrom, for any purpose whatsoever other than the completion of this Agreement and enforcement of the Judgment in the event the obligations of the ANIC under /section/5 of this Agreement are terminated. Without limiting the generality of the immediately preceding sentence. ANIC shall not utilize any information it obtains hereunder not any information derived therefrom to compete with HMS, HOMG or their affiliates.

     12. MUTUAL RELEASE. At the closing of the Merger Agreement and upon receipt by ANIC of funds totaling $4,100,000.00 plus interest, if any, payable pursuant to /section/8 of this Agreement (including any funds received in respect of the Refund Claim), ANIC, Accel, HOMG and HMS will execute and exchange a mutual release in the form attached hereto as Exhibit 4, and Accel and ANIC shall execute and deliver to HMS in the forms attached hereto as Composite Exhibit 5, Satisfaction of Judgment for each action pending in (i) the Circuit Court of Broward County, Florida, styled HOMEOWNERS MARKETING SERVICES, INC. V. ACCELERATION NATIONAL INSURANCE COMPANY, Case No. 96-001110 CACE (12) (the "Domestication Action"); and (ii) the Court of Common Pleas of Franklin County, Ohio, styled ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES, INC., ET AL, Consolidated Case Nos. 91CVG11-9404, 91CVH05-3083 (the "Ohio Action"). Simultaneously therewith, ANIC will execute and deliver to HMS in the forms attached as Composite Exhibit 6.

Stipulations to Dismiss Action with Prejudice for (i) the Ohio Action; (ii) the Domestication Action; (iii) that certain action pending in the Circuit Court of Broward County, Florida, styled ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES, INC., ET AL., Case No. 96-001152 (18); and (iv) that certain action pending in the Circuit Court of Dade County, Florida, styled ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES, INC., Case No. 96-00850 (CA) 23.

     13. ADDITIONAL REPRESENTATIONS AND WARRANTIES. ANIC, Accel,, HOMG and HMS each warrants and represents that the officer signing this Agreement on its behalf is authorized by the corporate by-laws to do so and to bind the corporation to the terms of this Agreement. By execution of this settlement Agreement, the parties represent that they have the capacity to execute this Agreement on behalf of HMS, HOMG, Accel, and ANIC, respectively. HMS and HOMG hereby warrant: (i) that they have made no assignment of their claims or causes of action against ANIC set forth in the Litigation; and (ii) that no other person has any right to or interest in them, except for their attorneys who claim only an attorney's lien in the proceeds, if any, of this settlement. ANIC and Accel hereby warrant; (i) that they have made no assignment of its claims or causes of action against HMS and HOMG set forth in the Litigation to any party except between each other; and (ii) that no other person has any right to or interest in them.

     14. PUBLICITY. No public release, announcement or other form of publicity concerning the transactions contemplated hereby shall be issued by any party prior to the full execution of this Agreement. Except as required by applicable law, rule, regulation or legal process, neither ANIC, nor HOMG, nor HMS, nor any of their respective affiliates, officers, directors, employees, agents or representatives will, without the prior consent of the other parties, make any public announcement or statement, including any press release, regarding the matters contemplated by this Agreement; provided, however, that upon full execution of the Merger Agreement HOMG and/or the purchaser may issue a press release or releases announcing the merger, along with such other matters as may be required by law or by the rules of any stock exchange or market on which the shares of HOMG or the purchaser are listed or traded. Following the dissemination of such release(s) by HOMG and/or purchaser. ANIC may issue a press release in the form attached hereto as Exhibit 7. If any other such announcement or statement is so required, the announcing party shall consult in advance with the other parties concerning the reasons for and the content of such announcement or statement.

     15. GOVERNING LAW, CONSENT TO JURISDICTION. This Agreement shall be construed according to the laws of the state of Ohio. Should any dispute arise regarding this Agreement which the parties are unable to resolve, the parties agree that the Court of Common Pleas, Franklin

County, Ohio shall have exclusive jurisdiction to adjudicate any and all such controversies.

     16. CONSTRUCTION. The parties to this Agreement have been represented by counsel in connection with the negotiations and drafting of this Agreement and any ambiguity in this Agreement shall not be construed against any party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than ANIC, HOMG and HMS and their respective subsidiaries, affiliates, legal representatives, successors and assigns, any rights or benefits under or by reason of this Agreement.

     17. ENTIRE AGREEMENT, AMENDMENT, COUNTERPARTS. The parties agree that this Agreement constitutes the entire agreement between them with regard to the matters set forth herein. This agreement supersedes any and all prior agreements or understandings between ANIC, HOMG and HMS as to the subject matter of this Agreement. This Agreement may be modified or amended only by a written document, signed by the duly authorized representatives of the parties to this Agreement, and no oral modification of the Agreement shall be effective, notwithstanding any provisions of governing law that may allow oral modification. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, all of which taken together shall constitute one and the same instrument. This Agreement shall be deemed fully executed when one or more counterparts hereof, individually or taken together, shall bear the signature of each of the parties reflected herein as signatories.

     18. NOTICES. In the event that any party to this Agreement shall be required to afford notice in writing to any other party of the occurrence or non-occurrence of any event, such notice shall be provided as follows:

     IF TO ANIC OR ACCEL:

          Thomas C. Friedberg
          Chairman and Chief Executive Officer
          (ANIC or Accel)
          475 Metro Place North
          Dublin, Ohio 43017

     WITH A COPY TO:

          James B. Savage, Esq.
          McFadden, Winner and Savage
          175 South Third Street
          Suite 210
          Columbus, Ohio  43215-5134

     IF TO HOMG OR HMS:

          Carl Buccellato
          Chairman and Chief Executive Officer
          (HOMG or HMS)
          400 Sawgrass Corporate Parkway
          Sunrise, Florida  33325-6235

     WITH A COPY TO:

          Paul Berkowitz, Esq.
          Greenberg Traurig, et al
          1221 Brickell Avenue
          Miami, Florida  33131

     IN WITNESS WHEREOF, each party has executed this Agreement by its duly authorized representative on the date set forth below

                                    ACCEL INTERNATIONAL
                                    CORPORATION

Date:  May 2, 1996                  By:  /s/ Thomas C. Friedberg
       -----------                     --------------------------
                                    Its: Chairman/President/CEO
                                       --------------------------

                                    ACCELERATION NATIONAL
                                    INSURANCE COMPANY

Date:  May 2, 1996                  By:  Thomas C. Friedberg
       -----------                     --------------------------
                                    Its: Chairman/CEO
                                       --------------------------

                                    HOMEOWNERS GROUP, INC.

Date:  May 1, 1996                  By:  /s/ Carl Buccellato
       -----------                     --------------------------
                                    Its: President/CEO
                                       --------------------------

                                    HOMEOWNERS MARKETING
                                    SERVICES, INC.

Date:  May 1, 1996                  By:  /s/ Carl Buccellato
       -----------                     --------------------------
                                    Its: President/CEO
                                       --------------------------

                 FIRST AMENDMENT TO MAY 2, 1996 AGREEMENT FOR
                            SATISFACTION OF JUDGMENT

     Accel International Corporation ("Accel"), Acceleration National Insurance Company ("ANIC"), Homeowners Group, Inc. ("HOMG"), and Homeowners Marketing Services, Inc. ("HMS") (hereinafter collectively the "Parties") are the parties to an agreement for satisfaction of Judgment effective May 2, 1996 (hereinafter the "Agreement"). The Parties now wish to change subparagraph L. of the "BACKGROUND" to the Agreement and amend the terms of the Agreement itself as follows:

     (1) The Parties delete subparagraph L. of the "BACKGROUND" to the Agreement in its entirety and substitute the following new paragraph L.:

          L. HOMG plans to enter into an agreement with a purchaser pursuant to which, subject to the approval of the stockholders of HOMG, the purchaser will either acquire the outstanding common stock of HOMG in exchange for the purchaser's stock or cash (hereinafter, for convenience, either transaction is referred to as the "Merger Agreement").

     (2) The Parties delete section 2. of the Agreement in its entirety and substitute the following new section 2.:

     ANIC agrees to accept in cash the greater of $4,100,000 or the amount equal to $4,100,000 plus an additional amount calculated by multiplying $4,100,000 times the percentage by which the per HOMG share valuation assumed in the Merger Agreement exceeds $2.20, after rounding the resulting sum up to the next $50,000 increment, in full and complete satisfaction of the Judgment on the condition such payment is received by ANIC no later than the closing of the Merger Agreement or August 31, 1996, whichever comes first. (by way of illustration, if the Merger Agreement results in a per HOMG share value of $2.35, ANIC agrees to accept $4,400,000 calculated as follows: 2.35 minus
     2.20 divided by 2.20 plus 1 times $4,100,000 equals $4,379,545.30, which is rounded up to the next $50,000 increment, $4,400,000.)

     (3) The Parties delete section 7.(a) of the Agreement in its entirety and substitute the following new section 7.(a):

          (a) the failure of the purchaser, before the execution of the Merger Agreement or May 11, 1996, whichever is earlier, to execute and deliver to ANIC the letter agreement attached hereto as Exhibit 1 if the Merger Agreement contemplates a stock exchange OR the letter agreement attached hereto as Exhibit 2 if the Merger Agreement contemplates a stock purchase for cash.

     (4) The words "the amount payable under section 2. of this Agreement" are hereby substituted for "$4,100,000" in section 3. (lines 22 and 26 on page 4 and lines 6 and 9 on page 5), section 7. (line 2), section 8. (line 2), section 9. (line 3), and in section 12. (line 3).

     (5) The words "May 7, 1996" are hereby substituted for "April 30, 1996" in section 4. (line 4) and in section 7.(b) (line 2).

     Except as modified by this amendment, the terms of the Agreement remain in full force and effect. IN WITNESS WHEREOF, each party has executed this First Amendment to the

Agreement by the duly authorized representative on the date set forth below.


                                    ACCEL INTERNATIONAL
                                    CORPORATION

Date:  May 7, 1996                  By:  /s/ Thomas C. Friedberg
       -----------                     --------------------------
                                    Its: Chairman/President/CEO
                                       --------------------------

                                    ACCELERATION NATIONAL
                                    INSURANCE COMPANY

Date:  May 7, 1996                  By:  Thomas C. Friedberg
       -----------                     --------------------------
                                    Its: Chairman/CEO
                                       --------------------------

                                    HOMEOWNERS GROUP, INC.

Date:  May 7, 1996                  By:  /s/ Carl Buccallato
       -----------                     --------------------------
                                    Its: President/CEO
                                       --------------------------

                                    HOMEOWNERS MARKETING
                                    SERVICES, INC.

Date:  May 7, 1996                  By:  /s/ Carl Buccellato
       -----------                     --------------------------
                                    Its: President/CEO
                                       --------------------------

EXHIBIT B

                       EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of December 22, 1995, by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and CARL BUCCELLATO (the "Executive").

                           WITNESSETH:

     WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, pursuant to the provisions contained in this Employment Agreement (the "Agreement");

     NOW, THEREFORE, in consideration of the premise, and the respective covenants and agreements of each of the Company and the Executive contained in this Agreement, each of the Company and the Executive agrees as follows:

                             ARTICLE I

                            EMPLOYMENT

     1.1 THE COMPANY. The Company employs the Executive and the Executive accepts such employment. Subject to the direction of the Board of Directors of the Company and the Executive Committee thereof, the Executive shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the offices of Chairman of the Board, President and Chief Executive Officer. The Executive shall devote his full business time and attention, and his best efforts, to the diligent performance of such duties.

     1.2 SUBSIDIARY CORPORATIONS. The Executive shall serve as the Chairman of the Board, President and Chief Executive Officer of each and every one of the Company's direct and indirect subsidiary corporations, including without limitation Homeowners Marketing Services, Inc., a Florida corporation ("HMS"), Homeowners Association of America, Inc., a Florida corporation ("HAA"), and HOMS Insurance Agency, Inc., a Florida corporation ("HOMS").

                                ARTICLE II

                                   TERM

         Subject to the provisions of Article VI below, the term of this Agreement shall be for a period of five years, commencing as of January l, 1996 and expiring on December 31, 2000. Unless either party shall give to the other written notice of termination on or before June 30, 2000, the term of this Agreement shall, on December 31, 2000, be extended for a period of three years, commencing as of January l, 2001 and expiring on December 31, 2003.

                                ARTICLE III

                                  SALARY

         3.1 INITIAL SALARY. In full payment for the obligations to be performed by the Executive during the term of this Agreement, the Company shall pay to the Executive a salary at an annual rate equal to the sum of (a) Three Hundred Seventy-Seven Thousand Two Hundred Eleven Dollars ($377,211) and (b) a cost of living adjustment for the 1995 calendar year determined pursuant to the provisions of that certain Employment Agreement dated as of June 1, 1992 by and between the Company and the Executive (the "Previous Agreement") (subject to applicable payroll and/or other taxes required by law to be withheld).

         3.2 ADJUSTMENT OF SALARY. As promptly as practicable after the conclusion of each of the Company's fiscal years during the term of the Executive's employment hereunder, the certified public accountants regularly retained by the Company shall determine the increase, if any, in the cost of living, using as the basis of such computation the current applicable Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). Any such increase shall be computed as follows:

          (a) The Index number in the column for Miami, Florida, entitled "all items," for the month of January shall be the "Current Index Number" and the corresponding Index number for the immediately preceding January, commencing with January 1995, shall be the "Base Index Number."

          (b) The increase in the cost of living shall be determined by dividing the Current Index Number by the Base Index Number and subtracting the integer 1 from the quotient thereof, and then multiplying the remainder by One Hundred Percent (100%) in accordance with the following formula:

  Increase         (CURRENT INDEX NUMBER
     in         =   --------------------    -   1) x 100%
 Cost of Living   Base Index Number

          (c) The percentage increase in the cost of living, multiplied by the Executive's then current salary, shall be the increase required to be determined pursuant to this Section 3.2.

          (d) If the publication of the Consumer Price Index is discontinued for any reason, then the parties shall utilize comparable statistics of the cost of living for the City of Miami, Florida, the City of Fort Lauderdale, Florida, Dade County, Florida, or Broward County, Florida, as computed and published by an agency or instrumentality of the United States of America or by a responsible financial periodical or recognized authority then to be selected by the parties.

          (e) In the absence of fraud or manifest error, any determination made by the Company's accountants pursuant to this Section 3.2 shall be conclusive and binding upon the Company and the Executive.

          (f) The Executive's then current salary shall be adjusted as of January 1 of each year, commencing as of January 1, 1997, in accordance with the provisions of this Section 3.2 and such adjustment shall remain in effect during such year.

         3.3 PAVMENT OF SALARY. Payments of salary shall be made to the Executive in installments from time to time on the same dates payments of salary are generally made to all senior management employees of the Company.

                                   ARTICLE IV

                                      BONUS

          The Executive may receive an annual bonus in an amount determined by the Board of Directors of the Company, in its discretion, if and when so determined by the Board of Directors.

                                ARTICLE V

                         CERTAIN FRINGE BENEFITS

         5.1 GENERALLY. The Executive shall be entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Section 5.1 shall be construed to obligate the Company to provide any specific benefits to its employees generally.

     5.2 VACATIONS. The Executive shall be entitled to vacation time on an annual basis in accordance with such policies as are from time to time adopted by the Company's Board of Directors with respect to its senior management employees.

     5.3 AUTOMOBILE. The Company shall provide the Executive a luxury automobile for use by the Executive in connection with the performance of his duties under this Agreement. The Executive shall be entitled to receive reimbursement for such automobile expenses as are incurred by the Executive in connection with the performance of his duties under this Agreement. Such reimbursement shall include the cost of operating the automobile, the cost of maintenance of such automobile and the cost of insurance of such automobile.

     5.4 STOCK OPTIONS. The Executive shall be entitled to participate in the Company's stock option plans as may from time to time be in effect and to receive such incentive or other stock options as may from time to time be granted to him thereunder; provided, however, that nothing contained in this
Section 5.4 shall be construed to obligate the Company, its Board of Directors or any committee of its Board of Directors to grant any incentive or other stock option whatsoever to the Executive.

     5.5 LIFE INSURANCE. The Company shall purchase and maintain in effect one or more term insurance policies on the life of the Executive in an aggregate amount of not less than One Million Dollars ($1,000,000). The beneficiary of each such policy shall be the person or persons who shall from time to time be designated in writing by the Executive to the Company. In the absence of any written designation to the contrary, the beneficiary of all such insurance policies shall be the Executive's spouse.

     5.6 INCOME TAX RETURNS AND ESTATE PLANNING. The Company shall pay for the cost of preparation of the Executive's annual federal income tax returns and for reasonable estate planning advice that the Executive receives from time to time.

     5.7 REIMBURSEMENT OF MEDICAL EXPENSES. The Company shall reimburse the Executive for the full amount of any medical, dental and optical expenses not covered under any group medical plan from time to time in effect for the benefit of Company employees generally. Such coverage shall include without limitation mental health care and treatment and other medical, dental and optical expenses not covered under the Company's health care plan now or hereafter in effect. The Company may satisfy its obligation to the Executive under this Section 5.7 by providing excess medical, dental, optical and other health care insurance coverage for the Executive's benefit.

          5.8 ANNUAL PHYSICAL EXAMINATION. To the extent not covered by any group medical plan from time to time in effect for the benefit of Company employees generally or other insurance coverage provided by the Company for the benefit of the Executive, the Company shall reimburse the Executive for the full cost of a complete annual physical examination.

          5.9 BUSINESS AND ENTERTAINMENT EXPENSES. The Company shall reimburse the Executive for all reasonable business and entertainment expenses related to the Executive's position with the Company.

                                 ARTICLE VI

                         TERMINATION OF EMPLOYMENT

          6.1 CERTAIN DEFINITIONS. The following terms shall have the following respective meanings when utilized in this Agreement:

          (a) "Bonus" shall mean, as of a given date, the most recent annual bonus awarded by the Company to the Executive.

          (b) "Cause" shall mean any action by the Executive or any inaction by the Executive which constitutes:

               (i)  fraud,    embezzlement,    misappropriation,
               dishonesty or breach of trust;

               (ii) a felony or moral turpitude;

               (iii) a material breach or violation of any or all of the covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability (as hereinafter defined);

               (iv) a willful or knowing failure or refusal by the Executive to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or Disability; or

               (v) gross negligence by the Executive in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability;

     provided, however, that if the basis for any termination of the Executive's employment by the Company as set forth in the Termination Notice (as hereinafter defined) delivered by the

     Company to the Executive is any or all of the definitions of Cause set forth in Sections 6.1(b)(iii), 6.1(b)(iv) or 6.1(b)(v) of this Agreement, then, in such event, the Executive shall have fifteen (15) days from and after the date of his receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may require more than fifteen (15) days to cure the specified action or inaction, but such plan must be reasonably satisfactory to the Company and the Executive must proceed diligently to effectuate such plan.

          (c) "Compensation" shall mean the sum of the Executive's Salary (as hereinafter defined) and Bonus.

          (d) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

          (e)  "Good Reason" shall mean:

               (i) the assignment by the Board of Directors or the Executive Committee of the Board of Directors to the Executive, without his express written consent, of duties and responsibilities which results in the Executive having less significant duties and responsibilities or exercising less significant power and authority than he had, or duties and responsibilities or power and authority not comparable to that of the level and nature which he had, immediately prior to such assignment;

               (ii) the removal of the Executive from, or a failure to reappoint the Executive to, his then current position or positions with the Company or its subsidiaries or affiliates, except (A) with the Executive's express written consent or (B) in connection with any termination of the Executive's employment by the Company as the result of the Executive's Protracted Disability (as hereinafter defined) or for Cause;

               (iii) the reduction of the Executive's Salary or the reduction of any or all of the Executive's benefits set forth in Article V above;

               (iv) the Company's failure to perform on a timely basis its obligations under this Agreement;

               (v) the Company's requiring the Executive, without his express written consent, to travel on Company business to an extent substantially greater than the Executive's business travel obligations immediately prior to such time;

               (vi) the Company's requiring the Executive, without his express written consent, to change his place of permanent residency to place outside of Broward County, Florida;

               (vii) the Company's moving its executive offices to a place outside of Broward County, Florida, without the Executive's express written consent; or

               (viii) the failure of the Company to obtain the express written assumption of, and agreement to perform on a timely basis, the Company's obligations under this Agreement by any successor to the Company as required by Article IX of this Agreement.

          (f) "Protracted Disability" shall mean any Disability which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company for a period of twelve (12) consecutive months.

          (g) "Salary" shall mean, as of a given date, the Executive's then current annual salary.

          (h) "Termination Date" shall mean a specific date not less than forty-five (45) nor more than ninety (90) days from and after the date of any Termination Notice upon which the Executive's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

          (i) "Termination Notice" shall mean a written notice which sets forth (i) the specific provision of this Agreement relied upon to terminate the Executive's employment, (ii) in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Executive's employment, and (iii) a Termination Date.

          6.2  TERMINATION OF EMPLOYMENT.

          (a) Notwithstanding the provisions of Article II hereof, this Agreement (i) shall automatically terminate upon the death of the Executive pursuant to the provisions of Section 6.3 hereof, (ii) may be terminated at any time by the Company pursuant to the provisions of Sections 6.4 or 6.5 hereof, and (iii) may be terminated at any time by the Executive pursuant to the provisions of Section 6.6 hereof.

          (b) If either the Company or the Executive shall desire to terminate the Executive's employment by the Company pursuant to any of the provisions of Sections 6.4, 6.5 or 6.6 of this Agreement, then, in such event, the party causing such termination shall provide a Termination Notice to the other party.

          (c) If this Agreement shall be terminated pursuant to any of the provisions of this Article VI, the Company shall be discharged from all of its obligations to the Executive under this Agreement upon the payment to the Executive of the amount set forth in the Section of this
   Article VI pursuant to which such termination shall occur. The Executive's sole and exclusive remedy for the termination of this Agreement, regardless of whether such termination shall be initiated by the Company or the Executive, and regardless of whether such termination shall be with or without Cause, shall be the payment by the Company to the Executive of the amount set forth in the Section of this Article VI pursuant to which such termination shall occur.

          6.3 TERMINATION UPON DEATH OF EXECUTIVE. If during the term of this Agreement the Executive shall die, then the employment of the Executive by the Company shall automatically terminate on the date of the Executive's death. In such event, not more than thirty (30) days after the date of the Executive's death, the Company shall pay to the Executive's estate or as otherwise directed by the Executive's personal representative, an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Executive's death.

          6.4  DISABILITY OF EXECUTIVE.

          (a) In the event that at any time during the term of this Agreement the Executive shall suffer any Disability, then the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive or his legal representative, as the case may be, the Executive's Compensation (subject to applicable payroll and/or other taxes required by law to be withheld) from the date that the Executive shall first suffer any such Disability to the date that the Executive's employment by the Company shall be terminated pursuant to any of the provisions of this Agreement.

          (b) In the event that the Executive shall suffer any Protracted Disability during the term of this Agreement, then the Company may terminate the Executive's employment under this Agreement. In such event, in addition to any other benefits which may have been provided by the Company to the Executive or his legal representative, as the case may be, pursuant to the provisions of Section 6.4(a) above, not later than the Termination Date specified in the Termination Notice delivered by the Company to the Executive or his legal representative, as the case may be, the Company shall pay to the Executive or as otherwise directed by the Executive's legal representative an amount in cash equal to the Executive's Compensation (subject to applicable payroll and/or taxes required by law to be withheld) determined as of the date of such Termination Notice. Subsequent to such Termination Date, the Executive or his legal representative, as the case may be, shall also be entitled to receive any benefits which may be payable under any disability insurance policy or disability plan provided to the Executive by the Company.

     6.5  TERMINATION OF EMPLOYMENT BY COMPANY.

          (a) The Company may terminate this Agreement at any time with Cause. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.

          (b) The Company may terminate this Agreement at any time without Cause. If any such termination shall occur on or before December 31, 2000, then, in such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive, in cash, an amount equal to (i) the Executive's Compensation, determined as of the date of the Termination Notice, multiplied by (ii) the greater of (A) the number of years and any portion of a year remaining in the term of this Agreement or
   (B) three (subject to applicable payroll and/or other taxes required by law to be withheld). If any such termination shall occur after December 31, 2000, then, in such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive, in cash, an amount equal to (i) the Executive's Compensation, determined as of the date of the Termination Notice, multiplied by (ii) three (subject to applicable payroll and/or other taxes required by law to be withheld).

     6.6  TERMINATION OF EMPLOYMENT BY EXECUTIVE.

          (a) The Executive may termlnate this Agreement at any time with Good Reason. If any such termination shall occur on or before December 31, 2000, then, in such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive, in cash, an amount equal to (i) the Executive's Compensation, determined as of the date of the Termination Notice, multiplied by (ii) the greater of (A) the number of years and any portion of a year remaining in the term of this Agreement or (B) three (subject to applicable payroll and/or other taxes required by law to be withheld). If any such termination shall occur after December 31, 2000, then, in such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive, in cash, an amount equal to (i) the Executive's Compensation, determined as of the date of the Termination Notice, multiplied by (ii) three (subject to applicable payroll and/or other taxes required by law to be withheld).

          (b) The Executive may terminate this Agreement at any time without Good Reason. In such event, the Company shall be obligated to continue to pay in the ordinary and normal course of its business to the Executive only his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date set forth in the Termination Notice.

                               ARTICLE VII

                        TERMINATION OF EMPLOYMENT
            SUBSEQUENT TO A CHANGE IN CONTROL OF THE COMPANY

        7.1 CHANGE IN CONTROL OF THE COMPANY DEFINED. For purposes of this
   Article VII, the term "Change in Control of the Company" shall mean any change in control of the Company of a nature which would be required to be reported (a) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) in response to
   Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the Securities and Exchange Commission; provided, however, that, without limitation, a Change in Control of the Company shall he deemed to have occurred if:

               (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange

Act), directly or indirectly, of securities of the Company (whether by merger, consolidation, reorganization or otherwise) representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

(ii) during any period of two consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

(iii) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, any subsidiary of the Company or any compensation, retirement, pension or other employee benefit plan or trust of the Company or any subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), directly or indirectly, of securities of HMS, HAA or HOMS, respectively, or any successor to HMS, HAA or HOMS, respectively (whether by merger, consolidation, reorganization or otherwise) representing a majority of the combined voting power of the then outstanding securities of HMS, HAA or HOMS, as the case may be;

(iv) the Company shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty-five percent (85%) of the combined voting power of the voting securities of the Company or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(v) HMS shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of HMS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than a majority of the combined voting power of the voting securities of HMS or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(vi) HAA shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of HAA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than a majority of the combined voting power of the voting securities of HAA or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(vii) HOMS shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of HOMS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than a majority of the combined voting power of the voting securities of HOMS or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(viii) the Company shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions;

              (ix) any of HMS, HAA or HOMS shall sell, lease, exchange, transfer, convey or otherwise dispose of all or substantially all of its respective assets, or enter into a binding agreement for the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all of its respective assets, in one transaction or in a series of related transactions;

              (x) the Company shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of the Company; or

              (xi) any of HMS, HAA or HOMS shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of any of HMS, HAA or HOMS.

          7.2  TERMINATION OF EMPLOYMENT AFTER CHANGE IN CONTROL OF COMPANY.

          (a) Notwithstanding the provisions of Articles II and VI of this Agreement, in the event that there shall occur any Change in Control of the Company and at any time subsequent to the date of any such Change in Control of the Company, either the Company shall terminate the employment of the Executive without Cause or the Executive shall terminate his employment for Good Reason, then, in any such event, the following shall occur:

              (i) Not later than the Termination Date specified in the Termination Notice delivered by the Company to the Executive, or by the Executive to the Company, as the case may be, the Company shall pay to the Executive an amount, in cash, equal to his "base amount," as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, determined as of the date of the Termination Notice, multiplied by Two and Ninety-Nine One Hundredths (2.99) (the "Change in Control Termination Amount") (subject to applicable payroll and/or other taxes required by law to be withheld); and

              (ii) Any and all stock options granted to the Executive under any stock option plan of the Company as may from time to time be in effect, which shall not by their terms have vested on or before such Termination Date, shall vest on such Termination Date.

          (b) The Change in Control Termination Amount shall be determined by the Company's regularly retained certified public accountants in consultation with the Company's regularly retained attorneys. In making such determination, the Company's regularly retained certified public accountants and attorneys shall liberally construe the provisions of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder. In the absence of fraud or manifest error, any determination made pursuant to this Section 7.2(b) shall be conclusive and binding upon the Company and the Executive.

          (c) Notwithstanding anything to the contrary set forth in Sections 7.2(a) and 7.2(b) above, the amount paid by the Company to the Executive shall be limited to the maximum amount which will not constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. This limitation shall first be applied to amounts provided pursuant to clause (ii) of Section 7.2(a) hereof (otherwise included in the calculation of a parachute payment) to the extent thereof and then to amounts provided pursuant to clause (i) of Section 7.2(a) hereof.

                                ARTICLE VIII

                    CERTAIN RESTRICTIONS ON THE EXECUTIVE

          8.1 CERTAIN RESTRICTIONS. The Executive covenants and agrees with the Company as follows:

          (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories and possessions or any other countries in which the Company as of the date of termination of this Agreement conducts its business directly or indirectly through any of its subsidiaries or affiliates (collectively, the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

          (b) He shall not, during the term of this Agreement and for a period of three years from and after the date of termination of this Agreement, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any Person, other than the Company and its subsidiaries and affiliates, which competes in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 8.1(b) shall not prevent the Executive from acquiring and owning not more than three percent (3%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

          (c) In the course of the Executive's employment by the Company, the Executive will have access to confidential or proprietary information of the Company and its subsidiaries and affiliates. The Executive shall not at any time divulge or communicate to any Person, or use to the detriment of the Company or its subsidiaries or affiliates, any such confidential or proprietary information. The term "confidential or proprietary information" shall mean information not generally available to the public, including without limitation personnel information, financial information, customer lists, supplier lists, ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of the Company and its subsidiaries and affiliates. The Executive acknowledges and agrees that all confidential or proprietary information is and shall remain the property of the Company and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in strictest confidence.

       8.2 REMEDIES. It is recognized and acknowledged by each of the Company and the Executive that a breach or violation by the Executive of any or all of his covenants and agreements contained in Section 8.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive the Company of an adequate remedy at law. Accordingly, if the Executive shall breach or violate any or all of his covenants and agreements set forth in Section 8.1 hereof, then the Company and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

      8.3 INTENT. It is the intent of the parties that the restrictions set forth in Section 8.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in
  Section 8.1 hereof shall
    be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects shall remain in full force and effect.

                                   ARTICLE IX

                            SUCCESSOR TO THE COMPANY

          The Company shall require any successor, whether direct or indirect, and whether by purchase, merger, consolidation or otherwise, to all or substantially all of the business or properties and assets of the Company, to execute and deliver to the Executive, not later than the date of the consummation of any such purchase, merger, consolidation or other transaction, a written instrument in form and in substance reasonably satisfactory to the Executive and his legal counsel pursuant to which any such successor shall agree to assume and to perform on a timely basis or to cause to be performed on a timely basis all of the Company's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of the Company to cause any such successor to execute and deliver a Successor Agreement to the Executive shall (a) constitute a breach of the provisions of this Agreement by the Company and
   (b) be deemed to constitute a termination by the Executive of his employment hereunder (as of the date upon which any such successor shall succeed to all or substantially all of the business or properties and assets of the Company) for Good Reason.

                                    ARTICLE X

                                 ATTORNEYS' FEES

          In the event that any litigation shall arise between the Company and the Executive based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                            ARTICLE XI

                     MISCELLANEOUS PROVISIONS

    11.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

    11.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:       Homeowners Group, Inc.
                         6365 Taft Street
                         Suite 2000
                         Hollywood, Florida 33084
                         Attention: Chief Financial Officer

If to the Executive:     Carl Buccellato
                         507 Palm Drive
                         Hallandale, Florida 33009

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 11.2.

    11.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter. Without limiting the generality of the immediately preceding sentence, and except as otherwise provided in Section 3.1 above, the Previous Agreement is superseded by this Agreement and shall be of no further force or effect from and after January 1, 1996.

    11.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Executive.

    11.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

        11.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as otherwise provided in Section 8.3 above, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

        11.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

        11.8  JURISDICTION AND VENUE; SERVICE OF PROCESS; WAIVER OF
    TRIAL BY JURY.

          (a) Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the Federal District Court for the Southern District of Florida or in the Circuit Court for Broward County, Florida, and each of the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation.

          (b) Each of the Company and the Executive agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 11.2 above shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Southern District of Florida or in the Circuit Court for Broward County, Florida.

          (c) In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Executive waives trial by jury.

        11.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

   11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.

                                  HOMEOWNERS GROUP, INC.

                                   By /s/ C. GREGORY MORRIS
                                      ----------------------------------
                                      C. Gregory Morris,
                                      Vice President and
                                      Chief Financial Officer


                                      /s/ CARL BUCCELLATO
                                      -----------------------------------
                                      Carl Buccellato

EXHIBIT C

                              ENGAGEMENT AGREEMENT

     THIS ENGAGEMENT AGREEMENT is entered into on December 22, 1995, by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY
D. LIPSON (the "Attorney").

                           WITNESSETH:

     WHEREAS, the Attorney has provided substantial and valuable legal services to the Company and its subsidiary corporations and affiliated entities over a period of several years;

     WHEREAS, in providing such services, the Attorney has consistently demonstrated diligence, ability, skill, expertise and efficiency, all for the benefit of the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the business of the Company and its subsidiary corporations and affiliated entities is very complex;

     WHEREAS, many of the business and contractual relationships of the Company and its subsidiary corporations and affiliated entities are novel, complex and difficult;

     WHEREAS, the Attorney is knowledgeable about the businesses in which the Company and its subsidiary corporations and affiliated entities are engaged and about the Company and its subsidiary and affiliated corporations and their respective operations, contractual relationships and affairs;

     WHEREAS, the Company desires to insure the Attorney's availability, on a continuing basis, to provide legal services to the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the Company desires to utilize a substantial portion of the Attorney's time, on a continuing basis, to provide legal services to the Company and its subsidiary corporations and affiliated entities;

     WHEREAS, the Attorney's acceptance of the engagement by the Company, on the terms desired by the Company, will undoubtedly limit engagement of the Attorney by other clients or potential clients;

     WHEREAS, a substantial portion of the services anticipated to be performed by the Attorney will be of great significance to the Company;

     WHEREAS, in the course of performing legal services for the Company, it is anticipated that substantial time demands and special requests will be made of the Attorney by the Company;

     WHEREAS, the hourly rate to be charged by the Attorney to the Company pursuant to this Engagement Agreement (the "Agreement") is substantially less than the hourly rate ordinarily charged by the Attorney to new clients;

     WHEREAS, the hourly rate to be charged by the Attorney to the Company pursuant to this Agreement is substantially less than that ordinarily charged by attorneys of comparable or similar knowledge, experience and expertise to that of the Attorney located in South Florida for legal services of a comparable or similar nature to those anticipated to be provided by the Attorney to the Company;

     WHEREAS, the Company desires to be able to predict and to plan for the payment of fees for legal services to the Attorney;

     WHEREAS, the Board of Directors of the Company has reviewed this Agreement with the advice of independent legal counsel;

     WHEREAS, the Board of Directors of the Company believes this Agreement to be reasonable in its terms;

     WHEREAS, the Board of Directors of the Company believes that the engagement of the Attorney, on the terms set forth in this Agreement, is in the best interests of the Company and its shareholders;

     NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Attorney contained in this Agreement, each of the Company and the Attorney agrees as follows:

                             ARTICLE I

                             PREMISES

     The parties acknowledge and agree that each and every one of the premises set forth above is true and correct.

                            ARTICLE II

                            ENGAGEMENT

     The Company engages the Attorney to provide legal services to the Company for a minimum of five hundred (500) hours per calendar year and the Attorney accepts such engagement. The Attorney shall make himself available to provide legal services if and when so requested by the Company.

                            ARTICLE III

                         FEES AND EXPENSES

     3.1 NONREFUNDABLE RETAINER. The Company acknowledges that, based upon the premises set forth in this Agreement, the Attorney, by his execution and delivery of this Agreement, is making a significant commitment to the Company of his time and resources for the benefit of the Company and to the detriment of the Attorney's ability to be engaged by existing clients and potential clients. As a result, and in order to induce the Attorney to enter into this Agreement and to perform his obligations hereunder, the Company shall pay to the Attorney a nonrefundable retainer equal to One Hundred Thousand Dollars ($100,000)(the "Nonrefundable Retainer"). The Company acknowledges that the Nonrefundable Retainer is reasonable and is earned by the Attorney as of the date of this Agreement, except to the extent that the Nonrefundable Retainer is forfeited by the Attorney pursuant to the provisions of Section 4.4(a) below. The Nonrefundable Retainer shall be in addition to any amount charged by the Attorney to the Company for legal services rendered by him.

     3.2 INITIAL HOURLY RATE. The Attorney shall initially charge the Company for his services on the basis of an hourly rate of Two Hundred Dollars ($200) (the "Hourly Rate"). The Attorney shall invoice the Company in increments of one-tenth of an hour.

     3.3 ADJUSTMENT OF HOURLY RATE. The Hourly Rate shall be increased as of January of each year, commencing as of January l, 1997. The amount of such increase shall be mutually determined in good faith by the Chief Executive Officer of the Company and the Attorney; provided, however, that the amount of such increase shall be not less than five percent (5%) of the Attorney's then current Hourly Rate. If the Chief Executive Officer of the Company and the Attorney are unable to come to such mutual agreement, then the Attorney may terminate this Agreement and such termination shall be deemed a termination without Cause (as such term is hereinafter defined) hereunder.

        3.4 EXPENSES. The Company shall advance to the Attorney or reimburse him for all out-of-pocket costs and expenses incurred by him on the Company's behalf. Such out-of-pocket costs and expenses may include, but are not limited to, long-distance telephone and facsimile charges, photocopy expenses, filing and recording fees, delivery charges and travel expenses. If a substantial amount is required to be paid by the Attorney to any party on the Company's behalf, the Attorney reserves the right, in his discretion, to require the Company to advance such amount to him prior to its payment by the Attorney.

        3.5 PAYMENT OF FEES AND EXPENSES. After the conclusion of each calendar month, the Attorney shall invoice the Company for legal services rendered by him at the then current Hourly Rate and for expenses incurred by him on behalf of the Company during such month. Any such invoice sent to the Company by the Attorney shall be paid in full by the Company within thirty days after its receipt thereof.

                               ARTICLE IV

                          DURATION OF AGREEMENT

        4.1 DURATION. This Agreement shall be effective as of the date hereof and shall remain in effect unless and until it is terminated by either of the Company or the Attorney pursuant to the provisions of this Agreement.

        4.2 TERMINATION BY COMPANY. The Company may terminate this Agreement and discharge the Attorney at any time, with or without cause, by the delivery of written notice to such effect to the Attorney.

        4.3 TERMINATION BY ATTORNEY. The Attorney may terminate this Agreement and withdraw from providing legal services to the Company at any time as provided by the Rules of Professional Conduct of the Rules Regulating the Florida Bar.

        4.4  PAYMENTS TO ATTORNEY UPON TERMINATION.

          (a) If the Company shall terminate this Agreement and discharge the Attorney with Cause (as such term is hereinafter defined), then simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement, and the Nonrefundable Retainer shall be deemed forfeited by the Attorney. The term "Cause" shall mean (i) the suspension or termination for any reason of the Attorney's membership in the Florida Bar;
   (ii) the Attorney's conviction of a felony; or (iii) any action or inaction on the part of the Attorney which constitutes fraud, embezzlement, misappropriation, breach of trust or moral turpitude.

          (b) If the Company shall terminate this Agreement and discharge the Attorney without Cause, or if the Attorney shall terminate this Agreement and withdraw from providing legal services to the Company, then simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, (i) all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement and (ii) the full amount of the Nonrefundable Retainer.

                                ARTICLE V

                           CLAIMS AND DISPUTES

        5.1 JURISDICTION AND VENUE. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida, and each of the parties to this Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation.

        5.2 SERVICE OF PROCESS. Each of the Company and the Attorney agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 6.2 below shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida.

        5.3 WAIVER OF TRIAL BY JURY. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Attorney waives trial by jury.

        5.4 ATTORNEYS' FEES AND EXPENSES. In the event that any litigation or other proceeding shall arise between the Company and the Attorney or involving either or both of them based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation or other proceeding shall be entitled to recover from the non-prevailing party, and shall be awarded by a court or other authority of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation or other proceeding.

         5.5 INTEREST. Any amount which is not paid by the Company to the Attorney when due hereunder shall bear simple interest from the date such payment was due to the date actually paid by the Company to the Attorney at the highest rate of interest permitted by the laws of the State of Florida.

         5.6 RETENTION OF DOCUMENTS; CHARGING LIEN. The Company understands and acknowledges that the Attorney has the right to retain any and all files, papers and other property coming into his possession in connection with his engagement by the Company until he has been paid all amounts which have become payable to him pursuant to this Agreement. The Company agrees to the imposition of a charging lien on all real and personal property that is preserved, protected or obtained by the Attorney as a result of the services provided pursuant to this Agreement for any amount which may become payable to the Attorney pursuant to the Agreement.

         5.7  REFORMATION OF AGREEMENT.

          (a) It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Florida and the Rules of Professional Conduct of the Rules Regulating the Florida Bar.

          (b) If any provision contained in this Agreement shall be adjudicated by any court or other authority of competent jurisdiction to be invalid or unenforceable, then such provision may be modified by such court or other authority so as to make it valid and enforceable, and in all other respects this Agreement shall remain in full force and effect.

                                ARTICLE VI

                         MISCELLANEOUS PROVISIONS

         6.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

     6.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:       Homeowners Group, Inc.
                         6365 Taft Street
                         Suite 2000
                         Hollywood, Florida 33084
                         Attention: President

with a copy to:          Paul Berkowitz, Esq.
                         Greenberg, Traurig
                         1221 Brickell Avenue
                         Miami, Florida 33133

If to the Attorney:      Gary D. Lipson, Esq.
                         914 Matanzas Avenue
                         Coral Gables, Florida 33146

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 6.2.

     6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Attorney with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Attorney with respect to such subject matter.

     6.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Attorney.

     6.5 BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Attorney and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

     6.6  AGENCY RELATIONSHIP.    The  relationship  between  the
Company and the Attorney shall be that of principal and agent, respectively. The Attorney shall not be deemed to be a partner, joint venturer, franchisee or employee of the Company.

     6.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     6.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

     6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.

                                   HOMEOWNERS GROUP, INC.

                                   By /s/ CARL BUCCELLATO
                                      ------------------------------
                                      Carl Buccellato,
                                      President



                                      /s/ GARY D. LIPSON
                                      ------------------------------
                                      Gary D. Lipson

                    AMENDMENT TO ENGAGEMENT AGREEMENT

         THIS AMENDMENT TO ENGAGEMENT AGREEMENT is entered into as of April 29, 1996 by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY D. LIPSON (the "Attorney");

                                   WITNESSETH:

         WHEREAS, each of the Company and the Attorney has previously entered into a certain Engagement Agreement dated December 22, 1995 (the "Engagement Agreement"), pursuant to which the Attorney provides certain services to the Company and its subsidiary and affiliated corporations;

         WHEREAS, each of the Company and the Attorney desires to amend the Engagement Agreement as is provided in this Amendment to Engagement Agreement (the "Amendment");

         WHEREAS, the Board of Directors of the Company has reviewed this Amendment with the advice of independent lega1 counsel;

         WHEREAS, the Board of Directors of the Company believes this Amendment to be reasonable in its terms;

         WHEREAS, the Board of Directors of the Company believes that the Company's entering into this Amendment is in the best interests of the Company and its shareholders;

         NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Attorney contained in this Amendment, each of the Company and the Attorney agrees as follows:

         1. AMENDMENT OF CERTAIN PROVISIONS.

            (a) Section 3.1 of the Engagement Agreement is deleted in its entirety, and shall hereafter be of no further force or effect.

            (b) Section 4.4(a) of the Engagement Agreement is deleted in its entirety, and the following Section 4.4(a) is inserted in its place:

                     "(a) If the Company shall terminate this Agreement and
                discharge the Attorney for any reason, then, simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement."

            (c) Section 4.4(b) of the Engagement Agreement is deleted in its entirety, and the following Section 4.4(b) is inserted in its place:

                      "(b) If the Attorney shall terminate this Agreement and
                withdraw from providing legal services to the Copany for any reason, then, simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement."

         2. CONSULTING AGREEMENT. Simultaneously with the execution anddelivery of this Amendment, the Company and the Attorney are entering into a Consulting Agreement in the form attached hereto as Exhibit A. If the Engagement Agreement is terminated by either of the parties for any reason, then the Consulting Agreement shall automatically, and without further action of the parties, become effective.

         3. NO OTHER MODIFICATIONS. Except as otherwise specifically set forth in this Amendment, all of the provisions of the Engagement Agreement shall remain in full force and effect, and unaffected hereby.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                              HOMEOWNERS GROUP, INC.

                                              By  /s/ CARL BUCCELLATO
                                                  ------------------------------
                                                  Carl Buccellato, President

                                              /s/ GARY D. LIPSON
                                              ----------------------------------
                                                  Gary D. Lipson

                              CONSULTING AGREEMENT

           THIS CONSULTING AGREEMENT is entered into as of April 29, 1996, by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY D. LIPSON (the "Consultant").

                                  WITNESSETH:

           WHEREAS, the Consultant has provided substantial and valuable services to the Company and its subsidiary corporations and affiliated entities over a period of several years;

           WHEREAS, in providing such services, the Consultant has consistently demonstrated diligence, ability, skill, expertise and efficiency, all for the benefit of the Company and its subsidiary corporations and affiliated entities;

           WHEREAS, the business of the Company and its subsidiary corporations and affiliated entities is very complex;

           WHEREAS, many of the business and contractual relationships of the Company and its subsidiary corporations and affiliated entities are novel, complex and difficult;

           WHEREAS, the Consultant is knowledgeable about the businesses in which the Company and its subsidiary corporations and affiliated entities are engaged and about the Company and its subsidiary and affiliated corporations and their respective operations, contractual relationships and affairs;

           WHEREAS, the Company desires to insure the Consultant's availability to provide consulting services to the Company and its subsidiary corporations and affiliated entities on a continuing basis;

           WHEREAS, the Company desires to insure that the Consultant is bound by certain restrictions as are set forth herein;

           WHEREAS, each of the Company and the Consultant has previously entered into a certain Engagement Agreement dated December 22, 1995 (the "Engagement Agreement"), pursuant to which the Consultant provides certain services to the Company and its subsidiary and affiliated corporations;

           WHEREAS, each of the Company and the Consultant has entered into an Amendment to Engagement Agreement dated as of April 29, 1996, which provides, among other things, that this Consulting Agreement (the "Agreement") shall become effective if the Engagement Agreement is terminated by either of the parties for any reason;

           WHEREAS, the Board of Directors of the Company has reviewed this Agreement with the advice of independent legal counsel;

           WHEREAS, the Board of Directors of the Company believes this Agreement to be reasonable in its terms;

           WHEREAS, the Board of Directors of the Company believes that the engagement of the Consultant, on the terms set forth in this Agreement, is in the best interests of the Company and its shareholders;

           NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Consultant contained in this Agreement, each of the Company and the Consultant agrees as follows:

                                    ARTICLE I

                                    PREMISES

           The parties acknowledge and agree that each and every one of the premises set forth above is true and correct.

                                   ARTICLE II

                             ENGAGEMENT AND SERVICES

           2.1 ENGAGEMENT. The Company engages the Consultant to provide consulting and advisory services to the Company and its management, and the Consultant accepts such engagement.

           2.2 PROVISION OF SERVICES.

           (a) During the Term (as such term is hereinafter defined), the Consultant shall consult with, and give advice to, the Company and its management if and when so requested by the Company and its management. The Company shall give the Consultant reasonable notice of where and when his consulting and advisory services are requested to be provided, and the Consultant shall utilize reasonable efforts to be available as requested.

           (b) During the Term, the Consultant shall not be required to provide services to the Company for more than sixteen hours in any calendar month. Unused hours in any calendar month shall not accumulate and shall not be usable in any subsequent calendar month.

           2.3 OTHER SERVICES. Nothing contained in this Agreement shall be deemed to prohibit the Company or any of its subsidiary or affiliated corporations from engaging the Consultant to provide legal or other services outside of the scope of this Agreement.

                                   ARTICLE III

                                TERM OF AGREEMENT

           The term of this Agreement shall be for a period of two years, commencing as of the date that the Engagement Agreement is terminated by either of the parties for any reason and continuing for a period of two years from and after the date of any such termination (the "Term").

                                   ARTICLE IV

                                FEES AND EXPENSES

           4.1 CONSULTING FEE. In consideration of the services to be rendered by the Consultant to the Company pursuant to this Agreement and in consideration of the restrictive covenants of the Consultant set forth in Section 5.1 of this Agreement, the Company shall pay to the Consultant, as a consulting fee, the amount of Two Hundred Thousand Dollars ($200,000) (the "Consulting Fee"). The Consulting Fee shall be deemed to have been earned by the Consultant immediately upon his execution and delivery of this Agreement, and payment of the Consulting Fee to the Consultant shall be the absolute and unconditional obligation of the Company.

           4.2 PAYMENT OF CONSULTING FEE. The Consulting Fee shall be paid by the Company to the Consultant in twenty-four equal installments of Eight Thousand Three Hundred Thirty-Three and Thirty-Three One Hundredths Dollars ($8,333.33) each, in advance, on the date that the Engagement Agreement is terminated by either of the parties for any reason and thereafter on the first day of each of the succeeding twenty-three calendar months during the Term.

           4.3 EXPENSES. The Company shall advance to the Consultant or reimburse him for all out-of-pocket costs and expenses incurred by him on the Company's behalf. Such out-of-pocket costs and expenses may include, but are not limited to, long-distance telephone and facsimile charges, photocopy expenses, filing and recording fees, delivery charges and travel expenses. If a substantial amount is required to be paid by the Consultant to any party on the Company's behalf, the Consultant reserves the right, in his discretion, to require the Company to advance such amount to him prior to its payment by the Consultant.

           4.4 PAYMENT OF EXPENSES. After the conclusion of each calendar month, the Consultant shall invoice the Company for expenses incurred by him on behalf of the Company during such month. Any such invoice sent to the Company by the Consultant shall be paid in full by the Company within thirty days after its receipt thereof.

           4.5 INTEREST. Any amount which is not paid by the Company to the Consultant when due hereunder shall bear simple interest from the date such payment was due to the date actually paid by the Company to the Consultant at the highest rate of interest permitted by the laws of the State of Florida.

           4.6 ACCELERATION. If the Company shall fail for any reason to make any payment to the Consultant when due, then, at the option of the Consultant, all remaining installments of the Consulting Fee shall become immediately due and payable.

                                    ARTICLE V

                     CERTAIN RESTRICTIONS ON THE CONSULTANT

           5.1 CERTAIN RESTRICTIONS. The Consultant covenants and agrees with the Company as follows:

           (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America (the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

           (b) He shall not, during the Term of this Agreement, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any Person, other than the Company and its subsidiaries and affiliates, which competes in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory; provided, however, that the provisions of this
Section 5.1 (b) shall not be construed to limit or restrict in any manner the ability of the Consultant to practice law or to represent any client. The foregoing provisions of this Section 5.1 (b) shall not prevent the

Consultant from acquiring and owning not more than three percent (3%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

           (c) In the course of the Consultant's engagement by the Company, the Consultant will have access to confidential or proprietary information of the Company and its subsidiaries and affiliates. The Consultant shall not at any time divulge or communicate to any Person, or use to the detriment of the Company or its subsidiaries or affiliates, any such confidential or proprietary information. The term "confidential or proprietary information" shall mean information not generally available to the public, including without limitation personnel information, financial information, customer lists, supplier lists, ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of the Company and its subsidiaries and affiliates. The Consultant acknowledges and agrees that all confidential or proprietary information is and shall remain the property of the Company and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in strictest confidence.

           5.2 REMEDIES. It is recognized and acknowledged by each of the Company and the Consultant that a breach or violation by the Consultant of any or all of his covenants and agreements contained in Section 5.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive the Company of an adequate remedy at law. Accordingly, if the Consultant shall breach or violate any or all of his covenants and agreements set forth in Section 5.1 hereof, then the Company and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

           5.3 INTENT. It is the intent of the parties that the restrictions set forth in Section 5.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in Section 5.1 hereof shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects shall remain in full force and effect.

                                   ARTICLE VI

                                 INDEMNIFICATION

           The Company shall indemnify and hold harmless the Consultant from, against and in respect of the full amount of any and all costs, losses, damages, claims, causes of action, lawsuits, judgements, executions, liabilities, assessments, deficiencies, taxes, penalties, interest and expenses, including without limitation any and all reasonable fees and disbursements of legal counsel, arising from, in connection with, or incident to the Consultant's retention as a consultant hereunder or the Consultant's performing consulting or advisory services hereunder, other than those resulting from the Consultant's willful misconduct or gross negligence.

                                   ARTICLE VII

                               CLAIMS AND DISPUTES

           7.1 JURISDICTION AND VENUE. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida, and each of the parties to this Agreement consents to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation.

           7.2 SERVICE OF PROCESS. Each of the Company and the Consultant agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 8.2 below shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida.

           7.3 WAIVER OF TRIAL BY JURY. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Consultant waives trial by jury.

           7.4 ATTORNEYS' FEES AND EXPENSES. In the event that any litigation shall arise between the Company and the Consultant based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

           8.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

           8.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:                        Homeowners Group, Inc.
                                          400 Sawgrass Corporate Parkway
                                          Sunrise, Florida 33325
                                          Attention: President

with a copy to:                           Paul Berkowitz, Esq.
                                          Greenberg, Traurig
                                          122l Brickell Avenue
                                          Miami, Florida 33l33

If to the Consultant:                     Gary D. Lipson
                                          914 Matanzas Avenue
                                          Coral Gables, Florida 33146

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 8.2.

           8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Consultant with respect to such subject matter.

           8.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Consultant.

           8.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Consultant and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

           8.6 INDEPENDENT CONTRACTOR STATUS. The relationship between the Company and the Consultant shall be that of an independent contractor. The Consultant shall not be deemed to be a partner, joint venturer, franchisee, employee or agent of the Company. Any consultation or advice rendered by the Consultant may be accepted or rejected, in whole or in part, by the Company and its management. The Consultant shall not have the power or authority to manage the business, affairs or operations of the Company, to execute contracts or agreements on behalf of the Company or otherwise to commit or bind the Company to any obligation.

           8.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

           8.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

           8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

           IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                           HOMEOWNERS GROUP, INC.

                                           By /s/ CARL BUCCELLLATO
                                              --------------------------
                                              Carl Buccellato, President

                                           /s/ GARY LIPSON
                                           -----------------------------
                                               Gary Lipson

                    SECOND AMENDMENT TO ENGAGEMENT AGREEMENT

         THIS SECOND AMENDMENT TO ENGAGEMENT AGREEMENT is entered into on May 14, 1996 by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY D. LIPSON (the "Attorney");

                                   WITNESSETH:

         WHEREAS, each of the Company and the Attorney has previously entered into a certain Engagement Agreement dated December 22, 1995 (the "Engagement Agreement"), a certain Amendment to Engagement Agreement dated as of April 29, 1996 (the "Amendment"), and a certain Consulting Agreement dated as of April 29, 1996 (the "Consulting Agreement");

         WHEREAS, each of the Company and the Attorney desires to modify the arrangements between them set forth in the Engagement Agreement, the Amendment and the Consulting Agreement, as is provided in this Second Amendment to Engagement Agreement (the "Second Amendment");

         WHEREAS, the Board of Directors of the Company has reviewed this second Amendment with the advice of independent legal counsel;

         WHEREAS, the Board of Directors of the Company believes this Second Amendment to be reasonable in its terms;

         WHEREAS, the Board of Directors of the Company believes that the Company's entering into this Second Amendment is in the best interests of the Company and its shareholders;

         NOW, THEREFORE, in consideration of the premises, and the respective covenants, agreements, acknowledgements and releases of each of the Company and the Attorney contained in this Second Amendment, each of the Company and the Attorney agrees as follows:

         1. TERMINATION OF CERTAIN AGREEMENTS. The Amendments and the Consulting Agreement are terminated and shall hereafter be of no force or effect.

         2. ENGAGEMENT AGREEMENT. Notwithstanding the termination of the Amendment and the Consulting Agreement pursuant to paragraph 1 above, all of the provisions of the Engagement Agreement shall remain in full force and effect and unaffected by the termination of the Amendment and the Consulting Agreement.

         3. ACKNOWLEDGEMENT. THe Attorney acknowledges that he has been paid in full for all services rendered by him and all out-of-pocket expenses incurred by him for or on behalf of the Company and its subsidiary and affiliated corporations through April 30, 1996.

         4. RELEASES.

                  (a) The Attorney remises, releases, acquits, satisfies, and forever discharges the Company and each and every one of its subsidiary and affiliated corporations, of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Attorney ever had, now has, or which any heir, executor, personal representative, legal representative, successor or assign of the Attorney hereafter can, shall or may have, against the Company or any of its subsidiary or affiliated corporations, for, upon or by reason of any manner, cause or thing whatsoever, from the beginning of time to the date of this Second Amendment, other than the covenants, agreements and obligations of the Company set forth in the Engagement Agreement.

                  (b) The Company, for itself and for each and every one of its subsidiary and affiiliated corporations, remises, releases, acqists, satisfies, and forever discharges the Attorney and his heirs, executors, personal representatives, legal representatives, successors and assigns, of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Company or any of its subsidiary or affiliated corporations ever had, now has, or which any heir, executor, personal representative, legal representative, successor or assign of any of them hereafter can, shall or may have, against the Attorney, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Second Amendment, other than the covenants, agreements and obligations of the Attorney set forth in the Engagement Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.

                                              HOMEOWNERS GROUP, INC.

                                              By: /s/ CARL BUCCELLATO
                                                  ------------------------------
                                                  Carl Buccellato, President

                                              /s/ GARY D. LIPSON
                                              ----------------------------------
                                                  Gary D. Lipson

Exhibit D

                                VOTING AGREEMENT

       In consideration of The Cross Country Group, Inc., a Nevada corporation ("CCG"), HGI Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of CCG ("Acquisition"), entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), with Homeowners Group, Inc., a Delaware corporation (the "Company"), which provides, among other things, that Acquisition, upon the terms and subject to the conditions thereof, will be merged with and into the Company (the "Merger") and each outstanding share of common stock, $.01 par value, of the Company (the "Company Common Stock") will be converted into the right to receive $2.35, each of the undersigned holders (the "Stockholders") of the shares of Company Common Stock set forth in Schedule A attached hereto opposite his name agrees with CCG as follows:

       1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the date the Merger is consummated or
(ii) the termination of the Merger Agreement in accordance with the terms thereof, each of the Stockholders hereby agrees to vote all shares of Company Common Stock which such Stockholder is entitled to vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version or versions thereof), or such other actions with respect to the Merger of the Merger Agreement, are submitted for the consideration and vote of the stockholders of the Company.

       2. During the Agreement Period, each of the Stockholders hereby agrees that he will not vote any shares of Company Common Stock in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up Company or any other extraordinary transactions contemplated by the Merger Agreement.

       3. Each of the Stockholders hereby represents and warrants that as of the date hereof such Stockholder owns beneficially all of the shares of Company Common Stock set forth opposite such Stockholder's name in Schedule A hereto and has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement.

       4. In the event the Merger is consummated, each Stockholder hereby agrees that he shall not exercise, and hereby irrevocably waives, any and all rights which such Stockholder may have to demand an appraisal by the Delaware Court of Chancery of the fair value of the shares of Company Common Stock held by him whether pursuant to Section 262 of the Delaware General Corporation Law, under any other applicable statute, under Common Law or otherwise.

       5. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

       6. This Voting Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

       7. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

       8. The parties hereto agree that the Stockholders are acting solely and exclusively in their capacity as holders of shares of Company Common Stock.

       9. This Voting Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles or conflicts of law thereof.

       10. Each of the Stockholders will, upon request, execute and deliver any additional documents deemed by CCG to be necessary or desirable to complete and effectuate the Irrevocable Proxy granted herein.

       11. This Agreement shall terminate at the Effective Time of the Merger or upon the earlier termination of the Merger Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 7th day of May, 1996.

                                       THE CROSS COUNTRY GROUP, INC.

                                       By: /s/ HOWARD WOLK
                                          -------------------------
                                               Howard Wolk

By: /s/ CARL BUCCELLATO
- ---------------------------------
         Carl Buccellato

By: /s/ MELVIN STEWART
- ---------------------------------
          Melvin Stewart

By: /s/ C. GREGORY MORRIS
- ---------------------------------
        C. Gregory Morris

By: /s/ DIANE GRUBER
- ---------------------------------
          Diane Gruber

By: /s/ GARY D. LIPSON
- ---------------------------------
         Gary D. Lipson

By: /s/ MICHAEL A. NOCERO, JR.
- ---------------------------------
      Michael A. Nocero, Jr.

                                   SCHEDULE A

     NAME                        COMMON STOCK
Carl Buccellato                     249,056
Melvin Stewart                      305,375
C. Gregory Morris                         0
Diane M. Gruber                      10,050
Gary D. Lipson                       16,000
Michael A. Nocero, Jr.              118,000

       In the event any of the individuals named above exercise any options and acquire Company Common Stock pursuant to said exercise, the shares obtained upon exercise will be deemed to be subject to the provisions of this Agreement.

EXHIBIT E


                     [Form of Greenberg, Traurig, Hoffman,
                     Lipoff, Rosen & Quentel, P.A. Opinion]

                                 [Closing Date]

Cross Country Group, Inc.
4040 Mystic Valley Parkway
Medford, MA 01255

Dear Sirs:

                                 [Introduction]

     1. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases to carry on its business as now being conducted and (iii) is qualified or licensed to do business and in good standing in every jurisdiction in which ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures, if any, to be so qualified and isn good standing, which, when taken together with all such failures, would not in the aggregate have a Material Adverse Effect on the business, condition (financial or otherwise), operations, properties, assets, liabilities of the Company and the Company Subsidiaries taken as a whole.

     2. The Company has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The agreement has been duly executed and delivered by the Company and constitutes (assuming due authorization, execution and delivery of the Agreement by the other parties thereto) a valid, enforceable and binding agreement of the Company, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                                    Very truly yours,

EXHIBIT F

                 [Form of Opinion of Lane Altman & Owens, LLP]

                                 [Closing Date]

Homeowners Group, Inc.
400 Sawgrass Corporate Parkway
Sunrise, Florida 33325

Dear Sirs:

                                 [Introduction]

     1. Each of the Parent and Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority, corporate and otherwise, to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted and
(iii) is qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction in which the ownership, operation or lease of property by it or the conduct of its business requires such qualification or licensing, except for such failures to be so qualified and in good standing, if any, which when taken together with all such other failures would not in the aggregate have a Material Adverse Effect on the business, condition (financial or otherwise), operations, properties, assets or liabilities of parent and its subsidiaries taken as a whole.

     2. Each of Parent and Sub has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by Parent and Sub and constitutes (assuming due athorization, execution and deliver of the Agreement by the Company) a valid, enforceable and binding agreement of each of Parent and Sub, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                          Very truly yours,

DISCLOSURE SCHEDULE - SECTION 4.3

Regulatory filings required for transaction approval:

STATE    ENTITY                                    REQUIREMENT
FL       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

VA       HAA of Virginia, Inc.                     Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

CA       HAA Home Protection of California, Inc.   Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

UT       HAA of Utah, Inc.                         Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

OR       HAA of Utah, Inc.                         Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

TX       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

GA       HAA of Georgia, Inc.                      Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

AZ       HAA of Arizona, Inc.                      Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

MS       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

NV       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

IA       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

NC       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

WI       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

ME       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

OH       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

CT       HAA, Inc.                                 Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

NH       HAA of Virginia, Inc.                     Filing and prior approval required under the
                                                   Insurance Holding Company System Regulatory Act

The CNA Holdback Agreement, dated as of December 1, 1993, requires prior written consent of the parties for assignment. However, the agreement is silent for mergers.

The General Agency Agreement with American International Group, Inc. terminates automatically upon the effective date of the sale, transfer or merger of the General Agent's (HOMG) business.

The Administration Agreement with New Hampshire Insurance Company, Inc. terminates automatically upon the effective date of the sale, transfer or merger of the Administrator's (HOMG) business.

The lease agreement between Homeowners Group, Inc. and CamTech Associates requires the landlord's prior written consent to assign the lessee's interest, which consent shall not be unreasonably withheld.

DISCLOSURE SCHEDULE 4.4
HOMEOWNERS GROUP, INC.
STOCK OPTIONS
- --------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE                        GRANT     GRANT     GRANT     GRANT    GRANT     GRANT     GRANT     GRANT     GRANT     GRANT
NAME                          07/15/88  04/28/89  05/25/90  10/31/90  07/25/91 07/08/92  09/23/93  10/05/93  12/15/94  12/22/95
                                $2.00     $2.00     $2.00     $2.00    $2.00     $2.00     $2.00     $3.00     $2.00     $0.75
                                                                                                                         $2.00
- --------------------------------------------------------------------------------------------------------------------------------
OUTSTANDING:
- -----------------
EMPLOYEES
- -----------------
James             Accursio                          1,500              1,500
Sharon            Anderson                  100       100
Charles           Bascue                  2,500     1,500              1,500
James             Beach           540     1,000     1,000              1,000
Lisa              Berry Phillips                      250                500                                   1,000
Carl              Buccellato                                                                                           260,000
Karen             Childress                                                                                    5,000
Robin             Cohen                                                                                        1,000
Dave              Dacon                     100       100
Brenda            Dailey        1,040     1,040       750                750
Sharon            Dailey Downey   100       100       100
Samuel            DiLorenzo                           100
Colleen           Doolin                                                                                       5,000
Todd              Ehlers                              100
Elizabeth         Flores                              100
Sylvia            Flores                              100
Marie             Garcia          100       100       100
Brenda            Gonzales        100       100       100
Maxine            Gutman                                                                                       1,000
Jacquelyn         Henry                               100
Laila             Hill            100       100       100
Marie             Ingoglia        100       100       100
Shahema           JaiJaiRam                           100
Guido             Jaramillo                           100
Gail              Johnson         100       100       100
Michael           Jones                                       5,000    2,500    30,000
Judy              Kelton          100       100       100
Eve               Kelton          100       250       250                500
Mary Ann          Linger          100       100       100
Marisa            Losardo                             100
Denise            Mangos          100       100       100
Louise            Martinez        100       100       100
Caryn             Maxwell       1,000     1,000       750                750
Joyce             Mine                      100       100
Michael           Mitcheom                                                                                    25,000
Greg              Morris                                                                  50,000    10,000
Amy               Naples          100       100       100
Trenetha (Jean)   Newton                              100
Billie            Passmore                            100
Michelle          Peiffer                             100
Wendy             Pejack                              100
Dawn              Penzetta        100       100       100
Jose              Perdomo                             100
Joseph            Proeitti                                                                                     1,000
James             Riba            100     1,000       250                250
Evan              Rothman                                                                                      5,000
Tim               Savage                                                                                       1,000
Regina D.         Smith                     100       100
Carolyn           Stoner          100       100       100
Olga              Thompson                            100
Amber             West Nugent     100       100       100
Linda             Zuelch                    100       100

                                -----     -----     -----     -----    -----    ------    ------    ------    ------   -------

TOTAL OUTSTANDING               4,100     8,650     9,550     5,000    9,250    30,000    50,000    10,000    45,000   260,000

- -----------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE                             TOTAL     TOTAL OPT        SHARES
NAME                                OPTION     EXERCISE       CURRENTLY       ADDITIONAL SHARES EXERCISABLE IN
                                    SHARES       PRICE       EXERCISABLE    1996       1997       1998       1999
- -----------------------------------------------------------------------------------------------------------------
OUTSTANDING:
- -----------------
EMPLOYEES
- -----------------
James             Accursio           3,000       6,000          3,000
Sharon            Anderson             200         400            200
Charles           Bascue             5,500      11,000          5,500
James             Beach              3,500       7,000          3,500
Lisa              Berry Phillips     1,750       3,500          1,250        500
Carl              Buccellato       260,000 *   520,000        260,000
Karen             Childress          5,000      10,000          2,500      2,500
Robin             Cohen              1,000       2,000            500        500
Dave              Dacon                200         400            200
Brenda            Dailey             3,500       7,000          3,500
Sharon            Dailey Downey        300         600            300
Samuel            DiLorenzo            100         200            100
Colleen           Doolin             5,000      10,000          2,500      2,500
Todd              Ehlers               100         200            100
Elizabeth         Flores               100         200            100
Sylvia            Flores               100         200            100
Marie             Garcia               300         600            300
Brenda            Gonzales             300         600            300
Maxine            Gutman             1,000       2,000            500        500
Jacquelyn         Henry                100         200            100
Laila             Hill                 300         600            300
Marie             Ingoglia             300         600            300
Shahema           JaiJaiRam            100         200            100
Guido             Jaramillo            100         200            100
Gail              Johnson              300         600            300
Michael           Jones             37,500      75,000         25,500      6,000      6,000
Judy              Kelton               300         600            300
Eve               Kelton             1,100       2,200          1,100
Mary Ann          Linger               300         600            300
Marisa            Losardo              100         200            100
Denise            Mangos               300         600            300
Louise            Martinez             300         600            300
Caryn             Maxwell            3,500       7,000          3,500
Joyce             Mine                 200         400            200
Michael           Mitcheom          25,000      50,000          5,000      5,000      5,000      5,000      5,000
Greg              Morris            60,000     120,000         30,000     10,000     10,000     10,000
Amy               Naples               300         600            300
Trenetha (Jean)   Newton               100         200            100
Billie            Passmore             100         200            100
Michelle          Peiffer              100         200            100
Wendy             Pejack               100         200            100
Dawn              Penzetta             300         600            300
Jose              Perdomo              100         200            100
Joseph            Proeitti           1,000       2,000            500        500
James             Riba               1,600       3,200          1,600
Evan              Rothman            5,000      10,000          2,500      2,500
Tim               Savage             1,000       2,000            500        500
Regina D.         Smith                200         400            200
Carolyn           Stoner               300         600            300
Olga              Thompson             100         200            100
Amber             West Nugent          300         600            300
Linda             Zuelch               200         400            200

                                   -------    --------        -------     ------     ------     ------     -----

TOTAL OUTSTANDING                  431,550    $863,100        359,550     31,000     21,000     15,000     5,000

  * 140,000 options granted under non-qualified option plan on December 22, 1995 and was exercisable immediately upon grant.
     120,000 options were granted under the incentive stock option plan on December 22, 1995, effective as of January 2, 1996 and was fully exercisable on the effective date.

DISCLOSURE SCHEDULE 4.4
HOMEOWNERS GROUP, INC.
STOCK OPTIONS
SUMMARY

RECONCILIATION OF TOTAL OPTIONS:

                                       OUTSTANDING  EXERCISABLE
                                       -----------  -----------

Total options, reconciliation
    Incentive Stock Option Plan          140,000      140,000
    Stock Option Plan                    291,550      219,550
                                         -------      -------
                                         431,550      359,550
                                         =======      =======

                                         -------      -------
Non-employee Director Stock Option Plan  117,500       62,500
                                         =======      =======

                              DISCLOSURE SCHEDULE
                                 SECTION 4.4

NON-EMPLOYEE DIRECTOR                                              (4/28/96)
    STOCK OPTIONS                                                   SHARES            ADDITIONAL SHARES EXERCISABLE IN
                             OPTIONS             EXERCISE PRICE   EXERCISABLE    1996      1997     1998     1999     2000
                            --------             --------------   -----------   -------------------------------------------
    LIPSON                   25,000 (1)                6.50         17,500       7,500
    GRUBER                   25,000 (1)                5.50         10,000       7,500     7,500
    NOCERO                   25,000 (1)                6.50         17,500       7,500
    STEWART                  25,000 (2)                0.75                      2,500     2,500    5,000    7,500    7,500
    WOODMAN                  17,500 (3)                6.50         17,500
                            -------                                 ------      ------    ------    -----    -----    -----
        TOTAL OUTSTANDING   117,500                                 62,500      25,000    10,000    5,000    7,500    7,500
                            =======                                 ======      ======    ======    =====    =====    =====

  (1)  Current directors; options granted between 1991 and 1993.
  (2)  Current director; options granted 12/22/95.
  (3) Director resigned 11/95, however, options for 17,500 shares were exercisable at date of resignation, and remain so until 11/7/98 (3 years following resignation)

              DISCLOSURE SCHEDULE
                  SECTION 4.5

                          DATE & STATE                                              # OF  SHARES ISSUED    # SHARES
COMPANY                   INCORPORATED       FEIN     SHAREHOLDER                       & OUTSTANDING     AUTHORIZED
- --------------------------------------------------------------------------------------------------------------------
Homeowners               07\02\80 - FL    65-0039830  HOMEOWNERS GROUP, INC.                 1,000          10,000
Marketing
Services, Inc.
Parent of
British Ventures, Inc.

Homeowners               10\27\78 - FL    59-1855827  HOMEOWNERS GROUP, INC.                   500             500
Association
of America,
Inc.
Parent of HAA
Home Protection
of California, Inc.
and HAA of
Virginia, Inc.

Homeowners               01\19\83 - FL    59-2253060  HOMEOWNERS GROUP, INC.                   500          10,000
Marketing
Services
International,
Inc.

HOMS Insurance           08/11/83 - FL    59-2388171  HOMEOWNERS GROUP, INC.                   500             500 **
Agency, Inc.

HMS Mortgage             08/05/83 -FL     59-2349385  HOMEOWNERS GROUP, INC.                   100             500
Company, Inc.

HAA of Arizona           12/22/94 - AZ    65-0560475  HOMEOWNERS GROUP, INC.                   500          10,000

HAA of Georgia           12/19/94 - GA    65-0560477  HOMEOWNERS GROUP, INC.                   500          10,000

HAA of Utah              12/19/94 - UT    65-0560473  HOMEOWNERS GROUP, INC.                   500          10,000

  **  SECURITY INTEREST IN HOMS INSURANCE AGENCY COMMON STOCK PLEDGED TO CNA AS PART OF THE PLEDGE AND SECURITY AGREEMENT
        BETWEEN HOMS INSURANCE AGENCY, INC. AND CONTINENTAL CASUALTY COMPANY, DATED DECEMBER 1, 1993.

              DISCLOSURE SCHEDULE
                  SECTION 4.5

                          DATE & STATE                                              # OF  SHARES ISSUED    # SHARES
COMPANY                   INCORPORATED       FEIN     SHAREHOLDER                       & OUTSTANDING     AUTHORIZED
- --------------------------------------------------------------------------------------------------------------------
Homeowners               10/04/84 - FL    65-0292864  HOMEOWNERS GROUP, INC.                   100          10,000
Marketing
Services
Real Estate
Corporation

HAA of                   01/30/85 - VA    59-2507367  HOMEOWNERS ASSN. OF AMERICA, INC.     50,000          50,000 PREFERRED
Virginia,                                                                                        0          50,000 COMMON
Inc.
Wholly owned by
HAA

HAA Home                 02/06/79 - CA    59-2673998  HOMEOWNERS ASSN. OF AMERICA, INC.      1,000         100,000
Protection
of California,
Inc.
Wholly owned by
HAA

HMS TEXAS,               03/10/88 - FL    65-0039829  HOMEOWNERS GROUP, INC.                   100          10,000
INC.

British                  11/7/91 - FL     65-0322118  HOMEOWNERS MARKEITNG SERVICES, INC       100          10,000
Ventures, Inc.

HAA Service              7/11/94-FL                   HOMEOWNERS GROUP, INC.                   500          10,000
Corporation

IntelliSTAR              FL General                   HOMEOWNERS MARKETING SERVICES, INC.     50% PARTNER
                         Partnership                      (Committed to funding 50% of
                                                           venture, per agreement)

                               DISCLOSURE SCHEDULE
                                  SECTION 4.10

CERMAK V. HMS - Warranty Contract #20148146 - The Plaintiff has brought suit against HMS and various other parties for alleged defects found in her home. The suit was served upon HMS on November 17, 1994 and the claim is for $1 million. Michael Richardson, Esquire is handling this case on HMS' behalf.

STATUS: The case is in the discovery stage and it is believed that the case will be settled for under $10,000. Ms. Cermak is a pro se Plaintiff and she is suing fifteen (15) other parties.

ESPINOSA ET AL. V. HAA (FORMALLY KNOWN AS MCCOY AND GONZALEZ V. HAA) - Warranty Contract #23199099 - The Plaintiffs are the seller and the buyer of a home and they have brought suit against HMS, HAA, HMS of Texas and Homeowners Group for the denial of an electric claim in the amount of $2,329.00 in Texas. The plaintiffs have requested certification of the suit as a class action. Andrew Lehrman, Esquire from Sorrell, Anderson, Lehrman, Wanner and Thomas is defending HMS in this action.

STATUS: The case is in the discovery stage. It is not believed that Plaintiff will prevail with the request for certification as a class action.

MADISON V. HMS - WARRANTY CONTRACT #22545909 - The Plaintiff has brought suit in Alabama for the denial of a warranty claim. The suit was brought on March 28, 1994 and the demand is for $125,000.00. The plaintiff never called HMS to make a claim. Jim Williams, Esquire at Sirote and Permutt is handling this matter on behalf of HMS.

STATUS: The Case is in the discovery stage.

BIRMINGHAM FIRE V. HOMS AND HOME MARKETING SERVICES - Birmingham Fire has brought suit against HOMS and Home Marketing Services for indemnification relative to their settlement of an Errors and Omissions claim in the SUN HARBOR litigation. Plaintiff is seeking payment of $200,000 plus interest, attorneys fees and costs, and additional amounts for punitive and exemplary damages. The potential range of damages being sought is not yet determinable, as discovery has not yet commenced. The suit was served upon HOMS on March 5, 1996 and is pending in California. Executive Re has denied the tender of the claim. Marshall Silberberg, Esquire at Baker, Silberberg and Keener in Irvine, California is handling this matter on behalf of HOMS.

STATUS: An Answer is being prepared. Also, settlement discussions have commenced, and a potential settlement payment of $50,000 has been discussed.

JOHNSTON AND STRASSBURG V. MITCHEOM, HMS, ASCLIC, WILLIS CORROON, AND HOMS - Plaintiffs have brought suit in California for the denial of an Errors and Omissions claim. The suit was served upon HMS on September 27, 1995 and is for $50,000 plus attorney's fees and costs and punitive damages. Dean Alper, Esquire is handling this matter on behalf of HMS.

STATUS: Motion For Summary Judgment is being prepared.

URMAN V. WONSON - Suit has been brought against Paul Wonson, an HMS of New England employee for the failure to place appropriate coverage for Garden City Homes. Suit was brought in Massachusetts on 10/2/92, in the amount of $680,000. Jack Sims, Esquire of Sims and Sims is handling this case on behalf of HMS.

HMS has won this case on Summary Judgment, however, this case has been appealed.

STATUS: Appeal brief has been filed.  We are awaiting the decision.

WILLIAM'S V. REALTY WORLD CHABOT V. HOMS AND ASLIC - Realty World Chabot has brought an action against HOMS for indemnity and insurance bad faith for a claim which was denied by ASLIC. Realty World is seeking actual damages of $5,500 and punitive damages in the sum of $500,000. The lawsuit was served upon HOMS on or about 5/10/95. This matter is being handled by Dean Alper, Esquire, who has filed a demurrer in this action.

STATUS: The trial date had been continued and Mr. Alper has advised the Company that he believes this case can be dismissed as to HMSI.

NEMO ASSOCIATES V. HMSI - In February 1996, a lawsuit was filed against the Company in the Court of Common Pleas of Bucks County, Pennsylvania, by the former franchisee of the Pennsylvania territory, alleging breach of contact, fraud and misrepresentation, and is seeking damages in the amount of $50,000, trebled, reimbursement of costs and attorney's fees, and an injunction to prevent the Company from terminating the franchise agreement. The Company believes this suit is without merit, and has filed a motion to transfer the case to Florida and a motion to dismiss the case. The suit was served upon HMSI on or about February 21, 1996.

Arthur Pressman, Esquire at Abraham, Pressman and Bauer is handling this on behalf of HMSI.

STATUS: On March 6, 1996 HMSI removed the case to the United States District Court for the Eastern District of Pennsylvania. On March 12, 1996 HMSI filed a Motion To Transfer and a Motion To Dismiss which are pending before the Court.

ACCELERATION NATIONAL INSURANCE COMPANY V. HOMEOWNERS MARKETING SERVICES, INC., ET AL - In December 1995, a verdict was rendered against Homeowners Marketing Services, Inc., in the amount of $5,156,022. See section 4.17 regarding settlement agreement.

* There are an additional thirteen (13) pending warranty lawsuits which have not been listed in this report as the same are not believed to pose a Material Adverse Effect on the business of the Company and the Company Subsidiaries taken as a whole.

                         DISCLOSURE SCHEDULE SECT 4.12

STATE                  TYPE   COMPANY                                FORM                                 DATE DUE        AMOUNT
- ----------------------------------------------------------------------------------------------------------------------------------
FLORIDA                L      Assoc to Properly
                                Manage Risk     Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      FL Inspect.       Florida Annual Report                                    May 1           $  200.00
ARIZONA                L      HAA               Business Corporation Annual Report                       April 15        $   45.00
COLORADO               L      HAA               Biennial Report                                          April 30        $  100.00
FLORIDA                L      HAA               Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      HAA               Florida Annual Statement                                 March 1              none
GEORGIA                L      HAA               BR201, Corporation Annual Registration                   April 1         $   15.00
IOWA                   L      HAA               License Fee                                              February 28        varies
IOWA                   L      HAA               Annual Report                                            March 31             none
MAINE                  L      HAA               Annual Licensing Fee                                     October 20      $1,000.00
MAINE                  L      HAA               Form MBCA-13, Annual Report                              April 1         $   60.00
MISSISSIPPI            L      HAA               License Renewal                                          March 31        $  200.00
MISSISSIPPI            L      HAA               Form A, Corporate Annual Report                          April 1         $   25.00
NEVADA                 L      HAA               Annual Report                                            February 28     $   85.00
NEVADA                 L      HAA               Insurance License Fee                                    March 1         $2,490.00
NORTH CAROLINA         L      HAA               CAR4, Annual Report                                      January 29      $   10.00
OHIO                   L      HAA               Form 7, Annual Statement of Proportion of Capital Stock  March 31        $   10.00
OHIO                   L      HAA               920-97, Report of Personal Property Business Status      April 30             none
OHIO                   L      HAA               Annual Statement                                         March 1              none
OHIO                   L      HAA               Annual Statement & License                               July 31            varies
OREGON                 L      HAA               Annual Report                                            July 13         $  220.00
TEXAS                  L      HAA               Annual Report                                            April 1         $3,500.00
WISCONSIN              L      HAA               Foreign Corporation Annual Report                        March 31        $   50.00
WISCONSIN              L      HAA               Annual Statement & License                               March 1            varies
WISCONSIN              L      HAA               License Fee                                              March 31        $   25.00
FLORIDA                L      HAA Service       Annual License Fee                                       March 1         $  200.00
ARIZONA                L      HAAAZ             Business Corporation Annual Report                       April 15        $   45.00
ARIZONA                L      HAAAZ             Service License Fee                                      March 31        $  255.00
CALIFORNIA             L      HAAC              Department of Insurance Filing Fee                       April 1            varies
GEORGIA                L      HAAGA             Annual Registration                                      April 1         $   15.00
OREGON                 L      HAAOR             Annual Report                                            March 22        $   30.00
OREGON                 L      HAAUT             Insurance Report                                         April 1            varies
UTAH                   L      HAAUT             Annual Report                                            March 31             none
NEW HAMPSHIRE          L      HAAV              Annual Report                                            April 1         $  100.00
NEW HAMPSHIRE          L      HAAV              License Renewal                                          June 15         $  100.00
VIRGINIA               L      HAAV              Annual Registration Fee                                  April 1         $  335.00
VIRGINIA               L      HAAV              Annual Report                                            March 1              none
VIRGINIA               L      HAAV              License Tax                                              4/15, 6/15,
                                                                                                         9/15, 12/15
VIRGINIA               L      HAAV              Year End Premium License Tax Report                      March 1            varies
DELAWARE               L      HGI               Annual Franchise Tax Report                              March 1            varies
FLORIDA                L      HGI               Florida Annual Report                                    May 1           $  200.00
WEST VIRGINIA          L      HGI               Renewal Application for Registration Certificate         July 1          $   15.00
ALABAMA                L      HMS               Corporation Annual Report                                March 15           varies
ARIZONA                L      HMS               Business Corporation Annual Report                       April 15        $   45.00
ARKANSAS               L      HMS               Franchise Tax Report                                     June 1             varies
CALIFORNIA             L      HMS               Statement by Foreign Corporation                         November 30     $    5.00
CALIFORNIA             L      HMS               Officer's Certificate-Foreign Corporation                                     none
DELAWARE               L      HMS               Foreign Annual Report                                    June 30         $   50.00
DISTRICT OF COLUMBIA   L      HMS               Arena Fee Return                                         June 15            varies
DISTRICT OF COLUMBIA   L      HMS               Annual Report for Corporations                           April 15        $  100.00
FLORIDA                L      HMS               Florida Annual Report                                    May 1           $  200.00
HAWAII                 L      HMS               Foreign Corporation Annual Report                        June 30         $  115.00
IDAHO                  L      HMS               Corporation Annual Report                                November 30          none
INDIANA                L      HMS               Annual Report of Business Corporation                    November 30     $   15.00
KANSAS                 L      HMS               Corporate Annual Report                                  April 15           varies
KENTUCKY               L      HMS               Annual Report                                            June 30         $   15.00
LOUISIANA              L      HMS               Foreign Corporation Annual Report                        July 31         $   25.00

                         DISCLOSURE SCHEDULE SECT 4.12

STATE                  TYPE   COMPANY                                FORM                                 DATE DUE        AMOUNT
- ----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS          L      HMS               Foreign Corporation Annual Report                        March 15        $   85.00
MICHIGAN               L      HMS               Annual Report                                            May 15          $   55.00
MINNESOTA              L      HMS               Annual Registration By Foreign Corporation               May 15          $   60.00
MISSOURI               L      HMS               Annual Registration Report                               April 15        $   45.00
MONTANA                L      HMS               Annual Corporation Report                                April 15        $   10.00
NEW JERSEY             L      HMS               Annual Report Filing Form                                December 31     $   40.00
NEW MEXICO             L      HMS               Biennial Profit Corporate Report                         March 15        $   25.00
NORTH DAKOTA           L      HMS               Foreign Corporation Annual Report                        April 1         $   25.00
OHIO                   L      HMS               920-97, Report of Personal Property Business Status      April 30             none
OHIO                   L      HMS               Form 7, Annual Statement of Proportion of Capital Stock  March 31        $   10.00
OKLAHOMA               L      HMS               Annual Franchise Tax Return                              July 1             varies
RHODE ISLAND           L      HMS               Annual Report                                            March 1         $   50.00
SOUTH DAKOTA           L      HMS               Annual Report                                            June 30         $   10.00
TENNESSEE              L      HMS               Corporation Annual Report                                April 1         $   20.00
UTAH                   L      HMS               Profit Corporation Annual Report                         September 30    $   15.00
VERMONT                L      HMS               Corporation Annual Report                                March 15        $  100.00
WASHINGTON             L      HMS               Corporate Annual Report/License Renewal                  December 31     $   59.00
WEST VIRGINIA          L      HMS               Renewal Application for Registration Certificate         July 1          $   15.00
WEST VIRGINIA          L      HMS               Corporate License Tax Return                             July 1          $  200.00
WYOMING                L      HMS               Annual Profit Report                                     June 1          $   25.00
FLORIDA                L      HMS Purchasing    Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      HMS Real Estate   Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      HMS Real Estate   Business & Professional Regulation License Renewal       September 30    $   75.00
FLORIDA                L      HMS Real Estate   Mtg Brokerage Business License Renewal                   August 31       $  300.00
FLORIDA                L      HMS So Fla Ltd    Limited Partnership Annual Report                        December 31     $  191.00
FLORIDA                L      HMS Warranty      Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      HMSI              Florida Annual Report                                    May 1           $  200.00
INDIANA                L      HMSI              Annual Report of Business Corporation                    October 30      $   15.00
FLORIDA                L      HMSMtg            Florida Annual Report                                    May 1           $  200.00
FLORIDA                L      HMSTX             Florida Annual Report                                    May 1           $  200.00
TEXAS                  L      HMSTX             Texas Annual Franchise Tax                               May 15               none
ARIZONA                L      HOMS              Business Corporation Annual Report                       April 15        $   45.00
CALIFORNIA             L      HOMS              Statement by Foreign Corporation                         November 30     $    5.00
FLORIDA                L      HOMS              Florida Annual Report                                    May 1           $  200.00
ILLINOIS               L      HOMS              Foreign Corporation Annual Report                        December 31        varies
MISSOURI               L      HOMS              Annual Registration Report                               April 15        $   45.00
SOUTH DAKOTA           L      HOMS              Annual Report                                            April 30        $   10.00
SOUTH DAKOTA           L      HOMS              Application for Insurance License                                        $   50.00
WASHINGTON             L      HOMS              Master License Service                                   May 30          $   84.00
WASHINGTON             L      HOMS              Corporate Annual Report/License Renewal                  April 15        $   59.00
WYOMING                L      HOMS              Annual Profit Report                                     June 1          $   25.00
IOWA                   F      HAA               Annual Report                                            March 31             none
MAINE                  F      HAA               Annual Statement                                         March 31             none
MISSISSIPPI            F      HAA               Premium Tax Return                                       4/20, 7/20,
                                                                                                         10/20, 2/20        varies
MISSISSIPPI            F      HAA               Annual Statement                                         March 1              none
NEVADA                 F      HAA               Annual Financial Statement                               March 1              none
NEVADA                 F      HAA               Published Statement
NEVADA                 F      HAA               Quarterly Premium Tax Return                             3/31, 6/30,
                                                                                                         9/30, 12/31        varies
NEVADA                 F      HAA               Annual Premium Tax Return                                March 1            varies
OHIO                   F      HAA               Statement of Premium                                     March 1,
                                                                                                         October 31         varies
OHIO                   F      HAA               Premium Tax Return                                       March 1            varies
OREGON                 F      HAA               Premium Tax Return                                       April 1            varies
TEXAS                  F      HAA               Semi Annual Report                                       February 15          none
WISCONSIN              F      HAA               Warranty Plan                                            March 31             none
WISCONSIN              F      HAA               Use Tax Report                                                                none
ARIZONA                F      HAAAZ             Annual Financial Statement & Certificate Renewal Appt.   March 31             none
CALIFORNIA             F      HAAC              SO-200, Statement of Domestic Stock                      February 28     $    5.00

                         DISCLOSURE SCHEDULE SECT 4.12

STATE                  TYPE   COMPANY                                FORM                                 DATE DUE        AMOUNT
- ----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA             F      HAAC              Prepayment Return of Premium Tax                         6/15, 9/15,
                                                                                                         12/15              varies
CALIFORNIA             F      HAAC              Publication
CALIFORNIA             F      HAAC              Statement by Domestic Stock Corporation                  February 28     $    5.00
CALIFORNIA             F      HAAC              Quarterly Statement on Condition of Affairs              Quarterly          varies
CALIFORNIA             F      HAAC              Valuation of Securities                                  April 3            varies
CALIFORNIA             F      HAAC              Securities Transaction Request
GEORGIA                F      HAAGA             Quarterly Premium Tax Return                             3/20, 6/20,
                                                                                                         9/20, 12/20        varies
GEORGIA                F      HAAGA             Annual Premium Tax Return                                March 1            varies
GEORGIA                F      HAAGA             Local Premium Tax Return                                 August 1           varies
GEORGIA                F      HAAGA             Published Statement
UTAH                   F      HAAUT             Premium Tax Return                                       March 31           varies
NEW HAMPSHIRE          F      HAAV              Premium Tax Return                                       March 1
VIRGINIA               F      HAAV              Maintenance Assessment Report                            March 1              none
DELAWARE               F      HGI               Quarterly Franchise Tax Return                           6/1, 9/1, 12/1     varies
FLORIDA                F      HGI               Annual Report of Property Presumed Abandoned             November 1           none
FLORIDA                F      HGI               DR405, Florida Tangible Return                           April 1            varies
FLORIDA                F      HGI & subs        DR601, Florida Intangible Return                         June 30            varies
FLORIDA                F      HMS               DR-15, Sales & Use Tax Return                            20 of the month    varies
MARYLAND               F      HMS               Personal Property Return                                 April 15        $  100.00
MASSACHUSETTS          F      HMS               Tax Disclosure Report                                    June 30              none
CALIFORNIA             F      HMS N.CA          571-L, Business Property Statement                       April 1              none
MARYLAND               F      HMS Purchasing    Premium Tax Report                                       March 15           varies
WEST VIRGINIA          F      HMS Purchasing    Premium Tax Return
NEW HAMPSHIRE          F                        Annual Statement                                         March 31             none

LEGEND:
F = Other Filings
L = Licenses

All payments, approvals, authorizations, consents, licenses and registrations set forth in this disclosure schedule section 4.12 generally have been validly filed and will continue to be validly filed with the appropriate state agency on or before the due dates referred to in this schedule.

DISCLOSURE SCHEDULE 4.13

HOMEOWNERS GROUP, INC - SCHEDULE OF AFFILIATES/AGREEMENT EXPIRATIONS/TERRITORIES

RAYJOE, INC. d/b/a                                      O&A MARKETING SERVICES OF THE WEST, INC.
HMS OF ALABAMA AND NW FLORIDA                           d/b/a HMS OF KANSAS, MISSOURI. OKLAHOMA
RAY ABRELL                                              DR. MICHAEL NOCERO/DR. KIM CARVASALE/DR. VIC GAMICCI
781 Springlake Drive                                    Managed by CHARLES BASCUE
P.O. Box 7, Destin,FL  32541                            c/o HMS TEXAS
904/837-9287                                            5177 Richmond Avenue, Suite 1050
AL Ofc: 334/277-6459                                    Houston, TX  77056
Wats:  800/476-1705                                     713/622-3605
Fax:  904/837-2544                                      Wats:  800/879-2828
TERMINATION DATE - JUNE 30, 1998                        Fax:  713/622-1732
                                                        TERMINATION DATE - OCTOBER 31, 1995  *
SOUTHWEST MARKETING SERVICES, INC. d/b/a                  *  CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT
HMS OF THE SOUTHWEST (AZ/NM)                                    AGREEMENT EXTENDED TO AUGUST 31, 1996
BECKY MERCER/DR. MICHAEL NOCERO
Administrative offices -                                LUTHY ENTERPRISES, INC. d/b/a
400 Sawgrass Corporate Parkway                          HMS OF LOUISIANA
Sunrise, FL  33325                                      VAL AND SHARI LUTHY
954/845-9100                                            8221 Summa Avenue, #C
800/327-9787                                            Baton Rouge, LA  70809
TERMINATION DATE - JULY 12, 1998                        504/769-9739
                                                        LA Wats:  800/523-7628
BROKERS SERCVICES, INC.  d/b/a                          TERMINATION DATE - JUNE 28, 1998
HMS OF ARKANSAS
BILL BROTHERS                                           ERIE MARKETING SERVICES, INC. d/b/a
American Home Life Bldg.                                HMS OF MICHIGAN
1920 N. Main Street                                     DPD ENTERPRISES, INC. d/b/a
N. Little Rock, AR  72114                               HMS OF OHIO
501/758-2252                                            DAN DELAHUNT
Fax 501/758-2479                                        143 E. Water Street
TERMINATION DATE - OCTOBER 31, 1995  *                  Sandusky, OH  44870
  *  CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT         419/626-8202
        AGREEMENT EXTENDED TO SEPTEMBER 15, 1996        OH Wats:  800/521-8264
                                                        MI Wats:  800/523-7732
REAL ESTATE MARKETING SERVICES, INC.                    Fax:  419/626-0669
d/b/a HMS OF THE MIDATLANTIC STATES                     TERMINATION DATE (MI) - NOVEMBER 8, 1998
    (MD/VA/WV/DC/DE)                                    TERMINATION DATE (OH) - AUGUST 5, 1998
MICKEY NOCERA/ALAN PYLES
8300 Arlington Blvd. #B-2                               RE BROKER SERVICES, INC. d/b/a
Fairfax, VA  22031                                      HMS OF MINNESOTA/WISCONSIN
703/876-0100                                            BILL ROSE
Wats:  800/843-4663                                     6119 Habitat Court
Fax:  703/876-0749                                      Edina, MN  55436
TERMINATION DATE - OCTOBER 31, 1995  *                  612/935-9306
  *  CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT         MN Wats:  800/397-1700
        AGREEMENT EXTENDED TO JUNE 6, 1996              Fax:  612/935-0254
                                                        TERMINATION DATE - OCTOBER 31, 1995 * *
                                                          CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT
                                                                AGREEMENT EXTENDED TO SEPTEMBER 30, 1996

CAROL EDWARDS d/b/a HMS OF NEVADA
CAROL EDWARDS
3690 East Desert Inn Rd.
Las Vegas, NV  89121
702/435-0735
Fax:  702/458-7076
TERMINATION DATE - JULY 19, 1999

BUCCEL ENTERPRISES, INC. d/b/a
HMS OF THE NORTHEAST (NY/NJ)
RICHARD BUCCELLATO/DIANE GRUBER
The Courts of Red Bank
130 Maple Avenue, #6-C
Red Bank, NJ  07701
908-842-6460
NY Wats:  800-257-7234
Fax:  908/758-1744
TERMINATION DATE - APRIL 30, 2006

PHREE ENTERPRISES, INC. d/b/a
HMS OF THE CAROLINAS (NC/SC)
PHILMAR, INC. d/b/a
HMS OF KENTUCKY
JOHN PHILLIPS/CHUCK MARTIN
2707-C Hwy 21 Business
Fort Mill, SC  29715
803-553-2570
TERMINATION DATE (NC/SC)- OCTOBER 31, 1995  *
TERMINATION DATE (KY) - OCTOBER 31, 1995  *
  *  CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT
        AGREEMENT EXTENDED TO SEPTEMBER 15, 1996

CURT HODGSON d/b/a
HMS OF WYOMING AND MONTANA
CURT HODGSON
5239 Highland Drive
Salt Lake City, UT 84117
801/277-3226
Wats:  800/766-4467
Fax:  801/27-0926
TERMINATION DATE - AUGUST 24, 1999

DISCLOSURE SCHEDULE 4.13

HOMEOWNERS GROUP, INC - SCHEDULE OF AFFILIATES/AGREEMENT EXPIRATIONS/TERRITORIES

SALES, MARKETING & DEVELOPMENT, INC.                    MARKETING SERVICES OF MISSISSIPPI, INC.
d/b/a HMS OF GEORGIA                                    d/b/a HMS OF MISSISSIPPI
DAVID W. AND MARTHA SHERMAN                             CHRISTINE PERRY
P.O. Drawer 849                                         204 Sagewood Cove
Baldwin, GA  30511 (all mail)                           Ridgeland, MS  39157
1200 Smoke Rise Drive                                   601/856-5531
Baldwin, GA  30511 (UPS)                                TERMINATION DATE - NOVEMBER 8, 1998
706/776-7789
GA Wats:  800/749-6644                                  DARYL FARNSWORTH, CURT HODGSON
Fax:  706/776-6824                                      and CAROL EDWARDS  d/b/a
TERMINATION DATE - AUGUST 17, 1998                      HMS OF UTAH
                                                        CURT HODGSON
KNP ASSOCIATES, INC.  d/b/a                             5239 Highland Drive
HMS OF ILLINOIS                                         Salt Lake City, UT 84117
MICKEY NOCERA/CARL KNIGHTEN                             801/277-3226
525 W. Old N.W. Hwy. #203                               Wats:  800/766-4467
Barrington, IL  60010                                   Fax:  801/27-0926
847/382-8500                                            TERMINATION DATE - AUGUST 24, 1999
IL Wats 800/747-8500
Fax:  708/382-0088
TERMINATION DATE - OCTOBER 31, 1995  *
  *  CONTRACT NEGOTIATIONS IN PROGRESS; CURRENT
        AGREEMENT EXTENDED TO JUNE 6, 1996

ENCORE MARKETING ENTERPRISES, INC.
d/b/a HMS OF RHODE ISLAND, CONNECTICUT
MAPLE AVENUE ENTERPRISES, INC.
d/b/a HMS OF MAINE, MASSACHUSETTS,
    NEW HAMPSHIRE VERMONT
DIANE & RONALD GRUBER
The Courts of Red Bank
130 Maple Avenue, #6-C
Red Bank, NJ  07701
908/842-6460
NY Wats:  800/257-7234
Fax:  908/758-1744
TERMINATION DATES - APRIL 30, 2006

CEP, INC.  d/b/a HMS OF TENNESSEE
DAN PIERCE
5123 Paddock Village Ct.
Suite B-21
Brentwood, TN  37027
615/377-0645 (#638)
TN Wats:  800-456-5799
Fax:  615-377-9683
TERMINATION DATE - AUGUST 11, 1999

DISCLOSURE SCHEDULE 4.13

HOMEOWNERS GROUP, INC - SCHEDULE OF AFFILIATES/AGREEMENT EXPIRATIONS/TERRITORIES

The following franchisees were audited during 1995, and certain defaults under the terms of the franchise agreements were noted, and are being resolved along with contract negotiations:

    HMS of the MidAtlantic States
    HMS of Illinois
    HMS of the Carolinas
    HMS of Kentucky
    HMS of Minnesota/Wisconsin

The following franchisee was audited during 1995, and the franchise agreement was terminated due to certain defaults. HMS began operating in this territory in February 1996

    HMS of Pennsylvania

HMS has entered into management agreements under which it manages the sales and servicing in the field, and also performs certain administrative functions, including accounting and reporting.

    HMS of the Southwest
    HMS of Kansas/Missouri/Oklahoma

HMSI has entered into an option agreement with Maple Avenue Enterprises, Inc., whereby Maple has the option to acquire the exclusive license to operate as an HMSI affiliate in the state of Florida, at any time prior to April 30, 2006. In addition, if HMSI receives a bona fide third party offer for the exclusive license for the Florida territory, prior to Maple's exercise of its option, HMSI must notify Maple in writing, and Maple will have 10 days from receipt of notice to either exercise its option or forfeit the option. HMSI, in its sole discretion will determine the purchase price of the Florida territory. Prior to the effective date of the merger agreement, this option agreement will be canceled, at no cost to the Company, and the franchisee will acknowledge in writing that it has no such rights in connection with this option agreement.

HMSI has entered into an option agreement with Maple Avenue Enterprises, Inc., whereby Maple has the option to acquire the exclusive license to operate as an HMSI affiliate in the state of Pennsylvania, at any time prior to April 30, 2006. In addition, if HMSI receives a bona fide third party offer for the exclusive license for the Pennsylvania territory, prior to Maple's exercise of its option, HMSI must notify Maple in writing, and Maple will have 10 days from receipt of notice to either exercise its option or forfeit the option. The option price for the Pennsylvania territory is $175,000. HMSI may, at any time within 1 year of Maple's exercise of this option, reacquire the exclusive license in the Pennsylvania territory, for an amount equal to the $175,000 plus 15%, conditioned upon HMSI's offer to purchase from Maple the affiliate rights in the states of Maine, Massachusetts, New Hampshire and Vermont at a price and on terms acceptable to Maple. Prior to the effective date of the merger agreement, this option agreement will be canceled, at no cost to the Company, and the franchisee will acknowledge in writing that it has no such rights in connection with this option agreement.

In addition to the aforementioned option agreements, Maple Avenue Enterprises, Inc., Encore Marketing Services, Inc. and Bucell Enterprises, Inc. had entered into Affiliation Agreement Amendments, dated as of April 26, 1996, whereby the termination dates of such agreements were extended to April 30, 2006. Prior to the effective date of the merger agreement, these Amendments to the Affiliation Agreements will be canceled, and each franchisee will acknowledge in writing that it has no further rights in connection with such amendments.

                       DISCLOSURE SCHEDULE - SECTION 4.18

U.S. SERVICE MARK REGISTRATION OWNED BY HOMG
- --------------------------------------------

                MARK                  REQ. NO.       REQ. DATE
                ----                  --------       ---------
1.   HOMEOWNERS ASSOCIATION           1,435,895       04/07/87
       OF AMERICA

2.   HOMEOWNERS MARKETING             1,435,894       04/07/87
       SERVICES
3.   ONE YEAR WARRANTY and            1,442,428       06/09/87
       Roof Design
4.   FOUR YEAR WARRANTY NEW           1,446,776       07/07/87
       CONSTRUCTION and Roof
       Design

5.   REFNET                           1,495,351       07/05/88
6.   HMS and Roof Design              1,506,242       09/27/88
7.   HAA and Roof Design              1,514,847       11/29/88
8.   HMS BUYPHONE                     1,589,510       03/27/90
9.   HOMEOWNERS GROUP                 1,591,185       04/10/90
10.  HOMEOWNERS GROUP                 1,591,186       04/10/90
       and Roof Design
11.  MASTERPLAN                       1,660,416       10/08/91
12.  HMS BUYERTRACK                   1,685,812       05/05/92
13.  HMS SELLERTRACK                  1,688,463       05/19/92
14.  HIGH-POWERED REAL ESTATE         1,691,481       06/09/92
       INFORMATION FOR BETTER
       BUSINESS PERFORMANCE
15.  HMS RISK MANAGEMENT              1,699,930       07/07/92
       SYSTEM

16.  HAA ONE YEAR WARRANTY            1,705,962       08/04/92
       and Roof Design

                MARK                  REQ. NO.       REQ. DATE
                ----                  --------       ---------
17.  HMSI and Roof Design             1,712,079       09/01/92

18.  HMS ONE YEAR WARRANTY            1,718,687       09/22/92
       and Roof Design

19.  HMS NETWORKING and               1,725,552       10/20/92
       Design
20.  HMS NETWORKING                   1,727,484       10/27/92

21.  HOME MARKETING SERVICES          1,745,372       01/05/93
      (Supplemental Register)
22.  HAA in Roof Design               1,780,574       07/06/93
23.  HMS in Roof Design               1,780,575       07/06/93
24.  THE POWER OF MEMBERSHIP          1,784,393       07/27/93
25.  HOMEOWNERS GOLD KEY CLUB         1,790,609       08/31/93

26.  INSPECTNET                       1,836,409       05/10/94

27.  HMS REFNET                       1,880,019       02/21/95

28.  HOMEWORK 800                     1,897,083       05/30/95

29.  HAA MEMBER-PAK                   1,915,319       08/29/95
30.  BUYERPAK                         1,922,361       09/26/95
31.  HAA and Roof Design              1,929,161       10/24/95
32.  HAA                              1,929,162       10/24/95
33.  HOMEOWNERS ASSOCIATION           1,962,690       03/19/96
       OF AMERICA

                MARK                  REQ. NO.       REQ. DATE
                ----                  --------       ---------
OTHER - LICENSED
    1. PEOPLESOFT SOFTWARE
       Modifications -
       Significant to the
       Business

OTHER - OWNED

    2. EXPIRATION LIST -Pledged to
       CNA, as part of the Pledge
       and Security Agreement
       between HOMS Insurance
       Agency, Inc. and Continental
       Casualty Company dated as of
       Decemebr 1, 1993.

                               DISCLOSURE SCHEDULE
                                  SECTION 4.19

4.19(B)(I)
- ----------
Extensions for federal and state income tax returns for 1995 were filed on March 15, 1996. This practice of filing extensions is consistent with prior years.

4.19(B)(V)
- ----------
The Company has requested extensions for the filing of federal and state income tax returns for 1995 which practice is consistent with prior years. These returns have not been completed and thus not filed.

4.19(B)(VI)
- -----------
Waiver form 872 was executed with respect to the 1992 tax return which extended the statute of limitations to June 30, 1997.

4.19(B)(VII)
- ------------
The statute of limitations for corporate income tax returns are open for 1992, 1993, 1994 and 1995 plus 1991 to the extent of the refund claim. There are various open years for state returns shown on the attached schedule as to which the Company knows of no deficiencies. The returns are subject to applicable statutes of limitations for those states.

4.19(B)(VIII)
- -------------
The tax return for the year ended December 31, 1993 resulted in a refund request (received) in the amount of $2,247,851 and the tax return for the year ended December 31, 1994 resulted in a refund request (not yet received) in the amount of $1,277,449. Although not formally notified of audit by the Internal Revenue Service, IRC Section 6405(a) dictates that no income tax refund in excess of $1,000,000 shall be made until after expiration of 30 days from the date upon which a report giving the name of the taxpayer to whom the refund is to be made, the amount of such refund and a summary of the facts and the decision of the Secretary, is submitted to the Joint Committee on Taxation. If the Joint Committee has any questions or advises the Service that it does not approve the proposed refund, the case is sent back to the Service, and further investigation is made (i.e., a possible audit). As the refund request for December 31, 1994 has not yet been received, there is the possibility that the 1994, as well as 1993, tax years may be selected for audit, due to the large refunds requested.

4.19(B)(IX)
- -----------
A power of attorney was issued to Deloitte & Touche with respect to the Form 1139 and Form 1120, as it relates to the Form 1139, requesting a refund from the 1994 tax return relating to 1993 and 1994 losses incurred and carried back to 1991 and 1992.

4.19(B)(XI)
- -----------
Although the Company and its subsidiaries currently have no formalized, written tax sharing agreement in place, the Company allocates tax expenses to its subsidiaries, in accordance with the subsidiary's proportion of taxable income, relative to the consolidated group's taxable income. The Commonwealth of Virginia has requested that HAA of Virginia, Inc. execute a formal tax sharing agreement with the Company. Consequently, the Company currently plans to document in writing the informal federal tax sharing arrangement that rules in the absence of a formal agreement, which calls for tax liabilities/benefits to be shared in proportion to the taxable income generated by each subsidiary of the consolidated group.

                               DISCLOSURE SCHEDULE
                                  SECTION 4.19

STATE                                   RETURNS OPEN FOR ASSESSMENT
- --------------------------------------------------------------------------------
ALABAMA                                 1992, 1993, 1994, 1995

ARIZONA**                               1991, 1992, 1993, 1994, 1995

ARKANSAS                                1992, 1993, 1994, 1995

CALIFORNIA                              1991, 1992, 1993, 1994, 1995

COLORADO                                1991, 1992, 1993, 1994, 1995

CONNECTICUT                             1992, 1993, 1994, 1995

DELAWARE                                1992, 1993, 1994, 1995

DISTRICT OF COLUMBIA                    1992, 1993, 1994, 1995

FLORIDA                                 1994, 1995

GEORGIA                                 1992, 1993, 1994, 1995

HAWAII                                  1992, 1993, 1994, 1995

IDAHO                                   1992, 1993, 1994, 1995

ILLINOIS                                1992, 1993, 1994, 1995

INDIANA**                               1992, 1993, 1994, 1995

IOWA                                    1992, 1993, 1994, 1995

KANSAS                                  1992, 1993, 1994, 1995

KENTUCKY                                1991, 1992, 1993, 1994, 1995

LOUISIANA                               1992, 1993, 1994, 1995

MAINE                                   1992, 1993, 1994, 1995

MARYLAND                                1992, 1993, 1994, 1995

MASSACHUSETTS                           1992, 1993, 1994, 1995

MICHIGAN                                1991, 1992, 1993, 1994, 1995

MINNESOTA                               1992, 1993, 1994, 1995

MISSISSIPPI                             1992, 1993, 1994, 1995

MISSOURI                                1992, 1993, 1994, 1995

MONTANA**                               1990, 1991, 1992, 1993, 1994, 1995

NEBRASKA**                              1992, 1993, 1994, 1995

NEVADA                                  N/A

NEW HAMPSHIRE                           1992, 1993, 1994, 1995

NEW JERSEY*                             1990, 1991, 1992, 1993, 1994, 1995

NEW MEXICO                              1992, 1993, 1994 1995

NEW YORK                                1993, 1994, 1995

NORTH CAROLINA                          1992, 1993, 1994, 1995

NORTH DAKOTA**                          1989, 1990, 1991, 1992, 1993, 1994, 1995

OHIO                                    1992, 1993, 1994, 1995

OKLAHOMA                                1992, 1993, 1994, 1995

OREGON                                  1992, 1993, 1994, 1995

PENNSYLVANIA                            1994, 1995

RHODE ISLAND                            1992, 1993, 1994, 1995

SOUTH CAROLINA                          1992, 1993, 1994, 1995

SOUTH DAKOTA                            N/A

TENNESSEE                               1991, 1992, 1993, 1994, 1995

TEXAS                                   1991, 1992, 1993, 1994, 1995

UTAH**                                  1992, 1993, 1994, 1995

VERMONT                                 1993, 1994, 1995

VIRGINIA                                1992, 1993, 1994, 1995

WASHINGTON                              N/A

WEST VIRGINIA                           1992, 1993, 1994, 1995

WISCONSIN                               1991, 1992, 1993, 1994, 1995

WYOMING                                 N/A

*  YEARS 1990-1994 CURRENTLY UNDER AUDIT.
** AGREEMENT BETWEEN TAXPAYER AND INTERNAL REVENUE SERVICE TO EXTEND FEDERAL
   STATUTE EXTENDS STATE AS WELL.

DISCLOSURE SCHEDULE 4.20

The following agreements are in effect with respect to the Errors & Omissions insurance program offered by the Company to its membership:

/bullet/ Novation agreement, dated as of December 1, 1993, by and among Birmingham Fire Insurance Company of the State of Pennsylvania, POMG Insurance Company, Ltd. and Continental Casualty Company.

/bullet/ Real Estate Errors & Omissions Program Administration and Holdback
         Fund Agreement, dated as of December 1, 1993, between Continental Casualty Company, Homeowners Group, Inc. and POMG Insurance Company, Ltd. Under the Holdback Fund Agreement, the Company has an obligation to CNA in the amount of $3,601,513, as of December 31, 1995. The Company makes payments against this obligation through reductions in the commission it earns on the premiums generated under the program. Accordingly, the Company has agreed to meet certain premium volume quotas, on an annualized basis, with scheduled minimum repayments. Additionally, there is a specified minimum premium volume which must be attained. If E&O premiums fall below the specified minimum premium volume, CNA may review the program, give the Company an opportunity to address the issue and then, at its option, may stop the program and take ownership of the Company's expiration list. If, on an annual basis, premium volume falls below the premium volume quota, but is above the specified minimum premium volume, a cash payment equal to 5% of the difference between the actual premium volume and premium volume quota must be made to CNA, to be applied against the obligation to CNA. In 1995, the premium volume quota was $20 million, and the specified minimum premium volume was $15 million. The premium volume written was $12 million, below both the premium volume quota and the specified minimum premium volume. However, in March 1996, the Company and CNA entered into an amendment of the agreement, modifying the specified minimum premium volume levels to $12 million in 1995, $13 million in 1996, $15 million in 1997 and $20 million thereafter. If, on an annual basis, premium volume falls below the premium volume quotas of $17 million in 1995, $18 million in 1996, and $20 million for each year thereafter, but is above the specified minimum premium volume, a cash payment equal to 5% of the difference between the actual premium volume and the premium volume quota must be made to CNA, to be applied against the obligation to CNA.

/bullet/ Pledge and Security Agreement (Expiration List), between HOMS Insurance
         Agency, Inc. and Continental Casualty Company.

/bullet/ Pledge and Security Agreement (Tax Refund), between Homeowners Group,
         Inc. and Continental Casualty Company.

/bullet/ Stock Pledge Agreement (security interest in the common stock of HOMS
         Insurance Agency, Inc.), between Homeowners Group, Inc. and Continental Casualty Company.

The Company is a party to the following insurance/reinsurance agreements:

/bullet/ Sphere Drake reinsurance proposal - in connection with the Real Estate
         Errors and Omissions Program Administration and Holdback Fund and Agreement dated as of December 1, 1993, the Company has guaranteed the validity of the reinsurance contract, but does not assume credit risk for non-collection. While Sphere Drake has not indicated that they believe the contract to be invalid, they have not yet agreed to pay any amounts under the coverage afforded, even though the program losses have penetrated the coverage levels.

In the normal course of business, the Company also has the following insurance coverages:

DESCRIPTION                                                POLICY NUMBER          INSURANCE COMPANY
- -----------                                                -------------          -----------------
/bullet/ D&O Insurance                                     445-95-15          National Union Fire

/bullet/ Professional Liability:                           243-27-81          American Internat'l Specialty Lines
         Insurance Agents & Brokers

/bullet/ Property coverage: building                       3MF 767 111-01     Kemper National
         and personal property

/bullet/ Inland Marine: accounts receivable,               3MF 767 111-01     Kemper National
         business electronic equipment, valuable
         papers and records and scheduled property

/bullet/ General Liability                                 3MG 767 111-01     Kemper National

/bullet/ Automobile Coverage                               3MG 767 111-01     Kemper National

/bullet/ Workers Compensation - all except TX              3BA 052 608-00     Kemper Insurance Group
           Texas only                                      3BA 052 656-01     Kemper Insurance Group

/bullet/ Umbrella Policy                                   UMB9-87-37-71-00   Great American

DISCLOSURE SCHEDULE 4.22

     Transactions with Affiliates are disclosed as follows:

         Mr. Stewart's previous employment agreement was terminated by mutual agreement effective December 31, 1994. Mr. Stewart has agreed to provide consulting services upon the request of the Company through November 30, 1996. Under the severance arrangement, Mr. Stewart received a payment of $50,000 on January 5, 1995 and currently receives payments of $15,922 per month, through November 30, 1996. Ownership of the automobile previously used by Mr. Stewart was transferred to him. He also receives the medical benefits previously provided under his employment agreement. He has agreed not to compete with the Company through January, 1998 and relinquished all stock options held by him.

         Homeowners Marketing Services International, Inc. ("HMSI"), a wholly-owned subsidiary of the Company, is party to a franchise agreement with Southwest Marketing Services, Inc. ("SMS"), a corporation owned 25% by Michael A. Nocero, Jr., M.D., granting such corporation the exclusive right to market HMS products and services and enroll Member-Brokers in Arizona and New Mexico. In 1995, the Company paid $421,939 to SMS. The terms and provisions of this franchise agreement are comparable to those entered into with non-affiliated third parties.

         Broker Marketing Services of Texas, Inc. ("BMST"), a corporation owned 100% by Dr. Nocero and HMS Texas, Inc., a wholly-owned subsidiary of the Company, have entered into a partnership agreement for the operation of the Texas territory. Pursuant to the terms of this partnership agreement, HMS Texas, Inc. and BMST are each entitled to 45% of the profits and cash distributions from the partnership, with a third-party manager entitled to the remaining 10%. The partnership agreement names HMS Texas, Inc. as managing partner with sole authority to make all major operational decisions and provides for restrictions on transferability and rights of first refusal with respect to interests in the partnership. In 1995, distributions of $60,463 were paid to BMST.

         HMS has also entered into a home inspection agreement with Arizona Inspection Services, Inc. ("AIS"), a corporation owned 12.525% by Dr. Nocero. The agreement authorizes AIS to perform home inspections in the State of Arizona in connection with the issuance of HMS warranty plans. In 1995, the Company paid $780 in inspection fees to AIS. The terms and provisions of this home inspection agreement are comparable to those entered into with non-affiliated third parties.

         HMSI is also party to a franchise agreement with O & A Marketing Services of the West, Inc. ("O&A"), a corporation owned 20% by Dr. Nocero, granting such corporation the exclusive right to market HMS products and services and enroll Member-Brokers in Kansas, Missouri and Oklahoma. In 1995, the Company paid $645,287 to O&A. The terms and provisions of this franchise agreement are comparable to those entered into with non-affiliated third parties.

         Homeowners Marketing Services, Inc. ("HMS"), a wholly owned subsidiary of the Company, has entered into a partnership agreement with Professional Forum Enterprises, Inc. ("PFE"), a corporation 80% owned by Michael A. Nocero, Jr., M.D., to market Internet access and related products and services to real estate professionals. Pursuant to the partnerships agreement, HMS and PFE share in the partnership profits or losses at the rate of 50% each, and both HMS and PFE are obligated to make joint contributions to fund the partnership operations. During 1995, HMS contributed $110,000 towards the joint funding of the partnership, and purchased $59,239 in computer equipment on behalf of the partnership.

         In 1995, the Company paid approximately $103,180 in fees and reimbursable expenses for consulting services rendered by Gary D. Lipson, which fees and expenses the Company believes are more favorable to the Company than those which would have been paid to an unrelated party.

         On December 22, 1995, the Company and Mr. Lipson entered into an Engagement Agreement pursuant to which Mr. Lipson agreed to make himself available to provide legal services on behalf of the Company and its subsidiaries for a minimum of five hundred hours per year at an hourly rate of $200. Upon his execution of the Engagement Agreement, Mr. Lipson became entitled to a non-refundable retainer of $100,000. The Company has the right to terminate the Engagement Agreement at any time. If the Company terminates the Engagement Agreement without cause (as such term is defined in the Agreement), then the Company is obligated to immediately pay the non-refundable retainer to Mr. Lipson.

         On April 29, 1996, the Company and Mr. Lipson entered into an Amendment to Engagement Agreement. Pursuant to the Amendment to Engagement Agreement, Mr. Lipson voluntarily gave up his right to the non-refundable retainer and the Company and Mr. Lipson entered into a separate Consulting Agreement. The Consulting Agreement becomes effective if and when the Engagement Agreement is terminated for any reason by either of the parties. Pursuant to the Consulting Agreement, Mr. Lipson has agreed to make himself available to provide consulting services to the Company and its subsidiaries, for a period of twenty four months from and after the date of termination of the Engagement Agreement in consideration of a monthly fee of $8,333.33 for the term of the Consulting Agreement. On May 6, 1996, the Engagement Agreement was terminated, and the Consulting Agreement became effective. Prior to the effective date of the merger agreement, the Consulting Agreement will be terminated according to section 6.5 of the merger agreement.

         HMSI is also party to a franchise agreement with HMS of the Northeast ("Northeast") of which Diane M. Gruber is Executive Vice President. Northeast has the exclusive right to market HMS products and services and enroll Member-Brokers in New Jersey and New York. In 1995, the Company paid $466,521 to Northeast. HMSI has also entered into an agreement with a firm that is the Company's franchisee for Rhode Island and Connecticut ("HMSRIC") of which Diane Gruber, with her spouse, owns 100% of the stock. This firm has the exclusive right to market HMS products and services and enroll Member-Brokers in Rhode Island and Connecticut. In connection with the purchase of these territories, HMSRIC owes HMSI $13,004, under a promissory note issued at the time of purchase. In 1995, the Company paid $32,325 to HMSRIC. The terms and provisions of the franchise agreements with Northeast and HMSRIC are comparable to those entered into with non-affiliated third parties. In connection with the franchise operations, these two firms have purchased computer equipment through HMS, and currently owe $7,224 and $1,885 under promissory notes issued to HMS.

         HMSI has also entered into an agreement with a firm ("Maple") that is the Company's franchisee for Massachusetts, Maine, Vermont and New Hampshire of which Diane Gruber, with her spouse, owns 50% of the stock. Maple has the exclusive right to market HMS products and services and enroll Member-Brokers in Massachusetts, Maine, Vermont and New Hampshire. In connection with this arrangement, Maple owes HMSI $68,574 under a promissory note issued at the time of purchase of the franchised territory. In 1995, the Company paid $129,865 to Maple. The terms and provisions of the franchise agreements with Maple are generally comparable to those entered into with non-affiliated third parties. Maple has an option to purchase the franchise rights to the state of Florida, the option price of which is determinable by the Company. Maple also has an option to purchase the franchise rights to the state of Pennsylvania for $175,000. In addition to these options, if HMSI receives a bona fide third party offer for either territory prior to Maple's exercise of its options, HMSI must notify Maple in writing, and Maple will have 10 days from receipt of such notice to either exercise its option or forfeit the option. HMSI may reacquire the Pennsylvania territory, within 1 year of the sale to Maple, for the amount of $175,000 plus 15%, subject to reacquiring the franchise rights for Maine, Massachusetts, New Hampshire and Vermont, at a price and on terms acceptable to Maple. Prior to the effective date of the merger agreement, these option agreements will be canceled, at no cost to the Company, and the franchisee will acknowledge in writing that it has no further rights under the previously issued option agreements.

         In addition to the aforementioned option agreements, Maple, Encore Marketing Services, Inc., which is also owned by Diane Gruber, with her spouse, and Buccell Enterprises, Inc., which is owned by Richard Buccellato and managed by Diane Gruber, had entered into Affiliate Amendment Agreements, dated as of April 26, 1996, whereby the termination dates of such agreements were extended to April 30, 2006. Prior to the effective date of the merger agreement, these Amendments to the Affiliation agreements will be canceled, at no cost to the Company, and each franchisee will acknowledge in writing that it has no further rights in connection with such amendments.

     INDEMNIFICATION AGREEMENTS

     The following current and former directors have executed indemnification agreements with the Company:

     RICHARD ABEDON

     CARL BUCCELLATO

     MICHAEL A. NOCERO, JR. M.D.

     J. HANLEY SAYERS, JR.

     JERRY CAMPORA

     DIANE M. GRUBER

     GARY D. LIPSON

     MELVIN STEWART

     DEAN S. WOODMAN

DISCLOSURE SCHEDULE 4.23

EMPLOYEE BENEFIT PLANS

Section 125 Cafeteria plan - allows pre-tax deductions of employee contributions for health/dental insurance.

BENEFIT                                      COMPANY                 POLICY #
- -------                                      -------                 --------
Medical insurance program                    Prudential              57408

Dental insurance program                     CIGNA                   2192691

AD&D insurance program                       Prudential              57408

Short term disability plan                   HMS-self insured        n/a

Long term disability plan                    Prudential              57408

Medical Executive Reimbursement Plan:        Lincoln National Life   G40000-2587
- - self insurance for services/benefits       Insurance Company
  not covered in basic plan.

Executive Life; Carl Buccellato              Transamerica Occidental 41034317
Life insurance; Melvin Stewart               Life Insurance Company  41034363
under contract terms (through November 1996)

Company sponsored 401-k plan,                Northwestern National   GA-51026-2
which includes a Company match of 15%        Life
of the first 5% of employee contributions

Incentive stock option plan/Non-qualified stock option plan/Non-employee Directors stock option plan

Manager's incentive bonus plan (excludes CEO/CFO)

Auto allowance for sales personnel, executives and certain office staff who use personal auto for business purposes

Paid vacation plan, which allows 2 weeks per full year of service, from the second through fourth years of service; three weeks of vacation in the fifth year through the ninth year of service; four weeks of vacation in the tenth through nineteenth year of service and five weeks of vacation in the twentieth year of service and beyond. Employees hired in the first quarter of the year are eligible for two weeks of vacation; new hires in the second quarter are eligible for one week of vacation in the year of hire. New hires after July 31 are not eligible for vacation in the year of hire. Unused vacation is generally lost if not taken, unless approval is obtained in advance from the employee's supervisor.

Personal holidays are granted at two per year, which are lost if not taken.

Sick pay is accrued at the rate of 0.5 days per month of service.

Bereavement leave is available at three to five days, depending on the relationship of the deceased to the employee.

Overtime pay, for non-exempt employees is paid at the rate of 1.5 times the normal hourly rate, for hours worked in excess of forty per week. Vacation time, sick time, or other time off is not considered hours worked for such calculation.

Severance policy followed by the company is to provide two weeks severance pay for each year of service, in addition to any accrued but unused vacation pay.

Employment contracts - Carl Buccellato (filed with 10-K), Mike Jones, Greg Morris, Caryn Maxwell (all call for a minimum of six months and a maximum of twelve months ("the severance period") of severance pay upon termination. Actual length of the Severance Period determined at the discretion of the Chief Executive Officer; sample filed with 1993 10-K). Employment contract with Tom Green, the former owner of the Pacific Northwest territory as part of the acquisition of the territory, for a three year term, beginning March 1996.

     DISCLOSURE SCHEDULE SECTION 4.25

     The Company has entered into certain leases in the ordinary course of business, related to personal property, including computer and telephone equipment. Relative to these leases, the leased property is subject to a security interest by the lessor, as noted in UCC filings. In addition, Acceleration National Insurance Company has a lien on the Federal tax refund due the Company, to satisfy the December 13, 1995 judgment against HMS, a wholly owned subsidiary of the Company.

     The following lessors have UCC filings on record:

     AT&T Credit Corporation - Conversant telephone equipment

     Amplicon, Inc. - Computer hardware

     The CIT Group, Inc. - Computer hardware

     PeopleSoft Credit Corporation - PeopleSoft license agreement and Software

     Acceleration National Insurance Company, Inc. - lien on Federal tax refund

DISCLOSURE SCHEDULE  4.26
LEASED OFFICE SPACE

                                          EXPIRATION     CURRENT
                                           DATE OF       ANNUAL
                                             BASE         LEASE
PROPERTY                                  LEASE TERM     AMOUNT
- -------------------------------------------------------------------
400 SAWGRASS CORP PKWY                    12/31/2005       $390,827

New England - Cummings                    8/31/2000          10,800

Northern Cal - Desco II                   12/31/2000         37,944

Texas - Keppel Houston Group               5/31/98           26,009

DISCLOSURE SCHEDULE 4.27
OTHER MATERIAL CONTRACTS WITH
ANNUAL PAYMENTS IN EXCESS OF $50,000 PER YEAR

                                                                              ANNUAL
PARTY                                    DESCRIPTION                          AMOUNT
- ------------------------------------------------------------------------------------
ONE STOP CONSULTING                      CONSUMER REACH                      $60,000
ONE STOP CONSULTING                      NETWORKING MAGAZINE                  85,000
MEL STEWART                              CONSULTING                          104,454
HMS RISK MANAGEMENT ADVISORY CENTER      RISK MANAGEMENT SERVICES             60,000
HMS MANAGED LEGAL CARE                   RISK MANAGEMENT SERVICES             72,000
AT&T                                     TELEPHONE SERVICE - TARIFF          600,000 - minimum annual commitment

OTHER AGREEMENTS WHICH COULD RESULT IN PAYMENTS IN EXCESS OF $50,000:

PARTY                                    DESCRIPTION
- --------------------------------------------------------------------------------
A+ STRATEGIC ALLIANCES                   Marketing agreement; fees based on warranty production
INTERCOUNTY MORTGAGE                     Marketing agreement; fees based on warranty production
VISBY MARKETING GROUP                    Marketing agreement; fees based on warranty production THE
PERSONAL MARKETING COMPANY               Product marketing and fulfilment; fees based on program/unit volume
INNOVATIVE MARKETING TECHNOLOGIES        Product storage, assembly and fulfilment: fees based on volume
ARTHUR ANDERSEN & COMPANY                Fees on system project based on support provided
COMPUTER TASK GROUP                      Support of current systems to further the system project

OTHER AGREEMENTS WHICH COULD RESULT
IN RECEIPTS IN EXCESS OF $50,000:

PARTY                                    DESCRIPTION
- --------------------------------------------------------------------------------
AMERICAN BANKERS INSURANCE CO.           Sponsorship agreement; earnings contingent upon volume
BEFORE YOU MOVE                          Sponsorship agreement; earnings contingent upon volume
BRINKS HOME SECURITY                     Sponsorship agreement; earnings contingent upon volume
COUNTRYWIDE FINANCIAL CORP               Sponsorship agreement; earnings contingent upon volume
MARYLAND INSURANCE                       Sponsorship agreement; earnings contingent upon volume

OTHER AGREEMENTS (PREVIOUSLY DISCLOSED)
WHICH COULD RESULT IN PAYMENTS IN
EXCESS OF $50,000:

PARTY                                    DESCRIPTION
- --------------------------------------------------------------------------------
FRANCHISEES                              Franchise agreements - see Disclosure Schedule 4.13
AFFILIATES                               Various agreements - see Disclosure Schedule 4.22
VARIOUS BENEFIT PROVIDERS/EMPLOYEES      Employee benefit plans/Contracts - See Disclosure Schedule 4.23

DISCLOSURE SCHEDULE 4.28

MATERIAL DISPUTES, DISAGREEMENTS WITH OR IMPENDING LOSS OF
CUSTOMERS, EMPLOYEES, SUPPLIERS, LANDLORDS, LICENSEES

NAME                                     RELATIONSHIP
- -----------------------------------------------------
HMS of the MidAtlantic States            Franchisee
HMS of Illinois                          Franchisee
HMS of Minnesota/Wisconsin               Franchisee
HMS of the Carolinas                     Franchisee
HMS of Kentucky                          Franchisee

    Pursuant to the terms of the franchise agreements, each of the above named franchisees have been audited, and certain deficiencies noted under which the franchisees were in default of certain terms of the franchisee agreements.

                      Disclosure Schedules -- Schedule 7.1

     Sidney D. Wolk
     Nathan T. Wolk
     Howard L. Wolk
     Jeffrey C. Wolk
     Thomas Graham

                       DISCLOSURE SCHEDULE -- SECTION 9.9

1.  Cancel Affiliation Agreement Amendments dated April 26, 1996 with:

    a. Buccell Enterprises, Inc. - regarding New Jersey and New York
    b. Maple Avenue Enterprises, Inc. - regarding Maine, Massachusetts, Vermont and New Hampshire.
    c. Encore Marketing Services, Inc. - regarding Connecticut and Rhode Island

2. Cancel Option Agreement dated April 26, 1996 with Maple Avenue Enterprises, Inc. regarding State of Florida as amended by Option Agreement Amendment dated April 26, 1996.

3. Cancel Option Agreement dated April 26, 1996 with Maple Avenue Enterprises, Inc. regarding State of Pennsylvania.

4. Amend Homeowners Marketing Services, Inc. International Affiliation Agreements, dated June 21, 1993 with Buccell Enterprises, Inc. regarding States of New Jersey and New York to provide for expiration date of June 21, 1998.

5. Amend Homeowners Marketing Services, Inc. International, Inc. Affiliation Agreements dated June 21, 1993 with Encore Marketing Enterprises, Inc. regarding States of Connecticut and Rhode Island to provide for expiration date of June 21, 1998.

6.  Terminate Severance Agreement with Michael Jones dated January 22, 1996.